UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             File No. 333-76511
                        PRE-EFFECTIVE AMENDMENT NO. 3

                                  FORM SB-2
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                       CHINA PREMIUM FOOD CORPORATION
               ----------------------------------------------
           (Name of Small Business Issuer in its Amended Charter)

            Delaware                  2026            62-1681831
-------------------------------    ----------    -------------------
(State or other jurisdiction of    SIC Number     (I.R.S. Employer
incorporation or organization)                   Identification No.)

     11300 US Highway 1, Suite 202, North Palm Beach, Florida 33408 USA
     ------------------------------------------------------------------
                  (Address of principal executive offices)

                  Telephone number:          (561) 625-1411
                                             --------------

                           Susan Lurvey, Secretary
                       China Premium Food Corporation
                        11300 US Highway 1, Suite 202
                         North Palm Beach, FL 33408
                               (561) 625-1411
          (Name, address and telephone number of agent for service)

                                 Copies To:
                         Roy D. Toulan, Jr., Esquire
                             Stibel & Toulan LLP
                              183 State Street
                         Boston, Massachusetts 02109
                               (617) 523-6000
                                _____________

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE


Title of each                                           Proposed        Proposed
class of           Number of                            maximum         maximum
securities         Securities                           offering        aggregate       Amount of
to be              to be            Dollar amount       price           offer           registration
registered         registered       to be registered    per unit (3)    price (2)(3)    fee
-------------      ----------       ----------------    ------------    ------------    ------------

Common Stock,      12,250,000 (2)   $12,250,000         $1.00           $12,250,000     $3,336
$.001 par value
per share (1)

<F1>  Common Stock issued upon conversion of Series D Convertible Preferred
      Stock, dividends payable in connection therewith, and the exercise of Warrants issued in connection therewith. The issue of Series D Convertible Preferred Stock took place pursuant to a Subscription Agreement, dated March 9, 1999.

<F2>  Pursuant to Rule 416 under the Securities Act of 1933, also includes an indeterminate number of additional shares of Common Stock that may become issuable to prevent dilution resulting from stock splits, stock dividends and conversion price or exercise price adjustments.

<F3>  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

        (ii)


===========================================================================
The information in this prospectus is not complete and may be changed. These securities may not be sold by the selling shareholders until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
===========================================================================

                   SUBJECT TO COMPLETION, DATED  ___, 2001

                                 PROSPECTUS

                               [COMPANY LOGO]


                      ---------------------------------
                            THE RESALE BY CERTAIN
                           SELLING SHAREHOLDERS OF
                      12,250,000 SHARES OF COMMON STOCK
                      ---------------------------------

This prospectus relates to the public offering, which is not being underwritten, for the resale of up to 12,250,000 shares of our common stock by the selling stockholders identified in this prospectus.

The prices at which the selling stockholders may resell the shares will be determined by the prevailing market prices for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

Our common stock is quoted on the OTC Bulletin Board under the symbol "CHPF." On January 31, 2001, the last sale price for our common stock as reported on the OTC Bulletin Board was $ 0.5938 per share.

Investing in the common stock involves risks. See "Risk Factors" beginning page 5

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense

                 The date of this Prospectus is     , 2001.

                              TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                          4
  The Company                                                               4
  The Offering                                                              4

RISK FACTORS                                                                5
  We have a limited operating history and revenues                          5
  We are not profitable and we will have a need for additional financing    5
  We may need to sell equity for financing at below market prices           6
  Future Sales of common stock could depress the market price               6
  Our large percentage of tradable shares may depress the market
   for our stock                                                            6
  There exist potential risks of low priced "penny" stock                   7
  We depend upon key personnel                                              7
  We have limited ability to compete effectively in China                   8
  We do not control our distribution channels                               8
  Risks associated with doing business in China                             8

SELLING SHAREHOLDERS                                                        9

PLAN OF DISTRIBUTION                                                       13

THE COMPANY                                                                14
  Our business                                                             15
  Principal products and markets for milk in China                         19
  Marketing and advertising                                                20
  Employees                                                                20
  Changes in and termination of relationships                              20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
 CONTROL PERSONS                                                           23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT                                                            27

DESCRIPTION OF SECURITIES                                                  30
  Common Stock                                                             31
  Series A Convertible Preferred Stock                                     32
  Series B Convertible Preferred Stock                                     32
  Series C Convertible Preferred Stock                                     33
  Series D Convertible Preferred Stock                                     33
  Series E Convertible Preferred Stock                                     34
  Series F Convertible Preferred Stock                                     35
  Series G Convertible Preferred Stock                                     36

INTEREST OF NAMED EXPERTS AND COUNSEL                                      37

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
 FOR SECURITIES ACT LIABILITIES                                            38

ADDITIONAL INFORMATION                                                     38

MANAGEMENT DISCUSSION AND ANALYSIS OF OPERATIONS                           39
  Years ended December 31, 1998 and 1999                                   39
  Period from January 1, 2000 to September 30, 2000                        41
  Liquidity and capital resources                                          43
  Debt structure                                                           45
  Effects of inflation                                                     46
  Effect of fluctuation in foreign exchange rates                          46
  New accounting standards not yet adopted                                 46

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS                            46

DESCRIPTION OF PROPERTY                                                    47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             47

MARKET FOR COMMON EQUITY AND RELATED
 STOCKHOLDER MATTERS                                                       49

EXECUTIVE COMPENSATION                                                     51

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
 ACCOUNTING AND FINANCIAL DISCLOSURE                                       55

FINANCIAL STATEMENTS                                                      F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders listed in this prospectus on page 9 are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

You can contact us by mail at China Premium Food Corporation, 11300 Us Highway 1, Suite 202, North Palm Beach, Fl 33408 or by phone at (561) 625-1411.

                             PROSPECTUS SUMMARY

The Company

      China Premium Food Corporation markets, co-produces and distributes licensed branded Looney Tunes(TM) milk products in the People's Republic of China and in the United States, and imports branded snack foods into China. In addition, we have established a business to business e-commerce portal in China to facilitate the sale of United States food products in China on a wholesale level.

      This business is accomplished in the Shanghai and Hangzhou PRC urban markets through our Chinese wholly owned subsidiary, China Premium Feed (Shanghai) Co., Ltd. In the United States, we co-produce, market and promote branded Looney Tunes(TM) flavored milk products through production contracts between our U.S. wholly owned subsidiary, Bravo! Foods, Inc., and regional dairies. Looney Tunes(TM) flavored milks are sold in the Tennessee and contiguous states area, and in the Colorado market. Commencing in January 2001, Looney Tunes(TM) flavored milks will be sold in Pennsylvania and upstate New York.

      We have been selling Looney Tunes(TM) flavored milks and selling imported snack foods in China since August 2000. In the United States, we have been marketing and co-producing Looney Tunes(TM) flavored milks since September 2000.

The Offering

      The common stock offered for resale by the selling shareholders includes shares of common stock issued by us to the selling shareholders

      *  upon conversion of convertible preferred stock

      *  upon the exercise of warrants

      * to prevent dilution resulting from stock splits, stock dividends and conversion price or warrant exercise price adjustments.

      We will not receive any proceeds from the resale of the common stock covered by this prospectus, all of which will be paid by purchasers to the selling shareholders.

                                RISK FACTORS

      An investment in the common stock offered by this prospectus involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase the shares of common stock. The risks described below are not the only ones that we face. Additional risks that generally apply to publicly traded companies that we believe are immaterial, may also adversely affect our company.

      Any of the following factors could adversely affect our business, financial condition or results of operations. The trading price of our common stock could, in turn, decline and you could lose all or part of your investment.

Since we are just starting to generate limited revenues from our new business strategy of licensing, marketing, importing and distributing of Looney Tunes(TM) branded food products in China and the US, we may be unable to meet the objectives of our new business plan, including its financial projections.
---------------------------------------------------------------------------

      While we anticipate favorable results from our business strategy, we have yet to realize any significant income from this new business direction. Without more substantial revenues and profitability, our business may fail and our common stock will be worthless.

      During the first two quarters of 2000, we continued to shift ours business focus and strategy from the production of milk products to a company involved in the marketing and distribution of a broad range of food products in China, including premium branded items. Our strategy of distributing branded Looney Tunes(TM) retail consumer food products at premium prices in China is untested. We have not as yet sold sufficient products to determine whether this strategy or any projections of profitability based upon this strategy will be successful.

      Similarly, our U.S. strategy of alliances with regional dairies to produce Looney Tunes(TM) flavored milk products is untested. We have had initial sales of these flavored milks beginning late September of 2000. The history of three months of sales in insufficient for us to determine whether our business objectives can be met through this new business model.

Since our revenues from the licensing, marketing, importing and distributing of Looney Tunes(TM) branded food products to date are limited, we are not yet a profitable business. We will have a need for additional financing to meet the costs associated with the licensing, marketing, importing and distributing of products in the US and in China. Our failure to raise additional money may have an adverse effect on our business plans.
---------------------------------------------------------------------------

      Our failure to obtain additional financing could materially slow or prevent

      * our development of a distribution system in China for our food products

      * our development of a business to distribute premium food products to major hotels in China

      * our development of a business to business e-commerce portal as a sales tool for our premium food distribution business

      * our ability to increase sales in these areas or achieve and sustain profitability.

While we have been successful to date in raising sufficient money to support our marketing and development efforts, there can be no assurance that additional financing will be available on satisfactory terms or at all.

If we are required to sell equity securities to obtain financing in the future at below the prices at which the selling shareholders resell the common stock offered by this prospectus, the value of the common stock purchased in this offering may be less than anticipated.
---------------------------------------------------------------------------

If we sell additional equity securities at a price per share less than the purchase price at which the shares of common stock are offered, investors purchasing common stock in this offering would incur additional dilution. As a result, shareholders' investments may be worth less than they may have anticipated.

The sale of shares of common stock underlying the exercise of warrants held by the selling shareholders, other shares eligible for future sale in the market and the perception that such shares are available for sale, could adversely affect the market price of our common stock and make the sale of our common stock more difficult in the future.
---------------------------------------------------------------------------

      As of January 31, 2001, we had outstanding securities convertible into or exercisable for the following amounts of common stock:

      * 12,250,000 shares issuable upon the conversion of outstanding shares of Series D, F and G convertible preferred stock, including the exercise of warrants associated therewith and dilution adjustments

      * 242,559 shares issuable upon the conversion of outstanding shares of Series B convertible preferred stock

      The 12,250,000 shares issuable upon the conversion of outstanding shares of Series D, F and G convertible preferred stock, including the exercise of warrants associated therewith, are registered pursuant to the registration statement associated with this prospectus. The balance of the securities listed above were issued at least one year prior to the date of this prospectus and, subject to the requirements and limitations of Rule 144, the common stock underlying these securities, may be resold without registration.

Approximately 71% of our common stock will be available for resale which could depress the market price.
---------------------------------------------------------------------------

      After the offering, we will have outstanding approximately 25,300,000 shares of common stock. Of that amount, approximately 17,500,000 shares or 71%, will be available for resale. While we cannot predict the impact of the public resale into the market of any of these shares on the public trading price of our common stock, sales of substantial amounts of our shares or the availability of substantial amounts of our common stock for sale could lower market prices.

If the price per share of our common stock on the OTC Bulletin Board continues to trade at below $5 per share, our common stock will continue to be within the definition of "penny stock, and the price of our stock in the market may be adversely effected.
---------------------------------------------------------------------------

      The penny stock rules could have the effect of limiting the trading market for our common stock and the ability of purchasers in this offering to sell any shares of our common stock in the market. If the trading market for our common stock were so limited, it could have an adverse effect on the liquidity of the shares and could have the effect of materially increasing the risks of an investment in our common stock.

      Under certain rules and regulations of the SEC, any broker-dealer seeking to effect a transaction in a penny stock not otherwise exempt from the rules must first deliver to the potential customer a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.

      The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salespersons in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. This information must be given to the customer orally or in writing before the transaction and in writing before or with delivery of the customer's confirmation of the transaction. Under the penny stock rules, the broker-dealer must make a special determination of the suitability of the suggested investment for the individual customer and must receive the customer's written consent to the transaction.

Since we depend upon key personnel having significant business contacts in China and the US, the loss of one or more of our management team may have a negative effect on our business.
---------------------------------------------------------------------------

      The unexpected loss of the services of any member of the management team could have a material adverse effect on our ability to conduct and grow both our local and import businesses in China. We are and will be dependent on our current management teams for the foreseeable future

      *  to obtain needed additional financing

      * to develop and maintain government and private contacts in China for the local production of our Looney Tunes(TM) branded milk products

      * to develop and maintain government and private contacts in China for the importation of food products into China by our wholly owned Chinese subsidiary

      Our CEO, Roy Warren, has developed important contacts with Chinese entrepreneurs with whom we either consult or plan business ventures in China. He also has developed a significant and crucial network of existing and potential investor contacts in the United States. In addition, Steve Langley, our Chief Operating Officer in China, has the benefit of important business contacts developed during his living and working in China for the past six years. A loss of any member of our management team would require us to seek a replacement and reestablish the personal contacts lost.

Since we are smaller than our competitors in the Shanghai market, and since we have limited resources and sell our branded products at premium prices, we have had difficulty in developing and maintaining our market share in the consumer milk and snack foods market. This difficulty could adversely affect our ability to achieve our business goals to develop and increase the awareness of our branded products in an effort to increase sales while maintaining a premium price structure.
---------------------------------------------------------------------------

      The ability of our competition to sell dairy and other food products at prices below prices charged by us for our products may represent an obstacle to our ability to secure a market share at revenue levels sufficient to achieve profitability.

      In Shanghai, our largest milk competitor, Shanghai Dairy, controls 80% of the consumer dairy market, is well financed, and has an experienced and long term management team in place. Similarly, our largest competitor in the snack cracker market is large and well financed. We will require a significant expenditure of money to provide marketing and logistic support our Looney Tunes(TM) premium milk products and imported snack crackers through an initial launch and on a continuing basis. In addition, our competitors enjoy long term relationships with local food stores and store chains, and are better financed and benefit from an enhanced distribution system when compared to that employed by us.

Since we are dependent on distributors to sell our products in China and since , in the United States, we do not control the sales or distribution channels of Looney Tunes(TM) milk products, we have limited ability to directly control or affect our revenues. A reduction in sales effort or discontinuance of sales of our products by our co-producers in the United States or by our distributors in China could lead to reduced sales.
---------------------------------------------------------------------------

      In China, we produce milk products through supply agreements with local dairies and sell our products primarily through distributors. Our agreements with distributors, in large part, are nonexclusive and may be terminated on short notice by either party without cause. Our distributors are not within our control, are not obligated to purchase products from us and may represent other lines of products. While we are using several "jobber" distributors to cover the various areas of our market in China for our Looney Tunes(TM) branded milk products and snack crackers, the loss or ineffectiveness of any of our major distributors could adversely affect our operating results.

      In the United States, we grant the rights to produce and sell branded milk products to regional dairies under production agreements. Our role in these agreements, in addition to granting the rights to produce the branded milks as part of the sale of flavor ingredient packages to dairies, is limited to marketing and promotion assistance and control over packaging and advertising design issues. Producer dairies in the United States have complete control over sales and distribution of the branded milk products. With these arrangements, we have little ability to directly affect the promotion and sales of the branded milk products. The failure of one or more of the producer dairies to exploit the branded milk concept fully could adversely affect our operating results.

Doing business through a wholly foreign owned enterprise in China is subject to unpredictable political and economic conditions, which may change the scope of the business allowed under our subsidiary's present business license as well as interfere with our ability to receive distribution of profits from our Chinese subsidiary.
---------------------------------------------------------------------------

      Investments in China involve several risks including internal and international political risks, evolving national economic policies as well as financial and accounting standards, expropriation and the potential for a reversal in economic conditions.

      The revenues of our Chinese subsidiaries will be in Chinese renminbi ("RMB). In order to pay fees and dividends to us, these subsidiaries will need to convert RMB into US dollars. Under current Chinese law, the conversion of RMB into foreign currency requires government consent. At present, standardized procedures are in place to convert RMB to US dollars for the payment of current accounts, including loan repayments, and dividends based on profits. Government authorities, however, may impose restrictions, which could impact this established procedure.

      To expand or change the business operations of a foreign invested Chinese enterprise may need various levels of central and local government approval. These approvals may include business permits, site permits, health permits and approval for transfer of assets. While we believe that, because of the importance attached to nutrition and agricultural issues by the central government, the cooperation of local and national governmental approval agencies will be forthcoming, there can be no assurance of continuation of government support for these projects.

      With respect to the conditions and activities of Chinese companies with which we are involved pursuant to business contracts, the operations of these Chinese companies must be viewed in the context of the Chinese business environment existing in the People's Republic of China. There can be no assurance that the sources from which information is provided concerning the day to day activities of such companies, including their respective relationships to local governmental and regulatory authorities, are wholly reliable. Official statistics also may be produced on a basis different to that used in western countries. Any of the statements as to operations contained in this document must be subject to some degree of uncertainty due to doubts about the reliability of available information from and with regard to the companies relied upon by us to fulfill our business goals.

      Moreover, while the government of the People's Republic of China has pursued a policy which has prioritized the development of children's food, in particular milk products, to better serve its people resulting in a focus on the role of agriculture, in general, in China, there can be no assurance that this policy will continue in the long term. Similarly, the recent changes in the laws of China pertaining to the future ownership of commercial facilities presently owned by the state, which has resulted in a perceived policy shift from a controlled economy to a free market system in the dairy industry, may not be accurate in concept or in execution. As such, the risk is present that the acquisition strategy set forth in this document may not be successful owing to a change in government approach, or that the very existence of the joint venture businesses in which the we have controlling interests may be affected adversely.

      Furthermore, many countries in Asia have experienced significant economic downturns since the middle of 1997, resulting in slower real gross domestic product growth for the entire region as a result of higher interest rates and currency fluctuations. Declining economic growth rates could disrupt consumer spending for premium products and negatively affect our business and our profitability over time. The economic downturn in Asia also could lead to a devaluation of the currency of China, which would decrease our revenues U.S. dollar terms. In addition, economic reforms in the region could affect our business in ways that are difficult to predict. For example, since the late 1970s, the Chinese government has been reforming the Chinese economic system to emphasize enterprise autonomy and the utilization of market mechanisms. Although we believe that these reforms measures have had a positive effect on the economic development in China, we cannot be sure that they will be effective or that they will benefit our business.

                            SELLING SHAREHOLDERS

      The following table lists the beneficial ownership of our common stock by the selling shareholders as of the effective date of this registration statement, the number of shares of common stock covered by this prospectus, and includes

      *  the names and addresses of the selling shareholders

      *  the number of shares of common stock that each selling shareholder
         owns, assuming full   conversion of the preferred at $0.80 per
         share and the exercise of all warrants

      * the percentage of all outstanding shares of common stock that ownership represents

      * the number of shares of common stock owned by each selling shareholder that may be offered for sale from time to time by this prospectus

      *  the number of shares of common stock owned assuming the sale of
         all shares covered by this   prospectus and the percentage of all
         outstanding shares of common stock that ownership represents

      The shares may be offered by the selling stockholders, none of which are broker-dealers, or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift or through another non-sale related transfer. We may amend or supplement this prospectus from time to time to update the information provided in the table.


                                         Number of Shares         Number of Shares        Number of Shares
                                         Beneficially Owned       Being Offered           Beneficially Owned
                                         Prior to Offering                                After Offering
Name and Address
Of Stockholder                       # of Shares    % of Class       # of Shares      # of Shares    % of Class
                                     -----------    ----------       -----------      -----------    ----------

AUSTINVEST ANSTALT BALZERS            2,802,841         11%           2,802.841           -0-            -0-
Landstrasse 938
9494 Furstentums
Balzers, Liechtenstein

ESQUIRE TRADE & FINANCE INC.          2,802,841         11%           2,802,841           -0-            -0-
Trident Chambers
P.O. Box 146
Road Town, Tortola, B.V.I.

AMRO INTERNATIONAL, S.A.              2,903,284         11.5%         2,903,284           -0-            -0-
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH 8022

SETTONDOWN CAPITAL                      201,493          0.80%          201,493           -0-            -0-
 INTERNATIONAL, LTD.
600 California Street, 14th Floor
San Franciso, CA 94108



LIBRA FINANCE, S.A.                   1,662,500          6.5%            62,500           -0-            -0-
P.O. Box 4603
Zurich, Switzerland

THE KESHET FUND L.P.                    349,960          1.38%          349,960           -0-            -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

KESHET L.P.                             585,290          2.31%          585,290           -0-            -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

NESHER LTD.                             218,750          0.86%          218,750           -0-            -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

TALBIYA B. INVESTMENTS LTD.             200,000          0.79%          200,000           -0-            -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

ALON ENTERPRISES LTD.                   459,107          0.18%          459,107           -0-            -0-
Ragnall House, 18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom

The following table lists the source, by amount, of the shares offered for resale.


Selling Shareholder      Common            Preferred    Common       Warrants (and extra
                         Converted         Series       Now Owned    Common Issued Upon
                         From Preferred                              Warrant Exercise*)

AUSTINVEST               437,841           D            132,943        422,500
ANSTALT BALZERS          771,298           F                  -      1,038,259

ESQUIRE TRADE            437,841           D            132,943        422,500
& FINANCE INC.           771,298           F                  -      1,038,259

AMRO INTERNATIONAL,      456,890           D            161,823        455,000
S.A.                     778,812           F                  -      1,038,259 +12,500*

SETTONDOWN CAPITAL             -           D            151,493         50,000
 INTERNATIONAL, LTD.

LIBRA FINANCE, S.A.            -           F                         1,600,000 + 62,500*

THE KESHET FUND L.P.     349,960           G                  -              -

KESHET L.P.              585,290           G                  -              -



NESHER LTD.              218,750           G                  -              -

TALBIYA B.               200,000           G                  -              -
INVESTMENTS LTD.

ALON ENTERPRISES LTD.          -           G                  -        459,107
 (finder's fee only)

The Series D, F and G selling shareholders have agreed to restrict their ownership of the common stock to no more than 9.999% of the issued and outstanding shares of common stock at any given time.

BENEFICIAL OWNERS

      Austinvest Anstalt Balzers, is owned by Bank fur Arbeit und
Wirtschaft AG (B.A.W. A.G. Bank), Vienna, Austria. B.A.W. A.G. Bank is involved in involved in banking services in Austria and Central Europe and maintains strategic partners and alliances in the world's major financial centers.

      Esquire Trade & Finance Inc., is owned by Mr. Matithyahu Kaniel, Israel. Esquire is an international investment entity.

      Amro International, S.A., is owned by Mr. Mark Perkins, Monte Carlo, Monaco. Mr. Perkins is a British citizen. Amro is an investment firm with world wide interests.

      Settondown Capital International, Ltd., is owned by Mr. Anthony Inderriden, Nassau, Bahamas. Settondown is a financial advisor and consulting firm, which assists small companies in obtaining financing through the introduction of sophisticated financial sources.

      Libra Finance, S.A. is owned by Mr. Rar Al Najjab, Hashemite Kingdom of Jordan. Libra Finance is an international investment and financial consultant entity. Among other investment activities, Libra advises investors on financially assisting small companies in need of capital.

      The Keshet Fund L.P. is a New York limited partnership, which is a resident of and conducts its investment business from the Isle of Man, United Kingdom. Keshet Management, Ltd., a U.K. Isle of Man corporation, is the general partner. Mr. John Clarke is the Director of Keshet Management, Ltd., and is responsible for the investment business of these entities.

      Keshet L.P. is a British Virgin Island limited partnership, which is a resident of and conducts its investment business from the Isle of Man, United Kingdom. Keshet Management, Ltd., a U.K. Isle of Man corporation, is the general partner. Mr. John Clarke is the Director of Keshet Management, Ltd., and is responsible for the investment business of these entities.

      Nesher Ltd. and Talbiya B. Investments Ltd. are U.K. Isle of Man corporations owned by Mr. Abraham Grin, who is responsible for the investment business of these entities.

      Alon Enterprises Ltd. is a B.V.I. corporation owned by Mr. Shmuel Lmakias, Jerusalem, Israel, who is responsible for the computer related and investment business of this entity.

      None of the selling shareholders or their beneficial owners are broker-dealers or affiliates of our company.

                            PLAN OF DISTRIBUTION

      The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock offered. The selling shareholders may sell the shares offered through the OTC Bulletin Board or otherwise. The shares may be offered at market prices and at terms then prevailing or in private sales at negotiated prices. Private sales may be made directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling shareholders and any underwriter, dealer or agent who participates in the distribution of these shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received might be deemed to be an underwriting discount or commission under the Securities Act.

      The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell our common stock short and deliver the shares offered to close out such short positions. The selling shareholders also may enter into option or other transactions with broker-dealer or other financial institutions. These transactions may require the delivery of shares offered to broker-dealers or other financial institution, who may resell the shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders also may pledge the shares offered under this prospectus to a broker-dealer or other financial institution. If a default occurs under the pledge, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares offered that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus.

      Any broker-dealer participating as an agent in the sale of the shares offered may receive commissions from the selling shareholders (and, if acting as agent for the purchaser of shares, from that purchaser). Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share. To the extent a broker-dealer is unable to sell all of the shares allotted, it may purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may resell such shares from time to time in transactions in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale. These resales may be at market prices prevailing at the time of sale or at negotiated prices. Broker-dealers may pay to or receive commissions from the purchasers of such shares.

      We have advised the selling shareholders that the anti-manipulation of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. We will make copies of this prospectus available to the selling shareholders and we have informed them of the need for delivery of copies of this prospectus to purchasers on or prior to sales of the shares offered. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. If any broker-dealers purchase shares as principal, commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

      In order to comply with the securities laws of certain states, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is met.

      We cannot guarantee that the selling stockholders will sell all or any of the shares of common stock offered under this prospectus.


                                 THE COMPANY

      We are a Delaware corporation, which formerly owned the majority interest in two Sino-American joint ventures in China, known as Green Food Peregrine Children's Food Co. Ltd. and Hangzhou Meilijian Dairy Products Co., Ltd. Presently, we wholly own a so called "free trade zone" subsidiary in Shanghai, known as China Premium Food (Shanghai) Co., Ltd., as well as a U.S. subsidiary, known as Bravo! Foods, Inc.

      We were formed on April 26, 1996, and were formerly known as Shakespeare Holding, Inc. In February, 1997, Shakespeare merged with Manor Products Corp., a Delaware company established on January 26, 1996, and changed its name to China Peregrine Food Corporation. Manor was a shell company with 331 shareholders and no operating history. Similarly, China Peregrine Food Corporation was a company without substantial assets or operating activity until it purchased the assets of China Peregrine Enterprises Limited in March, 1997.

      Our March 5, 1997 purchase of the assets of China Peregrine Enterprises Limited resulted in our becoming an operating entity. These assets consisted of the equity position and contractual rights which China Peregrine Enterprises had in the Green Food Peregrine Chinese joint venture. In consideration for this purchase, we issued 45% of its outstanding common stock to the limited partnership. On February 1, 2000, we changed ours name from China Peregrine Food Corporation to China Premium Food Corporation.

      On September 3, 1997 and June 28, 1998, respectively, we executed agreements to acquire a 52% interest in Hangzhou Meilijian Dairy from American Flavors China, Inc., a Delaware corporation, which acquisition was approved by the Chinese government in 1998. The remaining 48% of Hangzhou Meilijian is owned by Hangzhou Dairy Co., a controlled entity of the regional Chinese government.

      In December 1999, we obtained Chinese government approval for the registration of a new wholly owned subsidiary in the Wai Gao Qiao "free trade zone" in Shanghai, China. We formed this import-export company to import, export and distribute food products on a wholesale level in China. China Premium (Shanghai) is our legal presence in China with respect to contractual arrangements for the marketing and distribution of branded food products.

      In December of 1999, we formed Bravo! Foods, Inc., a wholly owned Delaware subsidiary, which we will utilize to advance our business strategy of promoting and distributing branded Looney Tunes(TM) products in the United States, through strategic arrangements with local dairy processors.

Our Business

      In early 1997, we purchased the majority equity interest in Green Food Peregrine to exploit the introduction of western styled pasteurized milk in China. Through the end of 1999, $6 million dollars was invested in the Green Food Peregrine effort. Despite various business strategies, product shifts and attempted management changes, Green Food Peregrine's pasteurized milk business failed to reach economic viability, never having penetrated more than 3% of the relevant market. The business activities of Green Food Peregrine ceased in December of 1999. Accordingly, we doubt that we will recover our investment in that joint venture and have written off that investment as of December 31, 1999.

      The Hangzhou Meilijian joint venture, although technologically limited by western standards, is the dominant dairy and juice producer in Hangzhou, a city of 6 million people, with an 80% market share. With new capital invested in advanced processing equipment, delivery systems, and marketing efforts, this joint venture was close to breakeven in 1999. While we believed that new product launches in 2000, including Looney Tunes(TM) branded items, would have result in profitability, we encountered management difficulties with this joint venture around new product issues. In December 2000, the Chinese government approved the buy out of our equity interest in this joint venture by our Chinese partner. That buy out transaction has closed and we have received $900,000 for our interest.

      In light of our non profitable experiences with our existing joint venture experiences, during 1999 and 2000 several initiatives were undertaken to differentiate our products, marketing and, ultimately, business strategy. These initiatives moved us from a capital intensive production business toward a business which supplies value added branded rights, promotion and marketing support to existing production facilities operated by others. Our goal was and is to avoid the costly problems associated with capital intensive production facilities and to better control our business interests directly and through wholly owned subsidiaries.

      Our business model has two distinct aspects. The first is to function as a licensing company in the US and China for international brands by entering into contracts with production companies under which we grant certain production rights for branded products and provide promotion and marketing support for those products. The second is to serve as an import/export company in China for food products, while utilizing a business to business website to facilitate the sale and distribution of those food products on a wholesale basis in China. Our plan calls for our being out of production in China by the end of 2000, with the launch of the business model in the US in the third quarter of 2000 and in China by the second quarter of 2001. We have taken several steps to implement this plan.

First - licensing agreement with Warner Bros.
---------------------------------------------

      In March of 1999, we commenced a licensing agreement with Warner Bros. Consumer Products, permitting us to produce and distribute a line of high quality, flavored milks branded with the Warner Bros. Looney Tunes(TM) logos, characters and names in the Shanghai and Hangzhou greater metropolitan areas. This licensing agreement now extends through June 2003 and covers all of China.

      Through taste testing and product development in the summer and fall of 1999, a line of white and flavored milk drinks for the Chinese urban market was created. These products each feature a different Looney Tunes(TM) character and have particular packaging and flavor profiles for each different cartoon character. Carrefour hypermarkets, Shanghai's largest food retailer, introduced the first four flavored milks during their October, 1999 20th anniversary promotion in Shanghai, including Tweety orange milk, Daffy banana milk, Taz chocolate milk and Silvester vanilla milk. Despite a retail price premium of 40% over the major competitor's flavored milks, these new products outsold the competitive brands by 4 to 1, with no external advertising and minimal in-store promotion.

      To obtain this license, we agreed to pay 3% royalty fee of net invoiced price of each licensed product and a guaranteed royalty consideration of $300,000, of which $45,000 was paid at the beginning of the agreement. The balance will be paid by 10 installments of $21,250 in each quarter starting on September 30, 1999 and a balloon payment of $42,500 on or before March 31, 2002. The licensing agreement is for a term of 4 years, commencing March 1999. We agreed to pay an additional $100,000 for the expanded license and the installment payment has been increase to $33,750.

      We have signed supply agreements with Hangzhou Meilijian and Huai Nan Dairy to produce branded Looney Tunes(TM) white and flavored milks for us, which we will sell in Shanghai, through 21 hyperstores and 600 convenience type stores. We also will sell these products in 10 hyperstores outside of Shanghai in Hangzhou, Ningbo, Nanjing, Fuzhou, Wuxi and Suzhou. Sales of Looney Tunes(TM) flavored milks in Shanghai commenced in September 2000.

      Hangzhou Meilijian produces white whole and low fat milk, as well as lactase milk in 500 milliliter aseptic Tetra-Pak "pillow pouches". These "fresh" milk products have an unrefrigerated shelf life of 30 days. Huai Nan Dairy produces flavored milk in 250 milliliter aseptic pillow pouches. Both dairy processors utilize Tetra-Pak aseptic packaging using the latest Tetra-Pak machines. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by Givaudan Roure. Based upon the China Premium (Shanghai) supply contracts with these dairy processors, we anticipate the following monthly gross profit


Type          Production           Retail Price      Gross Profit
----          ----------           ------------      ------------

white milk    12.50 metric tons    RMB 3.95/500ml    RMB 14,000/US $1,687
lactase        6.25 metric tons    RMB 4.19/500ml    RMB  2,250/US $271
flavored       9.5  metric tons    RMB 2.95/250ml    RMB 28,500/UC $3,434

      We do not have reliable information on the volume of product sold by potential competitors. While there is no direct competition - no one sells branded white or flavored milk products, Parmalat sells white milk in 500ml pouches for RMB 2.75 - 2.90 and 250ml pouches for RMB 1.60 - 1.70. Nestle sells Chocolate and Strawberry in 250ml aseptic boxes for RMB 1.70. Local dairy processors in Shanghai - Bright, Quan Jia and Jun Yao - sell 950ml white in non aseptic packaging for RMB 6.8 (Bright) and 4.95 (Quan Jia and Jun Yao). Bright sells chocolate in 250ml non aseptic packaging for RMB
2.10. Our flavors have been specifically formulated for Chinese tastes, determined by several blind taste tests at local schools in Shanghai. We believe that our flavors are unique and superior to the potential competition and that, combined with our Looney Tunes(TM) packaging, will command premium pricing of our products. Demographic statistics confirm that urban consumers have the financial capability to pay a premium price for premium value at the consumer products level. See, Chinese State Statistical Bureau Reports for 1997 and China The Consumer Revolution, Conhua Li, Deloitte & Touche Consulting Group, John Wiley & Sons, Publishers, 1998.

      The Looney Tunes(TM) milk products presently produced under supply agreements with two local dairies, and Lance snack products, are distributed these milk in the greater Shanghai area under two distribution agreements with local distributors. As of November 2000, our Looney Tunes(TM) milk products are being sold in hyper or super stores and food markets in the Shanghai area, representing approximately three tonnes of milk per day. The timing of the distribution of our Looney Tunes(TM) milk products is non critical owing to the 30 day non refrigerated shelf life of the milk in the Tetra-Pak aseptic packaging. The distribution/sales costs are included in the gross profit presentation at an estimated cost of 24% of wholesale pricing.

      Administration of supply, distribution, marketing and sales of the Looney Tunes(TM) branded milk products in China will be the responsibility of China Premium (Shanghai).

Second - elimination of production joint ventures.
--------------------------------------------------

      Beginning in the third quarter of 1999, we recognized that Green Food Peregrine would require considerable additional resources to make any appreciable progress toward profitability. In addition, in order to take advantage of the new Looney Tunes(TM) products, planned advertising and promotional support in Shanghai, we realized that much greater distribution and reach than possible with Green Food Peregrine was essential for a successful product launch. This analysis led to a strategic decision to exit the production business in Shanghai and to establish strategic arrangements throughout China with large producers of dairy and healthy beverages for Looney Tunes(TM) product production. We contemplated our contribution to be our Looney Tunes(TM) production rights, including advertising and marketing support, with production handled by existing, well established dairies in China.

      Similarly, commencing in the second quarter of 2000, we engaged in discussions and negotiations with our Chinese partner in Hangzhou Meilijian in an effort to determine whether our presence in that joint venture would best serve our refocused goals. Specifically, our concern over the commitment of our partner to embrace fully our plans for Looney Tunes(TM) branded milk products led us to the execution of a letter of intent and agreement for our exit from the joint venture on a buy out basis. The execution of our supply contract with Hangzhou Meilijian Dairy was in anticipation of this buy out transaction.

      As with our termination of the Green Food Peregrine joint venture, this move will enable us to better utilize our capital resources for a direct return on our promotion, marketing, distribution and sales efforts, without the heavy financial burdens of maintaining production facilities. In addition, our direct promotion and distribution experience will enable us to broaden our imported product base in China through the attraction of U.S. companies who wish to avail themselves of Chinese consumer markets.

Third - establishment of China Premium (Shanghai) import/export company.
------------------------------------------------------------------------

      In December 1999, we moved further away from production by positioning ourselves in the business of food distribution in China. We obtained government approval for the registration of China Premium Food Corporation (Shanghai) Co., Ltd., our wholly owned subsidiary in the Wai Gao Qiao Free Trade Zone in Shanghai, China. This subsidiary offers foreign companies all the infrastructure necessary to facilitate import/export transactions in or with China, including tax and legal compliance, customs and foreign currency exchange. Pursuant to Wai Gao Qiao rules, this subsidiary can distribute products that it imports into China, while maintaining reasonable price/profit margins owing to its status as a direct importer.

      In April of 1999, we announced a definitive, exclusive, private label agreement with Lance, Inc. to export snack foods to China. Lance will serve as our exclusive supplier of cookies, cakes, crackers, meat snacks, nuts and chips for the Chinese market. We have imported our first shipment of Lance crackers and will distribute them in China through China Premium (Shanghai). These Lance products are and will continue to be marketed as branded Looney Tunes(TM) products. Based upon our contacts with Lance and Warner Bros., we anticipate the following monthly gross profit


Supermarket     Distribution    Gross         Direct          Distribution    Gross
Distribution    Cost            Profit        Distribution    Cost            Profit

165,000         17%             RMB 39.600    165,000         27%             RMB 6,600
sleeves                         US $4,771     Sleeves                         US $795

      Initially, we will use local "jobbers" for distribution of the Lance products to small stores on a direct distribution basis, which means an individual delivery to every store. In addition, China Premium (Shanghai) has reached an agreement with Jian Shang, a local high end retail chain having 150 outlets.

      Snack crackers and cookies in Shanghai retail from RMB 1,70 to 2.30 per 100 to 125 gram package. The major competitors are imported goods from Keebler and Danone. Snack crackers from local companies are at the lower end of the price scale. Our Lance/Looney Tunes crackers will retail at approximately RMB 2.95 for a 39 gram package. We believe that Lance's premium quality, unique flavors - no competitor has a peanut butter cracker in its line- and branded packaging will support the premium price. Our informal tests with point purchase displays in selected locations in the Pu Dong business district of Shanghai, confirms our price acceptance and sales expectations.

      We are in the process of extending our China Premium (Shanghai)'s import/export business through the Yangling District of Shaanxi Province. This strategy is the result of our research into what we have learned is the broad scope of the business license already held by China Premium (Shanghai), which avoids the necessity for a new joint venture company in Yangling. The details and nature of the relationship between China Premium (Shanghai) and the Yangling District currently is under discussion and negotiation. This collaboration will be designed to service the premium food needs of four and five star hotels throughout China, both directly and through a business to business e-commerce portal. This internet portal, which will be available to U.S. companies from the supply side, has been launched in a demo version and shortly will be beta tested. Imported products will comprise a significant portion of the food products offered. China Premium (Shanghai) will assume the responsibility for the importation of these products, as well as the maintenance of the e-commence site.

Fourth - Bravo! Foods, Inc.
---------------------------

      In December of 1999, we formed, a wholly owned subsidiary, Bravo! Foods, Inc., which will be utilized to advance our business strategy of promoting and distributing branded products in the United States. On July 27, 2000, Bravo! executed licensing agreement with Warner Bros. to use Looney Tunes(TM) characters and names on milk products in the entire United States.

      This licensing agreement grants Bravo! the right to use the cartoon characters Bugs Bunny, Tweety, Tasmanian Devil, Road Runner, Wilie B. Coyote, Lola Bunny, Marvin the Martian, Sylvester and Daffy Duck on milk products for sale in specified retail outlets in the fifty United States, Puerto Rico and the United States Virgin Islands. The initial term of the agreement is for 3 years, from January 1, 2000 through December 31, 2002. The licensing agreement recognizes that Bravo! will use third party production agreements for the processing of white and flavored milk products, and that the milk products will be produced and sold directly by those processors. Bravo!'s responsibilities are to design and provide Warner Bros. approved packaging artwork, to help determine the best tasting flavors for the particular market, and to assist in the administration, promotion and expansion of the Looney Tunes(TM) branded milk program. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by Givaudan Roure. Bravo! will not be responsible for the handling of any of the flavor ingredients nor will it participate in sales or distribution.

      We have agreed to a royalty rate of 5% on the amount invoiced to the producer dairies for the right to use the Looney Tunes(TM) characters, flavor ingredients and for administrative and promotional assistance. The processor dairies targeted for this program are members of the Quality Chekd cooperative, which has over 40 member dairies. Bravo! and Quality Chekd have entered into a promotion agreement which governs the administration, promotion and marketing of this member dairy program. A back to school Looney Tunes(TM) launch with Turner Dairy and Sinton Dairy occurred in September 2000, for fresh flavored milks. Two additional dairies have executed production agreements with Bravo! for the processing, distribution and sale of Looney Tunes flavored milks in the Pennsylvania and upstate New York regions and in northern California, to commence in the first quarter 2001. These dairies do not believe that the Looney Tunes(TM) flavored milk line will diminish their existing sales of traditional milk. Rather, they believe that these products will develop their own market as an adjunct to existing sales. Participating dairies each expect to sell the equivalent of 2,000,000 pints of Looney Tunes(TM) flavored milk per year.

      Based upon a revenue and cost analysis of Bravo! obligations under the licensing agreement, we expect Bravo! to realize a post royalty gross profit of $0.0572 for each pint of chocolate flavored milk processed and $0.0566 for all other flavors. Costs of sales and overhead run approximately $450,000 per year. With a modest ramp up to four participating dairies, we expect Bravo! to break even financially. With ten participating dairies, we believe that Bravo! will report annualized pre-tax net profits of approximately $650,000.00. Our sales to date with two dairies support these projections.

Principal products and markets for milk in China

      Historically and at present, the predominant milk product available to consumers in major cities in the People's Republic of China has been non-refrigerated "baggie milk," prepared for retail consumption on a daily basis. The processing of baggie milk customarily has involved either a type of pasteurization that has not met western bacteria count standards, or the utilization of an ultra high temperature (UHT) process. Hangzhou Meilijian utilizes the UHT process for the production of its milk products. The distribution of milk in China has been through a methodology known as the "reserve system" which was put in place more than a decade ago as a way to deliver state-produced milk directly to milk stations and public housing units. Since refrigeration is not part of this distribution system, the trend in recent years has been to utilize UHT processed milk products in an attempt to meet bacteria count standards.

      Our past attempts to produce and sell western quality fresh, pasteurized, refrigerated milk in gable topped cartons were not successful. "Gable topped" cartons are traditional Western style treated paper box like containers with triangular "gable" tops. The insurmountable problem for us was the lack of sufficient capital to develop an appropriately scaled efficient distribution system for fresh, refrigerated milk. With less trucks than ideal, deliveries often were made after the normal peak buying hours for milk. This resulted in our milk sitting on the shelf for more time than our competitors. Since the lack of adequate home refrigeration has created a date conscious consumer public, our milk often was by passed in favor of more recent product.

      Besides moving away from production, two events in China have changed the way we can run our milk business. First, the introduction and acceptance of aseptic Tetra-Pak pillow pouches and boxes has resulted in milk product that has an unrefrigerated 30 day shelf life. This extended life places us on a more level playing field with our competitors. Second, the advent of hyperstores in major Chinese cities has made selling and delivering milk products significantly more efficient and less costly. Hyperstores also are changing the dominance of the "reserve system" market to a more traditional western consumer model, with its own resultant efficiencies. We believe that we have positioned our milk business in China to eliminate our past problems and take advantage of the new, more efficient paradigm presented to us.

      The final piece in our China milk strategy is to differentiate our product from that of our competitors. We believe that our Looney Tunes(TM) branded milk program will be more and more successful at this differentiation as Looney Tunes(TM) characters become more widely known in China. This differentiation, together with the superior taste of our flavored milks, we believe will lead to a greater acceptance of our premium pricing and our resultant profitability.

Marketing and Advertising

      In China, the viewing rate for television is over 80% for those who have watched television as recently as the previous day. This figure rises to 86% for urban population. Nationwide, 54% of households own black and white televisions and another 40% have color televisions. In Beijing and Shanghai, 94% of households own color televisions. At this time, there virtually is no advertising for milk or ready-to-feed infant formula in Shanghai. There is TV and print advertising for other carbonated and non-carbonated beverages, and multi-national company branded, aseptic and powdered products. We believe 0that all beverage advertising for branded quality products will increase overall awareness and consumption for these categories. After our September 2000, launch of our Looney Tunes(TM) branded products and expanded distribution, we intend to begin print and television advertising.

      We hope to coordinate ours advertising efforts with national awareness campaigns by Warner Bros. in China for Looney Tunes(TM) characters.

Employees

      We have five full time employees located at its North Palm Beach corporate offices. China Premium (Shanghai) has ten employees in management with two clerical staff. Bravo! will have one full time employee, with two other management positions shared with our staff.

Changes in and termination of certain relationships

      Green Food Peregrine.   The business of Green Food Peregrine joint
venture was the manufacture, distribution and marketing of children's fresh milk in Shanghai. While the joint venture contract envisioned the expansion of this business to other cities having a population exceeding 2 million, Green Food Peregrine never did business beyond the Shanghai metropolitan area.

      While the term of the joint venture contract is fifty years, it may be terminated by written notice prior to the expiration of the stated term upon certain events including a violation of the joint venture contract by any party, without resolution; accumulated losses in excess of the total registered capital, without resolution; assignment of equity ownership by one party without approval; and the violation of

Chinese laws in the operation of the joint venture. Upon a written notice of termination, the parties to the joint venture contract are charged with making attempts to negotiate a resolution of the circumstances which led to the notice of termination within sixty days after the issuance of the termination notice. If the parties cannot reach an agreement to settle the matter, the Board of Directors is directed to submit an application to the examination and approval authority for dissolution.

      In January, 2000, we commenced the termination process under the joint venture contract. The termination notice was based upon

      * the violation of the joint venture contract by our Chinese partner for refusal to cooperate in our attempts to exercise contractual right to change management of the joint venture

      * the existence of accumulated losses in excess of the total registered capital of the joint venture company

      We are pursuing the termination process. This joint venture ceased operations at the end of 1999 and, as of December 31, 1999, we wrote off our investment in this company.

      Green Food Peregrine Legal Proceedings. In June of 1998, Green Food Peregrine entered into an agreement with State Development Bank of China and the Construction Bank of China with respect to two loans aggregating approximately US $1,200,000. These agreements called for the quarterly payment of approximately US $50,000 to each bank. We did not guarantee or collateralize these loans. In late December 1999, the State Development Bank of China and the Construction Bank of China commenced lawsuits against Green Food Peregrine aggregating approximately US $1,200,000.

      In early December 1999, Eastsea Cow Farm, a raw milk supplier, commenced an action to recover approximately US $43,000. In January 2000, another milk supplier, the Zhejiang Xing Ye Group Co., Ltd., commenced an action for approximately US $6,600 and has obtained a court order seizing the property (including production and office facilities) of Green Food Peregrine.

      We have retained Llinks Law Office, a Chinese law firm located in Shanghai, PRC, to represent our business interests generally in China. While judgments have been entered against Green Food Peregrine in these lawsuits, we have been advised by our Chinese counsel that we do not have any liability with respect to these claims against Green Food Peregrine. Our lack of liability is based upon the status of Green Food Peregrine as a limited liability company under the Company Law of the PRC. Similar to United States corporations, equity holders of PRC limited liability companies do not have liability for the negligent acts of company employees or for the legal obligations of the limited liability company, unless expressly assumed, as with a guarantee. We have neither assumed nor guaranteed any debt or obligation of Green Food Peregrine.

      Hangzhou Meilijian Dairy Products Co., Ltd. The joint venture contract between Hangzhou Dairy Complex and American Flavors China, Inc. was executed on July 25, 1993. The total registered capital for this joint venture is US $5,000,000, with American Flavors China initially contributing 52% of that amount. The contribution of capital was paid into the joint venture entity in cash and equipment. In 1998, we purchased the majority equity interest in this joint venture.

      On July 27, 2000, we executed a letter of intent with our Chinese partner for the sale of our joint venture interest to our Chinese partner, conditioned upon the parties negotiating a satisfactory sale price with guidance from a government sanctioned valuation appraisal of the joint venture company. The final appraisal was completed in September and stated the value of this joint venture at approximately US $900,000. On December 4, 2000, the PRC Ministry of Foreign Trade and Economic Cooperation approved the buy out. Pursuant to our agreement with Hangzhou Dairy Complex, we have received $179,000 in equivalent RMB and $721,000 in US dollars for our 52% equity interest in Hangzhou Meilijian Dairy.

      Yangling Mandarin Premium Foods Co., Ltd. In May 2000, we executed a definitive agreement to purchase a controlling interest in Mandarin Fine Foods Co., a Chinese registered limited liability company, which promotes and distributes premium food products to four and five star hotels throughout China. That agreement was subject to certain conditions, including the satisfactory completion of due diligence concerning, among other things, the ability of Mandarin to keep its broad business license with a foreign investor. Mandarin Fine Foods is owned by Mr. Li Zhiyun, a citizen of China.

      During the course of our due diligence for this transaction, we became aware that our acquisition of Mandarin would significantly limit the scope of its business license under PRC regulations concerning Foreign Investment Enterprises. We also became aware, however, of an agricultural development program funded by the national government in the Western China Shaanxi Province, known as the Yangling Model District for Agricultural High-tech and New-tech Industry. Through this program, the government of Shaanxi Province is authorized to issue business licenses which are much broader in scope than normal to new companies in the Yangling Model District, including foreign investment joint ventures.

      Owing to the enhanced scope of the business license offered in the Yangling District, we agreed with Mr. Li to forego the purchase of Mandarin Fine Foods in favor of establishing a new joint venture company in Yangling. In negotiating the terms of the proposed new Yangling Mandarin joint venture, we became aware of the potential beneficial impact of anticipated rule changes in China on our China Premium (Shanghai) operation. As a Chinese registered company in the Wai Gao Qiao ("Free Trade Zone") district of Shanghai, China Premium (Shanghai) will be capable of operating under its present business license to the same extent possible under the broad joint venture business license offered by the Yangling District.

      Further discussions with representatives of the Yangling District and Mr. Li revealed the possibility of working with the Yangling District and Mr. Li under routine arm's length supply contracts, without he necessity of a joint equity arrangement. As a result, we are continuing to explore the possible utilization of the existing business license of our wholly owned subsidiary, China Premium (Shanghai), to establish a country wide sales and distribution system for consumer food products and for food service products such as offered by Mandarin Fine Foods Company. In addition to allowing us to own 100% of this business, the utilization of our existing China Premium (Shanghai) subsidiary would eliminate the necessity of our capital contribution for the Yangling Mandarin joint venture.

                       DIRECTORS, EXECUTIVE OFFICERS,
                        PROMOTERS AND CONTROL PERSONS

      The directors, executive officers and significant employees/advisors are as follows. Our directors serve for staggered terms of two years or until their successors are elected.


      Name of Officer         Position with the Company                     Year Appointed
      ---------------         -------------------------                     --------------

China Premium Food Corporation

      Stanley A. Hirschman    Chairman and Director                            2000
      Roy G. Warren           Director and Chief Executive Officer             1997/1999
      John McCormack          Director, President & Chief Operating Officer    1997/2000
      Michael L. Davis        Chief Financial Officer                          1997
      Susan E. Lurvey         Treasurer and Secretary                          1997
      Arthur W. Blanding      Director                                         1999
      Robert Cummings         Director                                         1997
      Paul Downes             Director                                         1997
      George Holdsworth       Director                                         1997
      Robert L. Holz          Director                                         2000
      Michael Lucci           Director                                         1998
      Phillip Pearce          Director                                         1997

Bravo! Foods, Inc. - US subsidiary

      Arthur W. Blanding      Chairman and Director                            2000
      Roy G. Warren           Director and Treasurer                           1999
      Anthony P. Guiliano     Director, President & Chief Operating Officer    2000
      Stanley A. Hirschman    Director                                         2000
      John McCormack          Director and Chief Executive Officer             2000/2001
      Phillip Pearce          Director                                         2000

China Premium Food (Shanghai) Co., Ltd. - Chinese subsidiary

      Stephen Langley         Chairman, Director and General Manager           1999
      Roy G. Warren           Director since December                          1999
      Anthony P. Guiliano     Director since December                          1999

      The experience and background of our executive officers and directors follows:

Mr. Stanley A. Hirschman - Chairman and Director since September 2000

      Mr. Hirschman is president of CPointe Associates, Inc., an executive management and consulting firm specializing in solutions for emerging companies with technology-based products. CPointe was formed in 1996. In addition, he is a director of ObjectSoft Corp., RetailHighway.com and former chairman of the board of Mustang.com. Prior to establishing CPointe Associates, Mr. Hirschman was vice president of operations of Software, Etc., Inc., a retail software chain, from 1989 until 1996. Mr. Hirschman has also held senior management positions with retailers T.J. Maxx, Gap Stores and Banana Republic.

      Mr. Hirschman currently serves on the Executive Committee of our board of directors and is a director of our US subsidiary Bravo! Foods. Inc.

Mr. Roy G. Warren - Chief Executive Officer since May 1999; Director since
1997

      Mr. Warren serves as our Chief Executive Officer and as a director. Mr. Warren was in charge of our day to day operations as from 1997 until the appointment of John McCormack as President and Chief Operating Officer in December 2000. As Chief Executive Officer, Mr. Warren continues to develop strategy for our growth and external financial matters.

      For 15 years from 1981 through 1996, Mr. Warren was in the securities brokerage industry. During those years, Mr. Warren acted as executive officer, principal, securities broker, and partner with brokerage firms in Florida, most notably Kemper Financial Companies, Alex Brown & Sons and Laffer Warren & Company. Mr. Warren currently serves on the Executive Committee of our board of directors.

      Mr. Warren also serves as a director of our U.S. subsidiary, Bravo! Foods, Inc. and our wholly owned Chinese subsidiary, China Premium Food (Shanghai) Co., Ltd.

Mr. John McCormack - President, Chief Operating Officer since December 2000; Director since 1997

      Prior to his appointment as our President and Chief Operating Officer, Mr. McCormack served as an executive with Dean Foods Co. for over 15 years. Dean Foods is a US national processor and distributor of a full line of branded and private label products, including fluid milk, cottage cheese and ice cream, as well as frozen vegetable brands which include BirdsEye, Freshlike and Veg-All. Prior to a 1999 move to the Chicago area for Dean Foods, Mr. McCormack managed McArthur Dairy in Miami, Florida, a wholly- owned subsidiary of Dean Foods Co. As a Vice President of Dean Foods, he was in charge of Dean Food's mid-western division out of Chicago, Illinois.

      Mr. McCormack currently serves on the compensation committee of our board of directors and is a director of our U.S. subsidiary, Bravo! Foods, Inc.

Mr. Michael L. Davis - Chief Financial Officer since October, 1997

      Mr. Davis has been associated with the securities industry over 35 years, as a securities and special situations analyst with ValueLine, and as a tactical planner, general portfolio manager and short sale portfolio manager with a number of hedge funds. In 1972, he was a member of the Investment Committee at Anchor Corp. which supervised its $2.5 billion family of funds, as well as serving as Anchor's chief market analyst. From 1978 through 1989, Mr. Davis was the portfolio manager of Merrill Lynch's Special Value Fund. In addition to his position with us, for the past eight years, Mr. Davis has operated a private consulting firm, M.L. Davis Financial Services. Mr. Davis advises clients on stock selection and general market timing considerations. He researches and writes investment reports on selected small and mid-cap growth companies. In addition. Mr. Davis supervises an investment portfolio for a group of United Arab Emirates investors.

Mr. Arthur W. Blanding - Director Since November, 1999

      Mr. Blanding is president of The Omega Company, an international dairy industry consulting company. Mr. Blanding has over 50 years experience in management of dairy processing, sales and strategic planning consulting. He graduated from Michigan State University in 1956, with a degree in food science, and in 1964 from Oregon State University with a degree in Food Microbiology, and attended Harvard Business School.

      As President of The Omega Company for the past 20 years, Mr. Blanding has completed over 200 projects successfully, both in the U.S. and abroad. Clients of The Omega Company include Abbott International, Cumberland Farms, Dairy Gold, Farm Fresh, Inc., Haagen Dazs, Labatt, Ross Laboratories, and Stop & Shop Company, among others. Mr. Blanding was a consultant for the design and construction of the dairy processing facility built in Shanghai by Green Food Peregrine. The Omega Company is a party to a consulting contract with us concerning technical and production issues. Mr. Blanding also serves as a director and Chairman of our U.S. subsidiary, Bravo! Foods, Inc.

Mr. Robert J. Cummings - Director Since 1997

      Mr. Cummings' work experience includes ten years in purchasing at Ford Motor Company. In 1975, he founded and currently operates J & J Production Service, Inc., a manufacturing representative business, which is currently responsible for over $300 million in annual sales. Mr. Cummings currently serves on the executive committee of the our board of directors.

Mr. Paul Downes - Director Since 1997

      Mr. Downes is a director and, from August of 1997 to April of 1998, served as our Chairman. For the past 12 years, Mr. Downes has managed his personal diverse portfolio of international investments with concentration in the United Kingdom, Eastern Europe, North Africa and Asia. In 1985, he founded a group of nursing homes for the elderly in Great Britain which he sold in 1990. Prior to that time, Mr. Downes, spent several years organizing golf tournaments and international golf matches in Malaysia, Singapore, Thailand, Philippines, Indonesia and Hong Kong, spending two years living in Southeast Asia. Mr. Downes is one of our "founders" and played a leading role in our initial raising efforts. From March of 1999, Mr. Downes has served as the Chairman of a start up marble quarry company located in Alabama.

Mr. George Holdsworth - Director Since 1997

      From March of 1997 until May, 1998, Mr. Holdsworth was responsible for the operational aspects of our China operations. Since 1998, Mr. Holdsworth has managed his personal investment portfolio and has served as a director and consultant to U.S. Stone Corporation, a start up marble quarry company located in Alabama.

      Mr. Holdsworth is a graduate of the University of London with a B.S. in Mathematics and an Associate of the London College of Music. He started in business as a manufacturing manager in Earlsdon Components, Ltd., where he became Director of Operations, then owner and Managing Director. In 1993, Mr. Holdsworth became owner of Earlsdon Technology, Ltd., a JV Partner of

Shanghai Earlsdon Valve Company, Ltd., and lived in Shanghai for four years, until May, 1998. Mr. Holdsworth sold his interest in Shanghai Earlsdon and commenced his duties for us in March, 1997.

Mr. Robert L. Holz - Director since 2000

      For the past six years, Mr. Holz has managed a portfolio of private investments in start up companies under the aegis of Explorer Fund Management, L.L.C., an entity which he founded in 1994. Prior to 1994, Mr. Holz held senior management positions in securities related firms such as Nomura Securities International, Inc., National Investment Services of America and was a partner in Kidder, Peabody & Co., Inc. Mr. Holz specializes in identifying and analyzing new business opportunities and managing resources for goal realization. Mr. Holz currently serves on our audit committee.

Michael G. Lucci - Director Since 1998

      Mr. Lucci is a former All Pro linebacker who played for the Detroit Lions of the National Football League from 1964 through his retirement from professional football in 1973. Mr. Lucci became associated with Bally's Total Fitness Corporation in 1971 and rose through the ranks to become that corporation's Vice President of club operations in the mid-west, Senior Vice-President, and President and Chief Operating Officer in 1993. Mr. Lucci retired in 1996 and, since that time, has managed a diverse investment portfolio for himself and directed the business of his construction company in the Detroit MI area. Mr. Lucci serves on the executive committee of our board of directors.

Mr. Phillip Pearce - Director Since 1997

      Mr. Pearce is a "retired" member of the securities industry. Mr. Pearce served as Chairman of the NASD during which time he was instrumental in the founding of NASDAQ. Additionally, Mr. Pearce was a former Director of E.F. Hutton and has served as Governor of the New York Stock Exchange. Since his retirement in 1988, Mr. Pearce has remained active in the securities industry as a corporate financial consultant. Mr. Pearce serves on the compensation committee of our board of directors.

      Mr. Pearce also serves on our audit committee and is a director of our U.S. subsidiary, Bravo! Foods, Inc.

Mr. Stephen Langley - Chairman, Director and General Manager of our wholly owned Chinese subsidiary, China Premium Food (Shanghai) Co., Ltd. since October 1999

      Mr. Langley's has been in the sales, marketing, and management of the agribusiness for approximately 22 years. Seventeen of those years have been with multinational companies, including IBP Inc., a processor of fresh beef and pork. Mr. Langley was responsible for establishing a market presence for IBP in China in 1997 for the sales of products imported from IBP-US which amounted to US$ 250,000 in 1997 and grew to over US $7 million in 1998. Mr. Langley was responsible for the development of business strategy and directed all sales activities in China for IBP.

      Mr. Langley and his family have lived in China continuously for the last 6 years. He studied Chinese full time for two years from 1993-1995 and achieved Chinese language Level 3 fluency (Foreign Service scale of 1-5, with Level 5 equal to native speaker.)

Mr. Anthony P. Guiliano - President and Director of our US subsidiary, Bravo! Foods, Inc.

      Mr. Guiliano has 20 years of experience in senior level marketing and management positions with consumer products companies, including Dial Co., Welch Foods, Kayser-Roth, Cleo, a division of Gibson Greetings, and Schering-Plough. While with these companies, Mr. Guiliano's responsibilities included marketing and sales management of branded consumer products, launching new branded consumer products and negotiating licensing for product brands, including Looney Tunes(TM), Lion King and Disney. Prior to his appointment as President and his election Bravo!'s board in 2000, Mr. Guiliano served as a consultant to us since 1998 for our China sales and marketing efforts. Mr. Guiliano has been an independent consumer products sales and marketing consultant since 1996 and an employee of our Bravo! subsidiary since 2000.

      As of the date of this prospectus, there have been no family relationships among the directors and executive officers. Further, no director, executive officer, promoter or control person has been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of such director, person nominated to become a director, executive officer, promoter or control person of the Company. None of the individuals listed above has had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of such bankruptcy, if any, or within two years prior to that time. No director, executive officer, promoter or control person was or has been convicted in a criminal proceeding or is subject to a pending criminal proceeding or subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, borrowing, or otherwise limiting his or her involvement in any type of business, securities or banking activities. No director, executive officer, promoter or control person has been found by a court of competent jurisdiction in a civil action to have violated federal or state securities or commodities law.

                        SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock on of January 31, 2001, as to

      * each person known by us to beneficially own more than 5% of our common stock
      *  each of our directors
      *  each of our named executive officers
      *  all of our directors and officers as a group

The following conditions apply to all of the following tables:

      * except as otherwise noted, the named beneficial owners have direct ownership of the stock and have sole voting and investment power with respect to the shares shown

      * the class listed as "common" includes the shares of common stock underlying our issued convertible preferred stock, options and warrants

      * Amro International, S.A., Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. have agreed to limit their ownership of our outstanding common stock to not more than 9.999%.

Holders of 5% or more of our common stock follows:


                  Name & Address of               Amount & Nature of              Percent
Title of Class    Beneficial owner                Beneficial Ownership            of Class
--------------    -----------------               --------------------            --------

Common            Amro International, S.A.        2,903,284                       11.5%
                  Grossmuenster Platz 26
                  P.O. Box 4401
                  Zurich, Switzerland CH 8022

Common            Austinvest Anstalt Balzers      2,802,841                       11%
                  Landstrasse 938
                  9494 Furstentums
                  Balzers, Liechtenstein

Common            Esquire Trade & Finance Inc.    2,802,841                       11%
                  Trident Chambers
                  P.O. Box 146
                  Road Town, Tortola, B.V.I.

Common            Mr. Dale Reese                  2,457,985                        9.7%
                  125 Kingston Road
                  Media, PA

Common            Paul Downes                     24,182 (direct)                  0.095%
                  Tamarind Management Ltd.        2,098,145 (indirect/control)     8.29%
                  5646 Windrift Lane
                  Boca Raton, FL 33433

Common            Libra Finance, S.A.             1,662,500                        6.57%
                  P.O. Box 4603
                  Zurich, Switzerland

Common            American Flavors China, Inc.    1,531,685                        6.05%
                  Florence & Noam Sender
                  (principal beneficial owners)
                  1007 Chestnut Street
                  Newton, MA 02164



Common stock owned by our directors follows:


                  Name & Address of               Amount & Nature of              Percent
Title of Class    Beneficial owner                Beneficial Ownership            of Class
--------------    -----------------               --------------------            --------


Common            Paul Downes                     24,182 (direct)                  0.095%
                  Tamarind Management Ltd.        2,098,145 (indirect/control)     8.29%
                  5646 Windrift Lane
                  Boca Raton, FL 33433

Common            Roy G. Warren                   717,414                          2.83%
                  1128 Country Club Road
                  N. Palm Beach, FL 33408

Common            Robert Cummings                 310,000                          1.22%
                  2829 N.E. 44th Street
                  Lighthouse Point, FL 33064

Common            Michael G. Lucci                210,000                          0.83%
                  49 Spanish River Drive
                  Ocean Ridge, FL 33435

Common            John McCormack                  200,000                          0.79%
                  8750 South Grant
                  Burridge, IL 60521

Common            Mr. Arthur W. Blanding           75,811                          0.29%
                  Janesville, WI 53545

Common            Phillip Pearce                   25,000                          0.098%
                  6624 Glenleaf Court
                  Charlotte, NC 28270

Common            Stanley Hirschman                 9,670                          0.038%
                  2600 Rutgers Court
                  Plano, TX 75093

Common stock owned by our executive officers follows:


                  Name & Address of               Amount & Nature of              Percent
Title of Class    Beneficial owner                Beneficial Ownership            of Class
--------------    -----------------               --------------------            --------

Common            Roy G. Warren                   717,414                          2.83%
                  CEO/Director

Common            John McCormack                  200,000                          0.79%
                  President/COO/Director

Common            Stephen Langley                  88,199                          0.34%
                  Chairman/GM- China



Common            Michael L. Davis                 25,000                          0.098%
                  Chief Financial Officer

Common            Susan Lurvey                     12,000                          0.049%
                  Treasurer/Secretary

Common stock owned by our directors and
 executive officers as a group                  3,758,421                         14.85%

      The following is a breakdown of the amount of underlying common stock the listed holders have the right to acquire within sixty (60) days from convertible preferred stock, options and warrants. This underlying common stock has been included as part of the "common stock" listed in the above tables. For Amro International, S.A., Austinvest Anstalt Balzers, Esquire Trade & Finance Inc., Libra Finance, S.A., please refer to page 11 of this prospectus.


                     Total Equity and                            Underlying
Holder               Rights to Equity    Type of Security        Common Stock
------               ----------------    ----------------        ------------

Mr. Dale Reese           2,457,985       Options                   700,000

Tamarind                 2,122,327       Series B Convertible      107,440
Management, Ltd.                          Preferred
(Mr. Paul Downes)                        Options                 1,383,705

Roy G. Warren              717,414       Options                   410,914

Michael L. Davis            25,000       Options                    25,000

Steve Langley               70,000       Options                    50,000

      There currently are no arrangements that may result in a change of ownership or control of the Company.

                          DESCRIPTION OF SECURITIES

      We are authorized to issue 20,000,000 shares of common stock, having a par value of $0.001 per share, and 5,000,000 shares of preferred stock, also having a par value of $0.001 per share. We have made five designations of preferred stock:

      * 500,000 Series A convertible preferred shares with a stated value of $1.00 per share
      * 1,260,000 Series B convertible preferred shares with a stated value of $1.00 per share

      * 400,000 Series C convertible preferred shares with a stated value of $3.00 per share
      * 165,000 Series D convertible preferred shares with a stated value of $10.00 per share
      * 1,500,000 Series E convertible preferred shares with a stated value of $2.50 per share
      * 165,000 Series F convertible preferred shares with a stated value of $10.00 per share
      * 200,000 Series G convertible preferred shares with a stated value of $10.00 per share

      The following sets forth the number of issued and outstanding shares of our common stock and preferred stock remaining, after conversion, as of the date of this prospectus.


      *  Common Stock                            13,095,441
      *  Series A Convertible Preferred Stock           -0-
      *  Series B Convertible Preferred Stock       107,440
      *  Series C Convertible Preferred Stock           -0-
      *  Series D Convertible Preferred Stock       105,000
      *  Series E Convertible Preferred Stock           -0-
      *  Series F Convertible Preferred Stock       174,999
      *  Series G Convertible Preferred Stock       100,000

Common Stock

      The following is a summary of certain rights and provisions of the shares of our common stock. This summary includes all of the material rights and provisions of these shares.

Dividend Rights
---------------

      The holders of common stock are entitled to receive dividends and other distributions as and when declared by our board of directors out of the assets and available funds.

Voting Rights
-------------

      The holders of common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting. Our business is controlled by our board of directors. This board is elected by a majority vote of the shareholders and bylaws have been adopted for our guidance and control. Amendments to the bylaws can be made by majority vote of the board of directors. The vote of the holders of a majority of the outstanding shares of the voting stock of the common stock, Series A and Series B Convertible Preferred Stock is required for mergers, consolidations or other similar transactions.

Liquidation Rights
------------------

      Upon the voluntary or involuntary dissolution, liquidation, or winding up of our business affairs, the holders of common will receive the remainder of ours assets, if any, after

      *  the payment in full of our debts and other liabilities
      *  the payment of dividends due to the holders of preferred stock
      *  the distribution of assets to the holders of preferred stock

      The directors, at their discretion, may authorize and issue debt obligations, whether or not subordinated, without prior approval of the shareholders. The issuance of debt obligations may reduce the liquidation value of the shares of common stock.

Preemptive Rights
-----------------

      Owners of our common stock not have the preemptive right to purchase additional shares offered by the Company in the future. That is, we may sell additional shares of common stock to particular shareholders or to non-shareholders without first offering shares to current shareholders.

Redemption
----------

      We do not have the discretionary right to redeem our common stock.

Preferred Stock

Series A Convertible Preferred Stock consisting of 500,000 authorized shares.

Currently, there are no issued and outstanding shares of Series A
Convertible Preferred Stock

Series B Convertible Preferred Stock consisting of 1,260,000 authorized shares.

Dividends
---------

      Series B Convertible Preferred Stock shall pay or accrue dividends at the rate of 9% per annum, payable only upon liquidation or redemption, as a percentage of the stated value, out of the assets and available funds.

Voting Rights
-------------

      Voting rights of the Series B Convertible Preferred Stock are the same as our common stock.

Conversion
----------

      Series B Convertible Preferred Stock is convertible anytime after December 31, 1997 to our common stock at the fixed ratio of one share of common stock for one share of Series B Convertible Preferred Stock surrendered for conversion.

Adjustments to Conversion Ratio
-------------------------------

The ratio for conversion can be proportionally increased or reduced to reflect

      * a division of the common stock of the Corporation or a combination thereof
      * a reorganization or reclassification or distribution to the holders of common stock of stock, debt securities or other assets
      * a legal merger, consolidation, corporate combination, share exchange, or a sale or lease of substantially all of our assets resulting in the distribution to our common stock holders, stock, debt securities or other assets
      * the issuance or sale of common stock, options, warrants or other rights to purchase the common stock of the Corporation for less than the stated value

Liquidation Preference
----------------------

      Holders of Series B Convertible Preferred Stock shall be entitled to receive for each share of Series B Convertible Preferred Stock a cash payment equal to the stated value plus all accrued dividends. If our assets are insufficient to make the payment, the assets shall be distributed ratably to the holders.

Liquidation
-----------

      Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Convertible Preferred Stock shall be entitled to receive for each share of Series B Convertible Preferred Stock an amount equal to the Stated Value plus all accrued dividends attributable to each such share.

Redemption
----------

      We have the right to redeem any or all of the outstanding shares of Series B Convertible Preferred Stock at a redemption price equal to the stated value of the Series B Convertible Preferred Stock redeemed plus accumulated dividends.

Series C Convertible Preferred Stock consisting of 400,000 authorized shares.

Currently, there are no issued and outstanding shares of Series B
Convertible Preferred Stock

Series D Convertible Preferred Stock consisting of 165,000 authorizes shares.

Dividends
---------

      Each share of Series D Convertible preferred stock entitles the holder to receive or accrue dividends at the rate of 6% simple interest per annum, as a percentage of the stated value of the Series D Convertible Preferred Stock. Dividends are payable in cash or common stock quarterly at our option. The payment of dividends shall be made first to the Series D Convertible preferred stockholders before dividends or other distributions are made on any common stock or prior preferred stock.

Voting Rights
-------------

      Except as otherwise required by law, the Series D Convertible Preferred Stock shall have no voting rights. So long as any shares of Series D Convertible Preferred Stock are outstanding, we shall not

      * alter or change adversely the powers, preferences or rights given to the Series D Convertible Preferred Stock
      *  alter or amend the certificate of designation
      *  amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders
      *  increase the authorized number of shares of Series D Convertible
         Preferred Stock
      * enter into any agreement with respect to the foregoing, without the affirmative vote of the holders of a majority of the shares of
         the Series D Convertible Preferred Stock then    outstanding

Conversion
----------

      The holders of Series D Convertible Preferred stock shall be entitled to convert such stock into our common stock at any time subsequent to the 91st day after issuance of such stock or upon the effectiveness of a registration statement for the resale of the common stock underlying the Series D Convertible Preferred stock. The number of shares of common stock issuable upon conversion of each share of Series D Preferred Stock shall equal the sum of the stated value per share and, at the holder's election, accrued and unpaid dividends on such shares. This sum will then be divided by the conversion price. The conversion price shall be equal to the lesser of 100% of the average of the closing bid price of our common stock for the trading day immediately preceding the date of issuance of the shares of Series D Preferred Stock to the holders, or 80% of the average of the three lowest closing bid prices for the 22 trading days immediately preceding the conversion of the Series D Preferred Stock.

Adjustments to Conversion Price
-------------------------------

The conversion price will be adjusted if we

      * issue common stock pay a stock dividend or otherwise make a distribution or distributions on shares of our junior securities
      *  subdivide our common stock into a larger number of shares
      *  combine our common stock into a smaller number of shares
      *  issue capital stock by reclassification of shares of common stock

Liquidation Preference
----------------------

      Upon any liquidation, dissolution or winding-up of our business, whether voluntary or involuntary, after our payment of debt and liabilities, the holders of Series D Convertible Preferred Stock shall be entitled to receive out of our assets an amount equal to the stated value plus all accrued but unpaid dividends per share, whether declared or not. This payment, will be made before any distribution or payment to the holders of any junior securities, including the holders of common stock and preferred stock. If the assets shall be insufficient to make this payment, then the assets shall be distributed ratably among the holders of Series D Convertible Preferred Stock.

Redemption
----------

      We have the option of redeeming the Series D Preferred Stock starting 40 days after the effective date of the registration statement for the resale of the common stock underlying the Series D Convertible Preferred stock. The redemption price shall be equal to the closing bid price of the common stock on the date notice of redemption is given to a holder, multiplied by the number of shares of common stock that would be issued upon conversion of the designated amount being redeemed, including common stock that would have been issued as dividends, at the conversion price in effect on the redemption date. In no event may the redemption amount be less than 120% of the stated value plus the dollar amount of accrued dividends of the Series D Preferred Stock being redeemed.

Series E Convertible Preferred Stock Consisting of 1,500,000 authorized shares.

Currently, there are no issued and outstanding shares of Series E
Convertible Preferred Stock

Series F Convertible Preferred Stock consisting of 165,000 authorized shares.

Dividends
---------

      Each share of Series F Convertible preferred stock entitles the holder to receive or accrue dividends at the rate of 6% simple interest per annum, as a percentage of the stated value of the Series F Convertible Preferred Stock. Dividends are payable in cash or common stock quarterly at our option. The payment of dividends shall be made first to the Series F Convertible preferred stockholders before dividends or other distributions are made on any common stock or prior preferred stock.

Voting Rights
-------------

      Except as otherwise required by law, the Series F Convertible Preferred Stock shall have no voting rights. So long as any shares of Series F Convertible Preferred Stock are outstanding, we shall not

      * alter or change adversely the powers, preferences or rights given to the Series F Convertible Preferred Stock
      *  alter or amend the certificate of designation
      *  amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders
      *  increase the authorized number of shares of Series F Convertible
         Preferred Stock
      * enter into any agreement with respect to the foregoing, without the affirmative vote of the holders of a majority of the shares of
         the Series F Convertible Preferred Stock then   outstanding

Conversion
----------

      The holders of Series F Convertible Preferred stock shall be entitled to convert such stock into our common stock at any time subsequent to the 91st day after issuance of such stock or upon the effectiveness of a registration statement for the resale of the common stock underlying the Series F Convertible Preferred stock. The number of shares of common stock issuable upon conversion of each share of Series F Preferred Stock shall equal the sum of the stated value per share and, at the holder's election, accrued and unpaid dividends on such shares. This sum will then be divided by the conversion price. The conversion price shall be equal to the lesser of 100% of the average of the closing bid price of our common stock for the trading day immediately preceding the date of issuance of the shares of Series F Preferred Stock to the holders, or 80% of the average of the three lowest closing bid prices for the 22 trading days immediately preceding the conversion of the Series F Preferred Stock.

Adjustments to Conversion Price
-------------------------------

The conversion price will be adjusted if we

      * issue common stock pay a stock dividend or otherwise make a distribution or distributions on shares of our junior securities
      *  subdivide our common stock into a larger number of shares
      *  combine our common stock into a smaller number of shares
      *  issue capital stock by reclassification of shares of common stock

Liquidation Preference
----------------------

      Upon any liquidation, dissolution or winding-up of our business, whether voluntary or involuntary, after our payment of debt and liabilities, the holders of Series F Convertible Preferred Stock shall be entitled to receive out of our assets an amount equal to the stated value plus all accrued but unpaid dividends per share, whether declared or not. This payment, will be made before any distribution or payment to the holders of any junior securities, including the holders of common stock and preferred stock. If the assets shall be insufficient to make this payment, then the assets shall be distributed ratably among the holders of Series F Convertible Preferred Stock.

Redemption
----------

      We have the option of redeeming the Series F Preferred Stock starting 40 days after the effective date of the registration statement for the resale of the common stock underlying the Series F Convertible Preferred stock. The redemption price shall be equal to the closing bid price of the common stock on the date notice of redemption is given to a holder, multiplied by the number of shares of common stock that would be issued upon conversion of the designated amount being redeemed, including common stock that would have been issued as dividends, at the conversion price in effect on the redemption date. In no event may the redemption amount be less than 120% of the stated value plus the dollar amount of accrued dividends of the Series F Preferred Stock being redeemed.

Series G Convertible Preferred Stock consisting of 200,000 authorized shares.

Dividends
---------

      Each share of Series G Convertible preferred stock entitles the holder to receive or accrue dividends at the rate of 7% simple interest per annum, as a percentage of the stated value of the Series G Convertible Preferred Stock. Dividends are payable in cash or common stock quarterly at our option. The payment of dividends shall be made first to the Series G Convertible Preferred stockholders before dividends are made on any common stock or prior preferred stock, except Series D Preferred. Dividends or other distributions made on Series D Convertible Preferred shall be made equally with Series G Convertible Preferred.

Voting Rights
-------------

      Except as otherwise required by law, the Series G Convertible Preferred Stock shall have no voting rights. So long as shares of Series G Convertible Preferred Stock are outstanding, we shall not

      * alter or change adversely the powers, preferences or rights given to the Series G Convertible Preferred Stock
      *  alter or amend the certificate of designation
      *  amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders
      *  increase the authorized number of shares of Series G Convertible
         Preferred Stock
      * enter into any agreement with respect to the foregoing, without the affirmative vote of the holders of a majority of the shares of the Series G Convertible Preferred Stock then outstanding

Conversion
----------

      The holders of Series G Convertible Preferred stock shall be entitled to convert such stock into our common stock at any time subsequent to issuance. The number of shares of common stock issuable upon conversion of each share of Series G Preferred Stock shall equal the sum of the stated value per share and, at the holder's election, accrued and unpaid dividends on such shares. This sum will then be divided by the conversion price. The conversion price shall be equal to the lesser of $0.85, or 80% of the average of the three lowest closing bid prices for the 22 trading days immediately preceding the conversion of the Series G Preferred Stock.

Adjustments to Conversion Price
-------------------------------

The conversion price will be adjusted if we

      * issue common stock pay a stock dividend or otherwise make a distribution or distributions on shares of our junior securities
      *  subdivide our common stock into a larger number of shares
      *  combine our common stock into a smaller number of shares
      *  issue capital stock by reclassification of shares of common stock

Liquidation Preference
----------------------

      Upon any liquidation, dissolution or winding-up of our business, whether voluntary or involuntary, after our payment of debt and liabilities, the holders of Series G Convertible Preferred Stock shall be entitled to receive out of our assets an amount equal to the stated value plus all accrued but unpaid dividends per share, whether declared or not. This payment, will be made before any distribution or payment to the holders of any junior securities, including the holders of common stock and preferred stock, except Series D Convertible Preferred. If the assets shall be insufficient to make this payment, then the assets shall be distributed ratably among the holders of Series G Convertible Preferred Stock.

Mandatory Conversion
--------------------

      We have the option of calling for the conversion of Series G Preferred Stock and dividends not previously converted into common stock at the conversion price, after three years from issuance of the Series G Preferred Stock.

Redemption
----------

      We have the option of redeeming the Series G Preferred Stock after the effective date of the registration statement for the resale of the common stock underlying the Series G Convertible Preferred stock. The redemption price shall be equal to 135%of the stated value, plus accrued dividends, multiplied by the number of shares of Series G Preferred Stock.

                    INTEREST OF NAMED EXPERTS AND COUNSEL

      BDO Seidman LLP, independent auditors of Los Angeles, CA, have audited our financial statements at December 31, 1998 and 1999. We have incorporated our audited financial statements into this prospectus in reliance on BDO Seidman's report given on their authority as experts in accounting and auditing.

      Stibel & Toulan LLP, legal counsel of Boston, Massachusetts, will pass upon certain legal matters for us relating to the validity of the securities offered hereby.

                      DISCLOSURE OF COMMISSION POSITION
              ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our amended and restated certificate of incorporation and by-laws contain provisions eliminating the personal liability of a director to us and our stockholders for certain breaches of his or her fiduciary duty of care as a director. These provisions, however, do not eliminate or limit the personal liability of a director

      * for any breach of a director's duty of loyalty to us or our stockholders
      *  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law
      *  for unlawful dividends or unlawful stock repurchases or redemptions under Delaware statutory provisions making
         directors personally liable, under a negligence standard
      * for any transaction from which the director derived an improper personal benefit

These provisions offer persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care, except as indicated above, including grossly negligent business decisions made in connection with takeover proposals. As a result of these provisions, our ability or that of our stockholders to prosecute an action against a director for a breach of his duty of care has been limited. These provisions, however, do not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that these provisions will have no effect on claims arising under the federal securities laws.

                     WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock offered. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of these documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved.

      We are subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov. Copies of our reports, proxy statements and other information also may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza            Citicorp Center          Seven World Trade Center
Room 1024                  500 West Madison St.,    13th Floor
450 Fifth Street, N.W.,    Room 1400                New York, NY 10048
Washington, D.C. 20549     Chicago, IL 60661

      Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330.

                            MANAGEMENT DISCUSSION
                         AND ANALYSIS OF OPERATIONS

Financial Condition And Results of Operations -
For Periods Ended December 31, 1998 and December 31, 1999

Financial Condition for year ended December 31, 1999

      For the year ended December 31, 1999, we had an accumulated deficit of US $12,360,537. As of December 31, 1999, we had cash on hand of US $16,854 and reported total shareholders' equity of US $840,057.

      On July 31, 1998, we purchased certain assets of American Flavors China, Inc., consisting of that company's 52% equity interest in and to a Sino-American joint venture in Hangzhou, People's Republic of China, known as Hangzhou Meilijian Dairy Products Co., Ltd. For financial reporting purposes, Hangzhou Meilijian is considered our subsidiary of the Company as of that date. As of July 31, 1998, Hangzhou Meilijian had total assets of $6,512,950, with total current assets of $1,928,336. Total liabilities amounted to $3,544,961, with total current liabilities of $2,870,890.

      In addition, the joint venture company had total equity of $2,967,989, with total revenues of $2,831,255.As of December 31, 1999, Hangzhou Meilijian had total assets of $5,483,490, with total current assets of $931,443. Total liabilities amounted to $3,175,406, with total current liabilities of $2,265,023. In addition, the joint venture company had total equity of $2,308,084, with total revenues of $5,664,661.

Results of operations

Year Ended December 31, 1999
----------------------------

      Owing to the change in financial reporting to the equity method, we have not reported any of the revenue of our subsidiaries and, accordingly, have not reported any sales revenue, cost of goods sold or selling expenses for the fiscal year ending December 31, 1999. After general and administrative expenses of $2,622,788 and other net expenses of $1,394,546, including interest expenses of $15,539, loss on investments in Green Food Peregrine of $1,034,606 and in Meilijian of $334,401, we had a net loss before income taxes of $4,017,334. This loss, combined with accrued dividends on preferred stock of $958,177, resulted in a basic loss per share of $0.67.

      Our losses on our investments in its Chinese subsidiaries in 1999 resulted from the high level of expenses associated with the continuing attempts to penetrate the market in Shanghai and the introduction of new products in Hangzhou. In addition, we experienced significant general and administrative expenses in connection with raising capital in 1999 in excess of $937,000 and expenses associated with the filing requirements of a fully reporting company under the Securities Exchange Act of 1934.

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998
---------------------------------------------------------------------

      General and administrative expenses increased approximately 108% to $2,622,788 in 1999 from $1,260,588 in 1998. This increase reflects three 1999 fund raising exercises, the consummation of licensing agreements with Warner Bros. with guaranteed royalty payments in 1999 of $87,500, and the preparation and filing of SEC reporting documents.

      Interest expense increased from a net positive income number in 1998 to expenses of $15,539 in 1999. The increase in interest expense largely was a result of the debt associated with the Green Food Peregrine and Hangzhou Meilijian operations and 10.5% interest on an installment note having a face value of $282,637, arising out of the acquisition of our interest in Hangzhou Meilijian in 1998.

      Losses on investments in our subsidiaries increased approximately 13.4% to $1,379,007 in 1999 from $1,215,793 in 1998. The increase largely was the result of the write off of the entire balance of our investment in Green Food Peregrine in 1999, when that joint venture ceased operations and we decided to terminate the joint venture.

      Consequently, our net loss increased approximately 63.2% to $4,017,334 in 1999 from $2,461,829 in 1998. We reported a loss per share of $0.41 in 1998 and $0.67 in 1999. The increase in the loss per share was due to the accounting and legal costs associated with the change to the equity method of reporting and the write off of our investment in Green Food Peregrine.

      As of December 31, 1998, there were 7,717,957 shares of common stock outstanding while as of December 31, 1999 there were 10,278,129 shares of common stock outstanding. Due to the timing of issuance of new shares, however, the weighted average number of shares of common stock outstanding in 1999 was 7,422,965. The loss per share in 1999 increased by approximately 63.4%compared with 1998.

Hangzhou Meilijian Year Ended December 31, 1999
-----------------------------------------------

      For the fiscal year ending December 31, 1999, Meilijian had net sales of $5,664,661 and had a gross profit of $768,517. In addition to the $4,896,144 cost of goods sold, Meilijian had selling expenses of $629,564, and general and administrative expenses of $664,921. After net interest expenses of $129,810 and other net expenses of $6,532, Meilijian had a net loss before income tax of $662,310. General and administrative expenses are approximately 12% of revenues for 1999. We anticipate that as Meilijian's revenue will increase through marketing, general and administrative expenses will increase in total but decrease as a percentage of revenue.

      Meilijian's loss from operations for 1999 are the result of efforts associated with the introduction of new products in 1999.

Hangzhou Meilijian Year Ended December 31, 1999 Compared to
-----------------------------------------------------------
Year Ended December 31, 1998
----------------------------

      Meilijian's revenues increased almost 16.2% to $5,664,661 in 1999 from $4,873,748 in 1998. The increase was due to the continuing marketing efforts to increase in sales volume of baggie milk, and the development of an aseptic milk packaged product for sale in the Hangzhou and other surrounding markets.

      Cost of goods sold increased approximately 15.4% to $4,896,144 in 1999 from $4,241,471 in 1998. This increase was due mainly to a higher level of revenue that required a corresponding increase in cost of goods sold. However, cost of goods sold accounting for a percentage of revenue decreased to 86% in 1999 from 87% in 1998. Consequently, the gross profit ratio increased to 13.5% in 1999 from 13% in 1998.

      Selling expenses increased approximately 41.3% to $629,564 in 1999 from 445,662 in 1998. As a percentage of revenues, selling expense increased to 11% in 1999 from 9% in 1998. These increases were due mainly to the continuing efforts to increase sales volume and the introduction of new products in the Meilijian market area.

      Meilijian's general and administrative expenses increased approximately 59% to $664,921 in 1999 from $415,991 in 1998. This increase reflects the effects of increased sales and the introduction of new products in 1999. As a percentage of the total revenue, the general and administrative expenses increased to 11.7% in 1999 from 8.5% in 1999.

      Interest expense decreased approximately 25.9% to $129,810 in 1999 from $175,205 in 1998. The decrease in interest expense largely was a result of the debt repayment. Meilijian's net loss increased approximately 59% to $662,310 in 1999 from $415,178 in 1998.

Financial Condition And Results of Operations -
For Period January 1, 2000 to September 30, 2000

      As of September 30, 2000, the Company had an accumulated deficit of $15,291,486. As of September 30, 2000, the Company had cash on hand of $172,012, of which 86,000 is restricted as collateral for a Chinese bank loan to China Premium (Shanghai), and reported total shareholders' equity of $1,405,900.

      For this same period of time, the Company had revenue of $57,716 and general and administrative expenses of $2,342,003. The continued increase in these expenses from prior periods is a result of intensified activities in establishing a refocused business base in China and the costs associated with the launch of the business operations of Bravo! Foods, Inc., a wholly owned subsidiary of the Company, in the United States. In addition to general and administrative expenses in the United States, advances were made to the Company's wholly owned Chinese subsidiary, China Premium Food (Shanghai) Co., Ltd., to fund expenses associated with the distribution logistics, promotion and production of Looney Tunes(TM) branded milk products and snack crackers in the greater Shanghai, PRC. The Company advanced $82,536.30 to Bravo! to fund expenses associated with general and administrative expenses and the promotion of Looney Tunes(TM) branded milk products sold in the United States under Bravo!'s Looney Tunes(TM) licensing agreement with Warner Bros.

      After net interest expenses of $13,122 and the loss on the Company's investment in its Hangzhou Meilijian subsidiary of $202,305, the Company had a net loss of $2,738,799.

Nine Months Ended September 30, 2000, Compared to
-------------------------------------------------
Nine Months Ended September 30, 1999
------------------------------------

      The Company's net loss decreased approximately 0.0006% to $2,738,799 in 2000 from $2,740,415 in 1999. The decrease in the net loss was due to the write off of the Company's investment in GFP and revenue of $50,250 from Bravo! and $7,466 from China Premium (Shanghai) in 2000.

      Accrued dividends increased approximately 30% to $1,192,151 in 2000 from $912,832 in 1999. This increase was the result of the conversion features the Series F and G convertible preferred stock issued in 2000.

      As of September 30, 2000, there were 12,939,880 shares of common stock outstanding compared with 8,905,229 shares of common stock outstanding as of September 30, 1999. Due to the timing of issuance of new shares, however, the weighted average number of shares of common stock outstanding in 2000 was 11,703,512. Due to the increase in common shares outstanding in 2000, the Company's loss per share in 2000 decreased by approximately 26% to $0.34 per share in 2000 from $0.43 per share in 1999.

      General and administrative expenses increased by approximately 34% to $2,342,003 in 2000 from $1,736,786 in 1999. This increase reflects the costs associated with the establishment and funding of the day to day operations of new businesses in China and the United States including

      * China Premium (Shanghai), an import/export company and food marketing and distribution company in Shanghai's Free Trade Zone

      * the development of software and graphic design associated with a business to business e-commerce food distribution portal

      * the development of logistics capabilities for the launch of Looney Tunes(TM) branded milk products and snack crackers in Shanghai and surrounding areas

      * the development of the Bravo! business including the launch of Looney Tunes(TM) branded milk products in the United States

      In addition, general and administrative expenses increased as a result of legal and accounting expenses associated with the restatement of the Company's financial statements on the equity basis, fund raising exercises activities, and the preparation and filing of SEC reporting documents by the Company.

Three Months Ended September 30, 2000 Compared to
-------------------------------------------------
Three Months Ended September 30, 1999
-------------------------------------

      The Company's net loss increased approximately 18% to $1,025,931 in 2000 from $866,313 in 1999. The increased net loss was due to the increased expenses associated with the launch of the Looney Tunes(TM) branded milk programs in China and the United States in 2000.

      The Company reported a decreased loss per share of approximately 34% from $0.12 in 1999 to $0.08 in 2000. The decrease in the loss per share was due to

      * the write off of the Company's investment in Green Food Peregrine as of December 31, 1999

      *  the increase in the number of common shares outstanding

      *  the decrease in accrued dividends payable

      Accrued dividends decreased approximately 70% to $57,433 in 2000 from $192,625 in 1999.

      General and administrative expenses increased by approximately 52% to $845,693 in 2000 from $553,747 in 1999. This increase reflects the costs associated with the establishment and funding of the day to day operations of new businesses in China and the United States. In addition, general and administrative expenses increased as a result of legal and accounting expenses associated with the restatement of the Company's financial statements on the equity basis, fund raising exercises activities, and the preparation and filing of SEC reporting documents by the Company.

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 1999, we reported that net cash used in operating activities was $1,911,100, net cash used in investing activities was $946,585, and net cash provided by financing activities was $2,569,392 with a negative foreign currency translation adjustment of $86.

      Net cash used in operating activities increased approximately 100% to $1,911,186 in 1999 from $952,715 of net cash used by operating activities in 1998. The increase in negative cash flow in operating activities reflects the increased costs in 1999 in supporting Green Food Peregrine.

      Net cash used in investing activities increased approximately 23% to $946,585 in 1999 from $769,868 in 1998. The increase mainly was due to advances to Green Food Peregrine.

      Net cash provided by financing activities increased 44.7% to $2,569,392 in 1999 from $1,775,710 in 1998. The necessity for increased fund raising activities resulted from increased general and administrative expenses as well as the continuing support of the operations of Green Food Peregrine and the implementation of the Warner Bros. licensing agreements.

      As of September 30, 1999, the Company reported that net cash used in operating activities was $1,524,293, net cash used in investing activities was $1,212,310, and net cash provided by financial activities was $2,508,699.

      As of September 30, 2000, net cash used in operating activities was $2,705,361, net cash used in investing activities was $608,497, and net cash provided by financing activities was $3,382,894.

      Net cash used in operating activities increased approximately 77% to $2,705,361 in 2000 from $1,524,293 of net cash used by operating activities in 1999. The increase in negative cash flow in operating activities reflects the increased costs experienced during this period associated with the establishment and funding of the day to day operations of new businesses in China and the United States and supporting the U.S.
management operations of the Company.

      Net cash used in investing activities decreased approximately 55% to $608,497 in 2000 from $1,121,310 in 1999. The decrease mainly was due to the elimination of advances to Meilijian and GFP.

      Net cash provided by financing activities increased 35% to $3,382,894 in 2000 from $2,508,699 in 1999. The increased necessity for fund raising activities resulted from the establishment and funding of the day to day operations of new businesses in China and the United States, and supporting the U.S. management operations of the Company.

      During later part of 2000, we continued to shift our business focus and strategy from the production of milk products to our involvement in the marketing and distribution of a broad range of food products in China and the United States, including premium branded items. These efforts in part center on a Master License which we hold from Warner Bros. for the use of Looney Tunes(TM) characters on milk products in the Shanghai and Hangzhou greater metropolitan areas in China and a similar license issued to Bravo! Foods, Inc. for the United States. In China, these efforts are through China Premium (Shanghai), our wholly owned Chinese registered import/export/distribution subsidiary. In the United States, these efforts are through Bravo!, our wholly owned Delaware subsidiary.

      China Premium (Shanghai) commenced the importation and distribution Looney Tunes(TM) snack crackers in September/October 2000. China Premium (Shanghai) presently produces Looney Tunes(TM) milk products under supply agreements with two local dairies and distributes these milk and snack products in the greater Shanghai area under two distribution agreements with local distributors. As of early September 2000, our Looney Tunes(TM) milk products are being sold in thirty hyper or super stores and food markets in the Shanghai area, representing approximately three tonnes of milk per day.

      In the United States, Bravo! Food, Inc., launched its Looney Tunes(TM) flavored milk products under a promotion contract with Quality Chekd Dairies, Inc., a national member dairy cooperative, and two production agreements with local dairies in Tennessee and Colorado and contiguous areas. Bravo! had revenues of $142,000 September 2000 through December 2000, representing Bravo!'s contractual fees under the two production agreements for those months. On October 16, 2000, Bravo! executed a production agreement with a third dairy for production and sales of Looney Tunes(TM) flavored milk products in Pennsylvania and contiguous areas. Bravo! expects this third dairy to be producing and selling Looney Tunes(TM) flavored milk commencing in January 2001. Through the end of this reporting period, we advanced $82,536.30 to Bravo! to cover day to day operating expenses. In October and November 2000, we advanced $50,000 and $200,000, respectively, to Bravo! for the up front payment of guaranteed royalties to Warner Bros., pursuant to Bravo!'s Looney Tunes(TM) license agreement for the United States.

      During the quarter ending June 30, 2000, we commenced negotiations to be bought out of the Meilijian joint venture by our Chinese partner. These negotiations led to the execution of a letter of intent and, in November of 2000, an agreed upon buy out figure of US $900,000. This figure was approximately the same as our equity share of the state sanctioned asset appraisal conducted by independent Chinese accountants for this transaction. On December 4, 2000, MOFTEC approved the buy out transaction. In December, 1999, we received US $179,000 of the buy out through China Premium (Shanghai) in RMB. This amount will remain in China to help cover that subsidiary's operating expenses. The balance of US $721,000 was paid in the United States in US dollars in January, 2001. This buy out will result in the write off of our investment in and advance to Meilijian and related goodwill, with the reversal of accounting entries for accumulated translation adjustments.

      In February of 2000, the Company announced an agreement in principle to acquire the majority equity interest in and control of the operations of Mandarin Fine Foods Company of Beijing and Shanghai. During the course of the due diligence for the Mandarin transaction, the Company became aware that its acquisition of Mandarin would significantly limit the scope of its business license under PRC regulations concerning Foreign Investment Enterprises. The Company also became aware, however, of an agricultural development program funded by the national government in the Western China Shaanxi Province, known as the Yangling Model District for Agricultural High-tech and New-tech Industry. Through this program, the government of Shaanxi Province is authorized to issue business licenses which are much broader in scope than normal to new companies in the Yangling Model District, including foreign investment joint ventures.

      Owing to the greatly enhanced scope of the business license offered in the Yangling District, the Company agreed with Mr. Li Zhiyun, the sole owner of Mandarin Fine Foods, to forego the purchase of Mandarin Fine Foods in favor of establishing a new joint venture company in Yangling. The Company agreed that the parties to this joint venture would be China Premium Food Corporation, as the foreign party, and Yangling Kechuang Agricultural Techniques Development Co.,a new Chinese company established by Mr. Li in the Yangling District, as the Chinese party. As part of this transaction, Mr. Li has agreed to liquidate Mandarin Fine Foods. The details of this transaction and the formation of a Yangling District foreign investment joint venture company have been ongoing.

      During this period of discussion and negotiations with the Yangling District and Mr. Li, the Company became aware of the potential beneficial impact of anticipated rule changes in China on the Company's China Premium (Shanghai) operation. As a Chinese registered company in the Wai Gao Qiao ("Free Trade Zone") district of Shanghai, China Premium (Shanghai) may be capable of operating under its present business license to the same extent possible under the broad joint venture business license offered by the Yangling District. Further discussions with representatives of the Yangling District and Mr. Li revealed the possibility of working with the Yangling District and Mr. Li under routine arm's length supply contracts, without he necessity of a joint equity arrangement. As a result, the Company is continuing to explore the possible utilization of the existing business license of its wholly owned subsidiary, China Premium (Shanghai), to establish a country wide sales and distribution system for consumer food products and for food service products such as offered by Mandarin Fine Foods Company. In addition to allowing the Company to own 100% of this business, the utilization of its existing China Premium Food (Shanghai) subsidiary would eliminate the necessity of the Company's capital contribution for the Yangling Mandarin joint venture.

      Going forward, our primary requirements for cash consist of

      * expenses related to the development of the distribution business infrastructure for the country wide food sales/distribution business

      * expenses related to the development of the e- commerce business infrastructure for the country wide food sales/distribution business

      * additional working capital for the day to day operation of China Premium (Shanghai)

      * product development, marketing and advertising for the marketing and sales of our Looney Tunes(TM) milk products in China

      * payments of guaranteed royalty payments to Warner Bros. under existing licensing agreements for both China and the United States

      We estimate that approximately US $350,000 will be needed to fund these activities through the end of 2000. In addition to these anticipated expenses, the Company currently has monthly working capital needs of $140,000.

      In October 2000, the Company issued 24,999 shares of its Series F and 25,000 shares of its series G convertible preferred stock, and realized gross proceeds of $499,990. In addition, the Company's anticipated revenue contribution to overhead by the end of the third quarter of this year has materialized with the launch of Looney Tunes(TM) flavored milk products in the United States. The Company anticipates that Bravo! will continue to produce revenue to help meet its operational needs. Finally, the Company anticipates that additional funding may be generated through the sale of additional equity under commitments built into the Series D and Series G Convertible Preferred transactions.

DEBT STRUCTURE

      During the process of acquiring from American Flavor China, Inc. the 52% of equity interest in and to Hangzhou Meilijian, the Company issued a promissory note to assume the American Flavor's debt owed to a supplier, International Paper. The face value of that note was $282,637.53 at interest rate of 10.5% per annum without any collateral attached. The note has a monthly installment payment of $7,250 with 23 payments and a balloon payment of $159,862.38 when the note was due on July 15, 2000. The Company has negotiated with International paper for the extension of this note. On July 6, 2000, International Paper agreed to extend the note to July 1, 2001, and the principal amount was adjusted $155,743.17 due to different interest calculation approach. International Paper imposed a charge of $57,000 to renegotiate the note owing the failure of GFP to pay for certain packing material, worth more than $57,000, which had been ordered by GFP and made to order in 1999. The Company accepted this charge and obtained the waiver of any interest on the outstanding balance of $155,743 during the next 12 months.

EFFECTS OF INFLATION

      The Company believes that inflation has not had material effect on its net sales and results of operations.

EFFECT OF FLUCTUATION IN FOREIGN EXCHANGE RATES

      The Company's operating subsidiary, Green Food Peregrine, is located in China. It buys and sells products in China using Chinese renminbi as functional currency. Based on Chinese government regulation, all foreign currencies under the category of current account are allowed to freely exchange with hard currencies. During the past two years of operation, there were no significant changes in exchange rates. However, there is no assurance that there will be no significant change in exchange rates in the near future.

NEW ACCOUNTING STANDARDS NOT ADOPTED YET

      Statement of Financial Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133) requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

      Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

               DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

      This prospectus contains forward-looking statements within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this prospectus that address future activities, events or developments, including such things as future revenues, product development, market acceptance, responses from competitors, capital expenditures, including the amount and nature of expenditures, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements.

      These statements are based on certain assumptions and analyses made by us in light of our experience and assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. Whether actual results will conform to our expectations and predictions, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. These risks include the risks and uncertainties discussed in this prospectus; general economic, market or business conditions; the opportunities, or lack thereof, that may be presented to and pursued by us; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements. There can be no assurance that the actual results anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations.

                           DESCRIPTION OF PROPERTY

      Neither we nor our subsidiaries currently own any real property. As of February 1, 1999, we moved its corporate offices from West Palm Beach to 11300 US Highway 1, Suite 202, North, Palm Beach, Florida, pursuant to a lease with HCF Realty, Inc., having a term of five years. Our initial aggregate monthly rent amounts to approximately $4,900, which will increase (assuming an estimated annual increase of 2%) to approximately $6,100 per month by the fifth year.

      China Premium (Shanghai) leases office space at 333 Jiu Jiang Road, Room 705, 7th Floor, Finance Square, Shanghai 200001, China, at the rate of US $1,500 per month.

      We lease the residence occupied by Mr. Langley and family located at 102 Greenwich Drive 983 Hua Mu Road Pudong, Shanghai 201204, PRC, at the rental rate of US $4,100 per month.

      We do not have a policy to acquire property for possible capital gains or income generation. In addition, we do not invest in securities of real estate entities or developed or underdeveloped properties.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans/Fees

      In February, 1997 we issued 25,000 shares of common stock in exchange for 100% of equity interest of Manor Products Corp. Manor was a Delaware company established on January 10, 1996. In early 1996, 80% of equity interest of Manor was bought by the principal of the initial founding entity of the Company. Accordingly, this acquisition was regarded as a related party transaction.

      In January, 1997, the major limited partner of China Peregrine Enterprises loaned US $200,000 to that limited partnership in order for China Peregrine Enterprises to meet interim registered capital requirements of the Green Food Peregrine Articles of Association and Joint Venture Contract. In March, 1997, three of our shareholders together provided a loan of US $1,315,000 to pay China Peregrine Enterprises' final registered capital requirement to Green Food Peregrine. This last capital contribution was set by the Board of Directors of Green Food Peregrine as a condition precedent to the approval of the Company's acquisition of the interest of China Peregrine Enterprises in and to the

Green Food Peregrine joint venture. These two loans were paid off during May and June, 1997, utilizing the proceeds from a Rule 504 regulation D offering.

      In March, 1997, a holder of the majority of the partnership interests in China Peregrine Enterprises, together with two other investors of ours, assumed a US $1,260,000 outstanding line of credit owed by the limited partnership to a Tennessee-based financial institution. On March 15, 1997, we issued 1,260,000 shares of its Series B preferred stock to these shareholders in consideration for this assumption. The line of credit was paid in full in October, 1997.

      In the course of setting up the Hangzhou Meilijian joint venture, Meilijian contributed fixed assets with a value in excess of its required capital contribution amount. Based on an agreement signed by the Chinese and American investors, the excess portion was treated as a fixed asset loan from Meilijian at an interest rate of 8% per annum. The balance of this loan at December 31, 1998 was $560,080.

      On January 1, 1994, Meilijian provided us with the use of its trademark, which was valued at RMB500,000 -approximately US $60,245. We recorded this trademark value as a part of deferred assets and a shareholder loan. We recorded amortization of RMB50,000 -approximately US $6,025- per year for trademark and paid cash of RMB50,000 to Meilijian per year against the shareholder loan. The balance of this loan at December 31, 1998 was $36,238. Accumulated interest on these loans amounted to $81,265.

Relationships

      Mr. Paul Downes has investment power with respect to the affairs of Tamarind Management, Ltd. Accordingly, ours securities held by Mr. Downes and Tamarind have been combined in this document for reporting purposes. The Downes/Tamarind ownership of issued and underlying shares of common stock, Series B Preferred Stock and Options represents 8.38% of all issued and outstanding common stock and shares of common stock underlying the preferred stock plus unexercised options and warrants.

      We purchased the assets of China Peregrine Enterprises, Limited in March of 1997, in exchange for 1,040,000 shares of our common stock. At the time of this asset purchase, Mr. Dale Reese was the major equity holder in the China Peregrine Enterprises limited partnership and Mr. Charles Beech controlled the activities of China Peregrine Enterprises by virtue of his control of China Peregrine International, Inc., the General Partner of China Peregrine Enterprises. At the time of the asset purchase, Messrs. Reese and Beech were two of our three directors. As noted above, through the assumption of a loan in excess of one million dollars owed by China Peregrine Enterprises to a Tennessee bank, and by virtue of his position as one of our founders, and through stock purchases, Mr. Reese presently holds 9.7% of our equity. Mr. Beech, directly and through Peregrine Enterprises, Inc., presently holds less than 1% of our equity.

                          MARKET FOR COMMON EQUITY
                       AND RELATED STOCKHOLDER MATTERS

Common stock market price

      Of the 13,095,441 shares of our common stock issued and outstanding as of January 31, 2001, approximately 5,529,477 shares are able to be traded on the over-the-counter trading on the OTC Electronic Bulletin Board, which trading commenced October 24, 1997. Of this amount, 4,749,477 shares have been held for in excess of two years and 780,000 have been held for one year. The following quarterly quotations for our common stock transactions on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.


        QUARTER              HIGH BID PRICE    LOW BID PRICE

1997    Q4 (10/1 - 12/31)        $6.87            $3.00

1998    Q1 (1/3 - 3/31)          $4.10            $2.10

        Q2 (4/1 - 6/30)          $2.60            $0.60

        Q3 (7/1 - 9/30)          $2.50            $0.33

        Q4 (10/1 - 12/31)        $2.25            $1.00

1999    Q1 (1/3 - 3/31)          $2.87            $0.87

        Q2 (4/1 - 6/23)          $2.87            $1.31

        Q3 (7/1 - 9/30)          $1.92            $1.12

        Q4 (10/1 - 12/31)        $1.25            $0.81

2000    Q1 (1/3 - 3/31)          $1.10            $0.62

        Q2 (4/1 - 6/23)          $1.12            $0.70

        Q3 (7/1 - 9/30)          $1.0156          $0.5938

        Q4 (10/1 - 12/31)        $0.7812          $0.2656

Non-market equity subject to options, warrants and conversion

Stock Warrants and Options
--------------------------

We have outstanding the following warrants and options:

      * 292,000 warrants exercisable purchase an aggregate of 292,00 shares of common stock at an exercise price of $1.00 per share, having an expiration date of June 30, 2003;

      * Series D Warrants exercisable to purchase an aggregate of 125,000 shares of common stock at an exercise of $2.96 per share, having an expiration dates in March and April 2002.

      * Series D Warrants exercisable to purchase an aggregate of 1,300,000 shares of common stock at an exercise of $0.625 per share, having an expiration date of January 31, 2003.

      * Series E Warrants exercisable to purchase an aggregate of 165,000 shares of common stock at an exercise of $3.00 per share, having an expiration dates in 2001;

      * Series E Warrants exercisable to purchase an aggregate of 33,000 shares of common stock comprising part of the Placement Agent Warrants at an exercise price of $2.75 per share, having an expiration dates in 2001;

      * Series E Warrants exercisable to purchase an aggregate of 33,000 shares of common stock comprising part of the Placement Agent Warrants at an exercise price of $5.00 per share, having an expiration dates in 2001;

      * Series F Warrants exercisable to purchase an aggregate of 3,114,777 shares of common stock at an exercise of $1.00 per share, having an expiration date of April 5, 2003.

      * Series F Warrants exercisable to purchase an aggregate of 1,600,000 shares of common stock at an exercise of $0.84 per share, having an expiration date of April 5, 2003.

      * Series G Warrants exercisable to purchase an aggregate of 459,107 shares of common stock at an exercise of $0.9625 per share, having an expiration date of June 18, 2003.

      * Options to purchase 3,100,533 shares of common stock pursuant to 1997 and 1999 stock option plans at a purchase price of $1.00 per share, having expiration dates in 2002 (as to 3,045,533 shares) and 2001(as to 55,000 shares), respectively.

      * Options to purchase 50,000 shares of common stock pursuant to an employment agreement at a purchase price of $0.69 per share, having an expiration date of May 31, 2005.

Convertible preferred

      We have 487,439 shares of convertible preferred issued and outstanding.

Common stock subject to sale under rule 144

      Of the 13,095,441 shares of our common stock presently issued and outstanding, approximately 2,764,036 shares have been held by non-affiliates for in excess of one year; an additional 2,765,411 shares have been held by affiliates for in excess of one year. These shares may be sold pursuant to Rule 144, subject to the volume and other limitations set forth under Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least one year is entitled to sell, within any three-month period and in accordance with an approved manner of sale, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale, or (ii) 1% of the shares then outstanding. A person who is not deemed to be an "affiliate" and who has held restricted shares for at least two years would be entitled to sell such shares without regard to the resale limitations of Rule 144.

Equity holders at December 31, 2000


   Common stock                13,095,880           1,400 holders (approximate)
   Series B preferred stock       107,440 shares    1 holder
   Series D preferred stock       105,000 shares    3 holders
   Series F preferred stock       174,999 shares    3 holders
   Series G preferred stock       100,000 shares    4 holders

Dividends

      We have not paid dividends on its common stock and do not anticipate paying dividends. We intend to retain future earnings, if any, to finance working capital, to expand its operations, and to pursue its acquisition strategy.

      The holders of common stock are entitled to receive, pro rata, such dividends and other distributions as and when declared by our board of directors out of the assets and funds legally available therefor. The availability of funds is dependent upon dividends or distribution of profits from our subsidiaries, and may be subject to regulatory control and approval by the appropriate government authorities on either a regional or national level in the People's Republic of China.

      We have accrued dividends for our convertible preferred stock for 1999 in the amount of $958,117 and accrues and paid $1,191,791 for the period ended September 30, 2000.

                           EXECUTIVE COMPENSATION

Summary compensation table

The following table sets forth the compensation paid by us during the last three fiscal years to our Chief Executive Officer, and the four other most highly compensated executive officers whose total 2000 salary and bonus exceeded $100,000:


                                      -Annual Compensation-                          -Long-Term Compensation-
Name & Position            Year       Salary          Bonus    Other                     Restricted Stock
                                                                                        Awards and options

Stanley Hirschman          2000       30,000 (partial yr.)                                  400,000 (1)
Chairman                   2001       15,000 (partial yr)

Roy G. Warren              1998       $120,000                                              410,914 (2)
President &                1999       $120,000
Chief Executive Officer    2000       $180,000 (retroactive to 1/1/00)

John McCormack             2001       $180,000                 100,000 shares (3)           500,000 (4)
President &
Chief Operating Officer

Steven Langley             1999       $ 75,000  $30,000  $70,000 (5)                        200,000 (6)
General Manager            2000       $ 75,000  $30,000  $70,000 (5)                                (6)
Chairman (China)

Michael Edwards            2000       $ 55,000 (partial yr.)  $ 65,000(7)                   200,000 (7)
Sales VP                   2001       $110,000



Anthony Guiliano           2000       $ 60,000  (partial yr.)  $30,000                              (8)
President &                2001       $120,000
Chief Operating Officer
Bravo! Foods, Inc.

Charles Beech              1997                                                             510,914
Chairman                   1998
Chief Executive Officer    1997-99    $120,000(9)

Paul Downes (9)            1997                                                           1,383,705(10)
Chairman    1998

<F1>  Incentive bonus options for 400,000 shares of common stock issued in
      100,000 share tranches when our stock trades at $2.00, $3.00, $4.00 and $5.00, respectively. Exercise price is the market price at issue, with a term of three years.

<F2>  These options were authorized by a directors' resolution on April 20,
      1997. At that time, a market did not exist for our unrestricted shares, which had a par value of $0.001.

<F3>  One time signing bonus in common stock issued pursuant to an S-8 registration statement.

<F4>  Incentive bonus options for 500,000 shares of common stock issued in
      100,000 share tranches when our stock trades at $1.00, $2.00, $3.00, $4.00 and $5.00, respectively. Exercise price is the market price at issue, with a term of five years.

<F5>  Includes $48,000 annual allowance for housing in Shanghai, PRC for
      Mr. Langley and his family and $22,000 educational expense for family members.

<F6>  Pursuant to October 1, 1999 agreement for five year options (from vesting) at market as of September 1, 1999, subject to the following vesting schedule: 50,000 at 9-1-99; 50,000 at 9-1-00; 50,000 at 9-1-
      01; 50,000 at 9-1-02.

<F7>  $65,000 bonus paid in quarterly installments for one year with review thereafter. All options have an exercise price at market, when issued. Options for 50,000 issued as signing bonus on November 27, 2000; 50,000 to be issued on 5-31-01; 50,000 on 5-31-02;and 50,000 on
      5-31-03. Options have a five year term from issuance.

<F8>  Incentive options for 127,500 shares of common stock of Bravo!. If exercised now, the common stock underlying these options represents 15% of the issued and outstanding common stock of Bravo!. Mr. Guiliano receives from $5,000 to $30,000 for each dairy signed to participate in Bravo!'s Looney Tunes(TM) branded milk production program, depending upon the size of the dairy. Mr. Guiliano's compensation is an expense of Bravo!.

<F9>  Salary deemed paid to Mr. Beech for expense accounting purposes only.

<F10> These options were granted to Tamarind Management, Ltd., an affiliate of Mr. Downes.

Option grant table 1999 and 2000


                   Underlying    Percentage    Per Share          Expiration
Name & Position      Common       of Total     Exercise $            Date
----------------------------------------------------------------------------

1999
----

Stephen Langley     200,000        88.88%      market at          5 years from
Chief Operating                                12-1-99($1.10)     vesting
Officer (China)

Nancy Yuan           25,000        11.12%      market at          9-12-04
Chief Financial                                12-1-99 ($1.10)
Officer (China)

2000
----

Michael Edwards      50,000        100%        market at          5 years from
Sales VP                                       11-27-00($0.50)    vesting

Aggregated option exercises in fiscal 1998, 1999 and 2000

      None of the named executive officers exercised any stock options during fiscal 1998,1999 or 2000. The following table provides information on the value of such officers' unexercised options at December 31, 2000.

Aggregated 1999 and 2000 Fiscal Year End Option Value Table


                         Securities Underlying          Value of "In The Money"
Name & Position           Unexercised Options           Unexercised Options (1)
---------------          ---------------------          -----------------------

Roy G. Warren        410,914                                     $-0-

Stephen Langley       50,000 (150,000 unexercisable)             $-0-

Michael Edwards       50,000 (150,000 unexercisable)             $-0-

Nancy Yuan            25,000                                     $-0-

Charles Beech        510,914                                     $-0-

Paul Downes (2)    1,383,705                                     $-0-

<F1>  On December 31, 1999 and 2000, our unrestricted common stock was quoted on the NASD Over The Counter Electronic Bulletin Board at a closing price of $0.81 and $0.2656, respectively; the reported dollar values represent the "in-the money" value of the options listed as of each year end.

<F2>  These options were granted to Tamarind Management, Ltd., an affiliate of Mr. Downes.

Compensation of Directors

      Directors were compensated for their travel expenses to and from board of directors' meetings in 1998, 1999 and 2000. There were four in person meetings and eleven telephonic meetings of the board in 1998, two in person meetings and eleven telephonic meetings of the board in 1999 and three in person meetings and five telephonic meetings of the board in 2000.

Employment contracts

      *  Stanley Hirschman, our Chairman of the Board

      We have a month to month contract with Mr. Hirschman with monthly compensation set at $7,500 for the six month period commencing September 1, 2000. During his employment, Mr. Hirschman also will receive three year incentive options for an additional 400,000 shares in tranches of 100,000 as the public trading price for our stock attains certain pre-determined levels. The exercise price for these options will track the market price for our common stock when granted.

      *  John McCormack, our President and Chief Operating Officer

      We have a two year contract with Mr. McCormack commencing December 1, 2000, at an annual base salary of $180,000. Mr. McCormack will receive 100,000 shares of our common stock as a signing bonus. During his employment, he will receive five year incentive options for an additional 500,000 shares in tranches of 100,000 as the public trading price for our stock attains certain pre-determined levels. The exercise price for these options will track the market price for our common stock when granted.

      *  Michael Edwards, our Vice President for Sales

      We have a three year contract with Mr. Edwards commencing June 1, 2000, at an annual base salary of $110,000 plus a $65,000 one year bonus, payable quarterly. Mr. Edwards received five year options for 50,000 shares of our common stock at an exercise price of $0.69 per share as a signing bonus. He will receive five year options for an additional 150,000 shares in three annual tranches of 50,000, commencing May 1, 2001. These additional options will have an exercise prices which track the market price for our common stock when granted.

      * Nancy Yuan, Chief Financial Officer for our Chinese operations through mid 2000 and presently Comptroller for our overall US operations

      Ms. Yuan has a five year contract dated December 1, 1999 and effective September 13, 1999, at a base annual salary of $40,000, with an annual bonus of $5,000 in the first year. Ms. Yuan's employment agreement calls for her receipt of one time five year stock options for 25,000 shares at an exercise price of $1.12 per share.

      * Stephen Langley, Chief Operating Officer (General Manager) of China Premium (Shanghai), our wholly owned Chinese subsidiary

      Mr. Langley has a five year contract dated December 1, 1999 and effective September 1, 1999, at a base annual salary of $75,000, with a quarterly bonus of $7,500 in the first year. In subsequent years, Mr. Langley's bonus is performance based. In addition, Mr. Langley receives a $48,000 annual housing allowance and a $22,000 education allowance for his family. Mr. Langley's employment agreement calls for his receipt of five year stock options for 200,000 shares at an exercise price of $1.12 per share. These options are in four equal tranches of 50,000 with vesting over a three year period.

      * Anthony Guiliano, President and Chief Operating Officer of our Bravo! Foods subsidiary

      Mr. Guiliano has a five year contract with our Bravo! subsidiary, dated November 2000 and effective July 1, 2000. Mr. Guiliano receives a base salary of $120,000 plus an annual bonus of $30,000, payable quarterly, and incentive options for 127,500 shares of the common stock of Bravo!. If exercised now, the common stock underlying these options represents 15% of the issued and outstanding common stock of Bravo!. Mr. Guiliano receives from $5,000 to $30,000 for each dairy signed to participate in Bravo!'s Looney Tunes(TM) branded milk production program, depending upon the size of the dairy. Mr. Guiliano's compensation is an expense of Bravo!.

                      CHANGES IN AND DISAGREEMENTS WITH
             ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      We have not had any changes in or disagreements with our independent accountants.

                      CHINA PEREGRINE FOOD CORPORATION


                        ____________________________



                            FINANCIAL STATEMENTS

               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999



                        _____________________________

                      China Peregrine Food Corporation

                        Index to Financial Statements


Report of Independent Certified Public Accountants    F-3

Financial Statements
  Balance Sheets                                      F-4
  Statements of Operations and Comprehensive Loss     F-6
  Statement of Shareholders' Equity                   F-7
  Statements of Cash Flows                            F-10
  Summary of Accounting Policies                      F-13
  Notes to Financial Statements                       F-17

Report of Independent Certified Public Accountants



To the Board of Directors
China Peregrine Food Corporation

We have audited the accompanying balance sheets of China Peregrine Food Corporation (a Delaware corporation) as of December 31, 1998 and 1999, and the related statements of operations and comprehensive loss, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Peregrine Food Corporation as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999 in conformity with generally accepted accounting principles in the United States.

As discussed in the summary of accounting policies, the financial statements for the year ended December 31, 1998 have been restated to reflect the accounting for the Company's investment in its foreign subsidiaries using the equity method of accounting.




Los Angeles, California
February 25, 2000
Except for Note 9 as to which the date
is April 7, 2000

                      CHINA PEREGRINE FOOD CORPORATION
                               BALANCE SHEETS


                                                                               December 31,
                                                                       ----------------------------
                                                                           1998            1999
                                                                       ----------------------------
                                                                        (Restated)

Assets

Current assets:
  Cash and cash equivalents                                            $   305,233     $     16,854
  Subscription receivable                                                  235,000                -
  Prepaid expenses                                                          37,532           18,196
                                                                       ----------------------------
Total current assets                                                       557,765           35,050
Furniture and equipment, net                                                89,198          131,264
Investment in and advance to GFP (Note 1)                                  164,017                -
Investment in and advance to Meilijian (Note 2)                          1,582,578        1,246,422
Goodwill                                                                   293,096          229,148
License rights (Note 3)                                                          -          214,286
Deposits                                                                     5,000           10,000
                                                                       ----------------------------
Total assets                                                           $ 2,711,654     $  1,866,170
                                                                       ============================



Liabilities and Shareholders' Equity

Current liabilities:
  Current portion of note payable (Note 3)                             $    58,104     $    277,741
  Accrued liabilities                                                      245,151          250,833
                                                                       ----------------------------
Total current liabilities                                                  303,255          528,574

Dividends payable                                                          200,667          370,039

Note payable, less current portion (Note 3)                                192,741          127,500
                                                                       ----------------------------

Total liabilities                                                          696,663        1,026,113
                                                                       ----------------------------

Commitments and contingencies (Note 6)

Shareholders' Equity (Notes 7 and 8 ):
  Series A convertible preferred stock, par value $0.001 per share,
   500,000 shares authorized, 500,000 shares issued and outstanding
                                                                               500              500
  Series B convertible, 9% cumulative, and redeemable preferred stock, stated value $1.00 per share, 1,260,000 shares authorized,
   1,260,000 shares issued and outstanding, redeemable at $1,260,000     1,260,000        1,260,000
  Series C convertible, 8% cumulative and redeemable preferred stock, stated value $3.00 per share, 83,334 and 14,904 shares issued and
   outstanding                                                             250,000           44,713
  Series D convertible, 6% cumulative and redeemable preferred stock, stated value $10.00 per share, 80,250 shares issued and
   outstanding at December 31, 1999                                              -          762,500
  Series E convertible, 6% cumulative and redeemable preferred stock, stated value $2.50 per share, 330,000 shares issued and converted into common stock, 0 shares outstanding at December 31, 1999
                                                                                 -                -
  Preferred stock - Series C subscribed                                    135,000                -
  Common stock, par value $0.001 per share, 20,000,000 shares authorized, 7,717,957 and 10,278,129 shares issued and outstanding
                                                                             7,718           10,278
  Common stock subscribed                                                  100,000                -
  Additional paid-in capital                                             7,781,062       11,256,952
  Accumulated deficit                                                   (7,385,026)     (12,360,537)
  Accumulated other comprehensive loss - translation adjustment
                                                                          (134,263)        (134,349)
                                                                       ----------------------------

Total shareholders' equity                                               2,014,991          840,057
                                                                       ----------------------------

Total liabilities and shareholders' equity                             $ 2,711,654     $  1,866,170
                                                                       ============================

        See accompanying summary of accounting policies and notes to financial statements.

                      CHINA PEREGRINE FOOD CORPORATION
                          STATEMENTS OF OPERATIONS
                           AND COMPREHENSIVE LOSS


                                                                     Years ended December 31,
                                                                   ---------------------------
                                                                       1998            1999
                                                                   ---------------------------
                                                                    (Restated)

Revenue                                                            $         -     $         -

Cost of sales                                                                -               -
                                                                   ---------------------------

Gross margin                                                                 -               -

General and administrative expense                                   1,260,588       2,622,788
                                                                   ---------------------------

Loss from operations                                                (1,260,588)     (2,622,788)

Other (income) expense:
  Interest (income) expense, net                                       (14,552)         15,539
  Loss on investment in GFP                                            972,062       1,034,606
  Loss on investment in Meilijian                                      149,198         344,401
  Loss attributed to acquiring 2.4% equity interest in GFP              94,533               -
                                                                   ---------------------------

Operating loss                                                      (2,461,829)     (4,017,334)

Income taxes (Note 5)                                                        -               -
                                                                   ---------------------------

Net loss                                                            (2,461,829)     (4,017,334)

Dividends accrued for Series B preferred stock                         113,400         113,400
Dividends accrued for Series C preferred stock                          85,551          13,775
Dividends accrued for Series D preferred stock                               -         714,863
Dividends accrued for Series E preferred stock                               -         116,139
                                                                   ---------------------------

Net loss applicable to common shares                               $(2,660,780)    $(4,975,511)
                                                                   ===========================

Loss per share                                                     $     (0.41)    $     (0.67)
                                                                   ===========================

Weighted average number of common shares outstanding                 6,430,337       7,422,965
                                                                   ===========================

Comprehensive loss and its components consist of the following:
Net loss                                                           $(2,660,780)    $(4,975,511)
Foreign currency translation adjustment                                 28,414             (86)
                                                                   ---------------------------

Comprehensive loss                                                 $(2,632,366)    $(4,975,597)
                                                                   ===========================

        See accompanying summary of accounting policies and notes to financial statements

                      CHINA PEREGRINE FOOD CORPORATION
                     STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999


                                                                                                           Accumulated
                             Preferred Stock       Common Stock                                               Other
                          ---------------------  ----------------- Additional   Accumulated      Stock    Comprehensive
                           Shares      Amount     Shares   Amount    Capital      Deficit     Subscribed      Loss        Total
                          ---------------------------------------------------------------------------------------------------------

Balance, January 1,
 1998 (Restated)          1,760,000  $1,260,500  5,289,000 $ 5,289 $ 4,429,110 $ (4,724,246)   $      -    $(162,677)  $   807,976

Issuance of stock in
 exchange for stock
 promotion service                                  50,000      50      49,950                                              50,000
Issuance of stock to
 acquire 2.4% interest
 in GFP                                            120,000     120     119,880                                             120,000
Issuance of stock to in
 exchange for furniture
 purchases                                           5,272       5      11,857                                              11,862
Rule 506 Regulation D
 issuance                                          557,000     557   1,391,943                                           1,392,500
Issuance of stock to
 acquire 52% interest
 in Meilijian                                    1,531,685   1,532   1,530,153                                           1,531,685
Issuance of stock for
 warrants exercised                                165,000     165     164,835                  100,000                    265,000
Issuance of Series C
 preferred to Utah
 Resource International,
 Inc.                        83,334     250,000                                                                            250,000
Deemed dividends for
 Series C preferred
 stock                                                                  83,334      (83,334)                                     -
Stock subscribed                                                                                135,000                    135,000
Series B preferred stock
 dividends                                                                         (113,400)                              (113,400)
Series C preferred stock
 dividends                                                                           (2,217)                                (2,217)
Net loss                                                                         (2,461,829)                            (2,461,829)
Translation adjustments                                                                                       28,414        28,414
                          --------------------------------------------------------------------------------------------------------
Balance, December 31,
 1998                     1,843,334   1,510,500  7,717,957   7,718   7,781,062   (7,385,026)    235,000     (134,263)    2,014,991

Conversion from Series C
 to Common                   (2,393)     (7,179)     7,957       8       7,171            -           -            -             -
Conversion from Series C
 to Common                   (1,592)     (4,780)     6,002       6       4,774            -           -            -             -
Conversion from Series C
 to Common                   (4,320)    (12,960)    20,000      20      12,940            -           -            -             -
Conversion from Series C
 to Common                   (4,320)    (12,960)    20,000      20      12,940            -           -            -             -
Section 4(2) private
 offering                    50,000     135,000    100,000     100      99,900            -    (235,000)           -             -
Conversion from Series C
 to Common                  (50,000)   (135,000)   150,000     150     134,850            -           -            -             -
Conversion from Series C
 to Common                  (15,313)    (45,939)    40,000      40      45,899            -           -            -             -
Section 4(2) private
 offering                         -           -     25,000      25      24,975            -           -            -        25,000
Section 4(2) private
 offering                         -           -    290,000     290     289,710            -           -            -       290,000
Issuance of Preferred
 Stock Series D,
 Rule 506                    50,000     470,000          -       -           -            -           -            -       470,000
Issuance of Preferred
 Stock Series D
 for finder fees              3,500      35,000          -       -     (35,000)           -           -            -             -
Issuance of stock for
 warrants exercised               -           -     30,000      30      29,970            -           -            -        30,000
Deemed dividends
 recognized for
 Series D                         -           -          -       -     123,462     (123,462)          -            -             -



Cancellation of common
 stock S 4(2) offering            -           -   (105,000)   (105)   (104,895)           -           -            -      (105,000)
Issuance of Preferred
 Stock Series D,
 Rule 506                    25,000     240,000          -       -           -            -           -            -       240,000
Issuance of Series D
 for issuance cost            1,750      17,500          -       -     (17,500)           -           -            -             -
Issuance of stock for
 warrants exercised               -           -     53,334      53      53,281            -           -            -        53,334
Section 4(2) private
 offering                         -           -    145,000     145     144,855            -           -            -       145,000
Deemed dividends
 recognized for
 Series D, 1st Tranche            -           -          -       -     411,538     (411,538)          -            -             -
Compensation cost for
 issuance of stock
 options                          -           -          -       -      48,563            -           -            -        48,563
Section 4(2) private
 offering                         -           -    117,200     117     117,083            -           -            -       117,200
Issuance of stock for
 consulting services              -           -      1,999       2       1,998            -           -            -         2,000
Deemed dividends
 recognized for
 Series D 2nd Tranche             -           -          -       -     106,485     (106,485)          -            -             -
Issuance of stock for
 consulting services              -           -      4,084       4       5,996            -           -            -         6,000

Conversion from Series C
 to Common                   (7,673)    (23,019)    20,000      20      22,999            -           -            -             -
Issuance of Preferred
 stock Series E,
 Rule 506                   100,000     215,746          -       -           -            -           -            -       215,746
Deemed dividends
 recognized for
 Series E, 1st Tranche            -           -          -       -      62,552      (62,552)          -            -             -
Deemed dividends
 recognized for
 Series D, 2nd Tranche            -           -          -       -      36,017      (36,017)          -            -             -
Conversion from Series E
 to Common                  (60,000)   (129,448)   104,896     105     129,343            -           -            -             -
Issuance of stock for
 consulting services              -           -      1,082       1       1,999            -           -            -         2,000
Conversion from Series E
 to Common                  (40,000)    (86,298)    69,444      69      86,229            -           -            -             -
Section 4(2) private
 offering                         -           -     65,000      65      64,935            -           -            -        65,000
Issuance of Preferred
 stock Series E,
 Rule 506                    30,000      64,724          -       -           -            -           -            -        64,724
Deemed dividends
 recognized for
 Series E, 2nd Tranche            -           -          -       -      26,250      (26,250)          -            -             -
Issuance of stock for
 consulting services              -           -      1,274       2       1,998            -           -            -         2,000
Conversion from Series E
 to Common                  (10,000)    (21,575)    20,000      20      21,555            -           -            -             -
Issuance of Preferred
 stock Series E,
 Rule 506                    60,000     129,448          -       -           -            -           -            -       129,448
Deemed dividends
 recognized for
 Series E, 3rd Tranche            -           -          -       -      22,500      (22,500)          -            -             -
Issuance of Preferred
 stock Series E,
 Rule 506                    40,000      86,298          -       -           -            -           -            -        86,298
Issuance of Preferred
 stock Series E,
 Rule 506                   100,000     215,746          -       -           -            -           -            -       215,746

Issuance of stock for
 consulting services              -           -      1,163       1       1,999            -           -            -         2,000
Conversion from Series C
 to Common                   (6,961)    (20,883)    30,000      30      20,853            -           -            -             -
Conversion from Series E
 to Common                 (180,000)   (388,340)   360,000     360     387,980            -           -            -             -
Conversion from Series E
 to Common                  (40,000)    (86,294)    80,000      80      86,214            -           -            -             -
Issuance of stock for
 exercise of S-8 options          -           -    250,000     250     124,750            -           -            -       125,000
Issuance of stock for
 exercise of S-8 options          -           -    250,000     250     124,750            -           -            -       125,000
Issuance of stock for
 exercise of S-8 options          -           -    266,000     266     187,234            -           -            -       187,500



Conversion from Series C
 to Common                   25,858     (77,574)   134,000     134      77,440            -           -            -             -
Issuance of stock for
 consulting services              -           -      1,737       2       1,998            -           -            -         2,000
Accrued dividends for
 Series B                         -           -          -       -           -     (113,400)          -            -      (113,400)
Accrued dividends for
 Series C                         -           -          -       -           -      (13,775)          -            -       (13,775)
Accrued dividends for
 Series D                         -           -          -       -           -      (37,361)          -            -       (37,361)
Accrued dividends for
 Series E                         -           -          -       -           -       (4,837)          -            -        (4,837)
Compensation related to
 issuance of stock
 options and warrants             -           -          -       -     467,300            -           -            -       467,300
Net loss                          -           -          -       -           -   (4,017,334)          -            -    (4,017,334)
Translation adjustment            -           -          -       -           -            -           -          (86)          (86)
                          --------------------------------------------------------------------------------------------------------

Balance, December 31,
 1999                     1,855,154  $2,067,713 10,278,129 $10,278 $11,256,952 $(12,360,537)   $      -    $(134,349)  $   840,057
                          ========================================================================================================

        See accompanying summary of accounting policies and notes to financial statements.

                      CHINA PEREGRINE FOOD CORPORATION
                          STATEMENTS OF CASH FLOWS
              Increase (Decrease) in Cash and Cash Equivalents


                                                           Years ended December 31,
                                                         ----------------------------
                                                             1998             1999
                                                         ----------------------------
                                                          (Restated)

Cash flows from operating activities:
  Net loss                                               $(2,461,829)     $(4,017,334)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation and amortization                             46,707          175,261
    Issuance of common stock for issuance cost                     -            6,000
    Compensation for stock option                                  -          515,863
    Stock issuance in exchange for services                   50,000           10,000
    Investment loss in GFP                                 1,038,397        1,034,606
    Investment loss in Meilijian                             148,984          344,487
    Increase (decrease) in cash from changes in:
      Prepaid expenses                                        65,452           19,336
      Accounts payable                                        (1,768)          (5,000)
      Accrued liabilities                                    132,928            5,681
                                                         ----------------------------

Net cash used in operating activities                       (981,129)      (1,911,100)
                                                         ----------------------------

Cash flows from investing activities
  Purchase of equipment and machinery                         (5,109)         (67,666)
  Advances to GFP                                           (527,779)        (870,589)
  Advance to Meilijian                                             -           (8,330)
  Acquisition of investment in Meilijian                    (236,980)               -
                                                         ----------------------------

Net cash used in investing activities:                      (769,868)        (946,585)
                                                         ----------------------------

Cash flows from financing activities:
  Repayment of note payable                                  (31,790)        (145,604)
  Proceeds of Series C preferred stock                       250,000                -
  Proceeds of Series D preferred stock                             -          710,000
  Proceeds of Series E preferred stock                             -          711,962
  Proceeds from issuance of common stock                   1,392,500          537,200
  Proceeds from stock subscription                                 -          235,000
  Proceeds from warrants and options exercised               165,000          520,834
                                                         ----------------------------

Net cash provided by financing activities                  1,775,710        2,569,392
                                                         ----------------------------

Net increase (decrease) in cash and cash equivalents          24,713         (288,293)

Effect of changes in exchange rate on cash                    28,414              (86)

Cash and cash equivalents, beginning of year                 252,106          305,233
                                                         ----------------------------

Cash and cash equivalents, end of year                   $   305,233      $    16,854
                                                         ============================

Cash paid during the year:
  Interest                                               $    11,707      $    21,646
                                                         ============================

                      CHINA PEREGRINE FOOD CORPORATION
                          STATEMENTS OF CASH FLOWS
              Increase (Decrease) in Cash and Cash Equivalents

Supplemental Disclosure of Non-Cash Activities:

In January 1998, the Company issued 50,000 shares of common stock at $1.00 per share in exchange for stock promotion services provided by a capital service company.

On February 2, 1998, the Company issued 5,272 shares of common stock at $2.25 per share to an individual in exchange for his services in connection with the furnishing of the Company's corporate office.

On February 19, 1998 the Company issued 120,000 shares of common stock at $1.00 per share to Amer-China Partners, Limited (ACPL) pursuant to a signed agreement dated October 1, 1997 to acquire all of ACPL's interest and rights (2.4%) in and to the Green Food Peregrine Children's Food Co. Ltd.

On May 2, 1998 as part of a Rule 506 Regulation D offering, the Company issued 2,000 shares of common stock at $2.50 per share in exchange for accounting services provided by two existing shareholders.

On August 8, 1998 the Company issued 1,531,685 shares of common stock at $1.00 per share as consideration for 52% of American Flavor China's all interest in and rights to Hangzhou Meilijian Dairy Products Co. Ltd.

On December 29, 1998, the Company sold 50,000 shares of Series C preferred stock to an institutional investor at $3.00 per share with 450,000 warrants attached at an exercise price of $1.00 per shares expiring at April 30, 1999. Accordingly, the Company recorded a stock subscription of $135,000, net of expense of $15,000 as of December 31, 1998. The Company received the proceeds of $135,000 on January 4, 1999.

In October 1998, the Board of Directors of the Company decided to reduce the exercise price of warrants issued during the Rule 504, Regulation D offering in 1997 from $5.00 to $1.00. Subsequently, certain holders of 265,000 warrants exercised their warrants at $1.00 per share. The Company issued 165,000 shares of common stock in December and recorded $100,000 of stock subscribed as of December 31, 1998, which has been fully collected in February 1999.

An institutional holder of Preferred Stock Series C converted 27,938 shares into 93,959 shares of common stock from January 4, 1999 through to February 23, 1999.

An institutional holder of Preferred Stock Series C converted a total of 50,000 shares of Preferred Stock Series C into 150,000 shares of common stock on February 18, 1999 and February 19, 1999, respectively, (25,000 shares per each conversion)

During March 1999 the Company issued 3,500 shares of Preferred Stock Series D at $10 per share to pay the relevant finder's fee for the first tranche of 50,000 shares of Preferred Stock Series D.

During April 1999, the Company issued 1,750 shares of Preferred Stock Series D at $10 per share to pay the relevant finder's fee for the second tranche of 25,000 shares of Preferred Stock Series D.

During June 1999, the Company issued 1,999 shares of common stock at $1 per share in exchange for $2,000 of consulting fees and 4,084 shares of common stock at approximately $1.47 of market price in exchange for $6,000 of consulting fees with the same consulting service provider.

During June 1999, the Company signed stock option agreements with five non-employees, who had provided bookkeeping, research and organization services to the Company, for a total of 55,000 restrictive shares of common stock. These option agreements contain an exercise price of $1 per share and expire in five years. Accordingly, the Company recognized non-employee compensation cost of $48,563.

During July 1999, an institutional holder of Preferred Stock Series C converted 7,673 shares into 20,000 shares of common stock.

During July 1999, four holders of Preferred Stock Series E converted 60,000 shares into 104,896 shares of common stock.

During August 1999, the Company issued 1,082 shares of common stock at a market price of $1.85 per share in exchange for $2,000 of consulting fees and 1,274 shares of common stock at a market price of $1.57 per share in exchange for a further $2,000 of consulting fees with the same service provider.

Four accredited and sophisticated investors converted a total of 50,000 shares of Preferred Stock Series E into 89,444 shares of common stock on August 3, 1999 (40,000 shares), and August 23, 1999 (10,000 shares), respectively.

During October 1999, an institutional holder of Preferred Stock Series C converted 6,961 shares into 30,000 shares of common stock.

During October 1999, four holders of Preferred Stock Series E converted 220,000 shares into 440,000 shares of common stock.

During November 1999, an institutional holder of Preferred Stock Series C converted 25,858 shares into 134,000 shares of common stock.

        See accompanying summary of accounting policies and notes to financial statements.

                      CHINA PEREGRINE FOOD CORPORATION
                       SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation and Restatement

China Peregrine Food Corporation (formerly Shakespeare Holding, Inc.) (the Company) was incorporated under the laws of the State of Delaware on April 26, 1996. Shakespeare Holdings, Inc. was a shell company without any substantial assets and operating activities until it merged with China Peregrine Enterprises, Ltd. in March, 1997 and the Company changed to its current name.

In February, 1997, the Company issued 25,000 shares of common stock to acquire a 100% equity interest in Manor Products Corp. (Manor), a Delaware company, established on January 26, 1996. Manor was a shell company with 331 shareholders.

On March 5, 1997, the Company issued 1,040,000 shares of its common stock in exchange for a 100% equity interest in China Peregrine Enterprise, Limited
(CPEL). CPEL was a Texas limited partnership, which was created for the sole purpose of controlling the operation of a joint venture in Shanghai, China known as Green Food Peregrine Children's Food Co. Ltd.

Green Food Peregrine Children's Food Co. Ltd. (GFP) is a foreign investment equity joint venture with registered capital of US$5 million and established under the law of People's Republic of China on July 3, 1993. The Company accounted for 67.6%, China National Green Food Corporation accounted for 30%, and Amer-China, an Illinois limited partnership, accounted for 2.4% of the GFP's equity interest as of December 31, 1997.

In February 1998, the Company acquired the 2.4% of equity interest owned by Amer-China in GFP in exchange for 120,000 shares of the Company's common stock at $1.00 per share. On May 2, 1998, the Company approved and ratified an agreement with the China National Green Food Corporation to satisfy the need for additional capital for GFP by the contribution of $1,500,000 by the Company over the next 18 months. This contribution will constitute an increase in the registered capital in GFP attributed to the Company and a commensurate increase in the equity holding of the Company in GFP from 70% (after the approval of the Company's acquisition of ACPL's equity interest) to 76.92%.

On June 18, 1998, the Company entered into a definitive agreement with American Flavor China, Inc. a U.S. based entity to acquire its 52% equity interest in Hangzhou Meilijian Dairy Products, Co. Ltd. (HMDP). The acquisition transaction was effective on August 1, 1998. The terms of this acquisition are as follows: 1) to assume $285,637 of debt of American Flavor China, Inc., 2) to pay cash of $210,000, and 3) to issue 1,531,685 shares of the Company's common stock at $1 per share. As a result of this acquisition transaction, the Company recognized goodwill of $319,741, which will be amortized over a period of five years on a straight-line basis.

The Company's financial statements for the year ended December 31, 1998 have been restated. Prior financial statements were prepared on a consolidation basis whereby the Company consolidated GFP and Meilijian. Subsequent to issuing the 1998 financial statements the Company determined that the provisions of SFAS No. 94 and EITF No. 96-16 dictated that the Company did not have control of these entities. Accordingly, the Company changed the consolidation approach to the equity method to account for its investment in and advance to GFP and Meilijian. The restatement did not have an impact on the previously reported net loss for 1998 and shareholders' equity at December 31, 1998. The financial statements for the year ended December 31, 1999 were prepared based on the equity method. On January 3, 2000, the Company commenced to terminate its interest in GFP. Accordingly, the Company wrote off its investment in and advance to GFP as of December 31, 1999.

As shown in the accompanying financial statements, the Company has suffered operating losses since inception and has an accumulated deficit of $7,385,026 and negative working capital at December 31, 1999. Management plans to improve gross profit margins in its Chinese joint venture and obtain additional financing. While there is no assurance that funding will be available or that the Company will be able to improve its margins, the Company is continuing to actively seek equity and/or debt financing. No assurances can be given that the Company will be successful in carrying out its plans. See Subsequent Events for fund raising details at Note 9.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Furniture and Fixtures

Furniture and fixtures are stated at cost. Depreciation is computed primarily utilizing the straight-line method over a period of five years.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Additions and betterment to property and equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in the statement of income.

Goodwill

Goodwill represents the excess of acquisition cost over the net assets acquired in business combinations in 1998. Goodwill is amortized on a straight line basis over five years.

Periodically, the Company reviews the recoverability of goodwill as required by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The measurement of possible impairment is based primarily on the undiscounted future operating cash flows without interest charges of the acquired entity over the remaining amortization period. Based upon its most recent analysis, the Company believes that no material impairment exists at December 31, 1998. The assessed recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. The amortization expense of $26,645 and $63,948 was incurred for the years ended December 31, 1998 and 1999, respectively.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Among the more significant estimates included in these financial statements are the estimated allowance for doubtful accounts receivable and the deferred income tax asset allowance. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amount of cash, accrued liabilities and notes payable are reasonable estimates of their fair value because of the short maturity of these items. The carrying amounts of the Company's notes payable approximate fair value because the interest rates on these instruments are similar to the debt with the same maturity.

Income Taxes

The Company accounts for income taxes using the liability method, which requires an entity to recognize deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expenses or benefits in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

Accounting for the Impairment of Long Lived Assets and of the long-lived Assets to Be Disposed of

Statement of the Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to be Disposed Of" (SFAS 121) establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company has adopted this accounting standard and its effects on the financial position and the results of operations were immaterial.

Earnings (Loss) Per Share

Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). The statement replaces the calculation of primary and fully diluted earnings
(loss) per share with basic and diluted earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings (loss) per share.

For the years ended December 31, 1998 and 1999, total stock options and stock warrants of 4,945,867 and 4,263,533 were not included in the computation of diluted earnings per share because their effect was antidilutive.

Stock-based Compensation

The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123). The Company adopts the intrinsic value method of accounting for employee stock options and disclose the pro forma impact on net income and earnings per share as if the fair value based method had been applied. For equity instruments, including stock options issued to non-employee, including directors, the fair value of the equity instruments or the fair value of the consideration received, whichever is more readily determinable, is used to determine the value of services or goods received and the corresponding charge to operations.

Comprehensive Income (Loss)

During the year ended January 1, 1997 the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," ("SFAS 130") issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of operations. Comprehensive income (loss) is comprised of net income and all changes to stockholders' equity except those due to investments by owners and distributions to owners. Adoption of SFAS 130 did not have a material impact on the Company's financial position or results of operations.

New Accounting Standards Not Yet Adopted

Statement of Financial Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133) requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 was originally to be effective for fiscal years beginning after June 15, 1999. SFAS No. 137 has deferred the effective date of SFAS 133 to all fiscal quarters of fiscal years beginning after June 15, 2000. Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

Reclassifications

Certain reclassifications have been made to the prior year consolidated financial statements to conform with the 1998 presentation.

                      CHINA PEREGRINE FOOD CORPORATION
                        NOTES TO FINANCIAL STATEMENTS

Note 1.  Investment in and Advance to GFP

Investment in and advance to GFP consists of:


                                                       December 31,
                                                --------------------------
                                                    1998           1999
                                                --------------------------

Investment in GFP                               $ 3,500,000    $ 3,500,000
Advance to GFP                                      527,779      1,398,368
Equity interest in GFP's accumulated deficit     (3,863,762)    (4,898,368)
                                                --------------------------
Investment in and advance to GFP                $   164,017    $         -
                                                ==========================

From the inception of GFP, the Company recognized the corresponding GFP's comprehensive loss on its own book. The Company advanced to GFP approximately $527,779 in 1998 and approximately $870,529 in 1999, respectively. The Company picked up 70% of total loss in GFP in 1998, which was $972,062. The Company also wrote off the goodwill of $94,533, which resulted from the acquisition of 2.4% of equity interest in GFP in 1998. In later 1999, GFP substantially stopped its operation and the Company decided to terminate this joint venture. Accordingly, the Company wrote off the entire balance of investment in and advance to GFP as of December 31, 1999. Management of the Company believes that there are no further liabilities to be incurred by the Company as a result of the termination.

Note 2.  Investment in and Advance to Meilijian

Investment in and advance to Meilijian consists of:


                                                     December 31,
                                              --------------------------
                                                  1998           1999
                                              --------------------------

Investment in Meilijian                       $ 2,731,831    $ 2,731,831
Advance to Meilijian                              188,207        196,537
Equity interest in Meilijian's accumulated
 deficit and comprehensive loss                (1,337,460)    (1,681,946)
                                              --------------------------
Investment in and advance to Meilijian        $ 1,582,578    $ 1,246,422
                                              ==========================

The Company acquired the relevant assets, on August 1, 1998, through the acquisition transaction with America Flavor China, Inc. as follows:


                                      Amount
                                      ------

Investment in Meilijian             $2,652,000
Appropriated earnings                   79,831
Accumulated deficit                   (807,853)
Translation adjustment                (380,624)
Advance to Meilijian                   188,207

The Company exchanged the relevant consideration with America Flavor China , Inc. See the details in Basis of Presentation. The Company also paid $26,980 for due diligence service, which consisted of a part of total consideration given for this acquisition transaction. In the period of five-month ended December 31, 1998, the Company recognized a loss in investment in Meilijian of $149,198, which were the 52% of loss for the five months in 1998. Accordingly, for the year ended December 31, 1999, the Company picked up a loss in investment in Meilijian of $344,401.

Note 3.  Note Payable

During the process of acquiring from American Flavor China, Inc. the 52% of equity interest in and to Meilijian, the Company issued a promissory note to assume the American Flavor's debt owed to a supplier. The face value of that unsecured note was $282,637 at an interest rate of 10.5% per annum. The note has a monthly installment payment of $7,250 with 23 payments and a balloon payment of $159,862 on July 15, 2000. The note has a late charge article that the Company will be charged 3% of overdue principal and interest if the note holder does not receive the payment within 15 days of the monthly payment due date. As of December 31, 1999, the remaining balance is $192,741.

On January 1, 1999, the Company entered into a license agreement (the Agreement) with a third party for the right to print cartoon characters, as defined in the Agreement, on its products. The Company agreed to pay 3% royalty fee of net invoiced price of each licensed article and a guaranteed consideration of $300,000 of which $45,000 was paid at inception of the Agreement, and the balance will be paid by 10 installments of $21,250 each quarter starting on September 30, 1999 and a balloon payment of $42,500 on or before March 31, 2002. The Company recorded license right of $300,000 and will amortize it over a period of three years.

The Company recorded the $300,000 as note payable and the remaining balance as of December 31, 1999 is as follows:


                                    Amount
                                    ------

Total Long-Term Note Payable       $212,500
Less Current Portion                 85,000
                                   --------
Long-Term Note Payable             $127,500
                                   ========

Note 4.  Related Party Transactions

The Company advanced $527,779 in 1998 and $870,529 in 1999 to GFP, respectively, in accordance with the decision made in 1998 to increase $1,500,000 in the registered capital in GFP. However, the increase in registered capital was not approved by Chinese government agency as of December 31, 1999.

The Company advanced $8,330 to Meilijian in 1999.

Note 5.  Income Taxes

The Company is subject to Federal income tax. As the Company experienced operating losses for the years of 1998 and 1999, no income tax provision was provided for 1998 and 1999, respectively.

The Company has gross deferred tax assets of approximately $702,000 and $1,439,000 at December 31, 1998 and 1999, respectively, relating principally to tax effects of net operating loss carryforwards. In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that the assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable loss and projections for future taxable income over the periods in which the deferred tax items are recognizable for tax reporting purposes, it is more likely than not the Company will not realize the benefits of these differences at December 31, 1998 and 1999. As such, management has recorded a valuation allowance for the full amount of deferred tax assets at December 31, 1998 and 1999.

At December 31, 1999, the Company has available net operating losses of approximately $4,233,000 for federal income tax purpose, to offset future taxable income, if any, and expire at various dates through the year 2014 for federal income tax. However, the utilization of net operating losses may be subject to certain limitations as prescribed by Section 382 of the Internal Revenue Code.

Note 6.  Commitments and Contingencies

Commitments

The Company leases office space at its corporate office in Florida under operating leases expiring in February, 2004.

Future minimum rental payments required under operating leases as of December 31, 1999 are as follows:


Years ending December 31,         Amount
-------------------------         ------

          2000                   $ 43,042
          2001                     45,194
          2002                     47,453
          2003                     49,826
                                 --------
                                 $185,515
                                 ========

Rental expense for the years ended December 31, 1998 and 1999 was approximately $66,724 and $42,000, respectively.

In January 1999, Hangzhon United Dairy Company contributed $289,073 worth of plant and equipment to Meilijian which was recorded in Meilijian's book as paid in capital. The Company has agreed to contribute approximately additional $300,000 capital in cash. As of February 25, 2000 the Company has not paid the $300,000.

Note 7.  Shareholders' Equity

1998

On January 15, 1998, the Company issued 50,000 shares of common stock at $1.00 per share in exchange for stock promotion services provided by a capital service company.

On February 2, 1998, the Company issued 5,272 shares of common stock at $2.25 per share to an individual in exchange for his services in connection with the furnishing of the Company's corporate office.

On May 2, 1998, the Company issued 557,000 units (each unit composed of one share of common stock and one warrant to purchase one share of common stock) at a price of $2.50 per unit, pursuant to a private offering in accordance with the exemption provided in Rule 506, Regulation D. The net proceeds of this offering were $1,387,500. Among the 557,000 shares issued, 2,000 shares valued at $5,000 were issued in exchange for accounting service. The holders of such warrants are entitled to purchase, from time to time, up to 557,000 shares of common stock, par value $0.001 per share, at an exercise price of $1.00 per share, at any time after June 30, 1998 and through and including June 30, 2003.

On February 19, 1998, the Company issued 120,000 shares of common stock at a price of $1.00 per share to Amer-China Partners, Limited (ACPL) pursuant to a signed agreement dated October 1, 1997 to acquire ACPL's entire interest and right (2.4%) in and to the Green Food Peregrine Children's Food Co. Ltd.

On July 31, 1998, the Company issued 1,531,685 shares of common stock to American Flavor China, Inc. to acquire its 52% of equity interest in and to Hangzhou Meilijian Dairy Products Co. Ltd. at $1.00 per share.

In October, 1998, the Board of Directors of the Company decided to reduce the exercise price of warrants issued during the Rule 504, Regulation D offering in 1997 from $5.00 to $1.00. Subsequently, certain holders of 265,000 warrants exercised their warrants at $1.00 per share. The Company issued 165,000 shares of common stock in December and recorded $100,000 of stock subscribed as of December 31, 1998, which was fully collected in February 1999.

In November 19, 1998 the Company conducted a Rule 504 Regulation D offering to sell Series C preferred stock to two institutional investors in order for the Company to raise funds to increase its equity capital position in GFP in 1999. One institutional investor purchased on November 19, 1998 83,334 shares of Series C preferred stock at $3.00 per share with 83,334 warrants attached at an exercise price of $1.00 per share. The other institutional investor purchased on December 29, 1998 another 50,000 shares of Series C preferred stock at $3.00 per share with 450,000 warrants attached at an exercise price of $1.00 per share and the relevant proceeds were received on January 4, 1999. The total net proceeds of the Rule 504 offering was $385,000, net of offering expense of approximately $15,000.

Each share of Series C preferred stock has the following features: 1) stated value of $3 per share, 2) dividend accrued at 8% per annum and payable in cash of common stock at the Company's option and upon conversion, at the option of the holder, or redemption, 3) no voting right, 4) convertible into common stock, and 5) redeemable at a price up to 110% of the stated value at the Company's option.

The conversion feature is specified in the offering memorandum as follows: the number of shares of common stock issuable upon conversion of each share of Series C preferred stock shall equal (i) the sum of (A) the stated value per share and (B) at the holder's election accrued and unpaid dividends on such share, divided by (ii) the conversion price. The conversion price for each share of Series C convertible preferred stock in effect on any conversion date shall be the lesser of (a) 75% of the average per share market price of 10 trading days immediately before the date of the applicable holder conversion notice or (b) $3.00 per share, provided that, during the period from November 1, 1998 through February 29, 1999, the conversion price shall not be less than $1.00 for each share of underlying common stock (the price floor), which price floor shall be applicable to the aggregate number of issued and outstanding Series C preferred stock held by any one holder, as follows: 100% during November 1998; 75% during December 1998; 50% during January 1999; 25% during February 1999; and no applicable price floor thereafter.

On November 19, 1998, the Company recognized a deemed dividend $83,334 because of the built-in beneficial conversion feature which allows each share of preferred stock to be converted into each share of common stock at 75% of market price at issuing date. As a result of implementing the accrued dividend policy for the Series C preferred stock, the Company recognized $2,217 of dividends payable to the 83,334 shares of Series C preferred stock.

Three institutional investors purchased 16,250 shares, 16,250 shares, and 17,500 shares of Series D preferred stock at $10.00 per unit.

Each share of Series D preferred stock entitles the holder to receive or accrue dividends at the rate of 6% simple interest per annum, which is payable in cash or common stock quarterly at the Company's option and to convert into common stock. The payment of dividends shall be made first to the Series D Convertible preferred stockholders before dividends or other distributions are made on any common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. The Series D Preferred Stock has no voting rights and is redeemable, at the Company's option, at a price equal to the greater of (a) 120% of the stated value plus accrued dividends or (b) the closing bid price of common stock on the date the notice of redemption is given by the Company.

The number of shares of common stock issuable upon conversion of each share of Series D Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) at the holder's election accrued and unpaid dividends on such share, divided by (ii) the conversion price. The conversion price shall be equal to the lessor of: (i) 100% of the average of the closing bid price of the Company's common stock for the trading day immediately preceding the date of issuance of the shares of Series D Preferred Stock to the holders, or (ii) 80% of the average of the three lowest closing bid prices for the 22 trading days immediately preceding the conversion of the respective shares of Series D Preferred Stock.

The aggregate gross proceeds from selling these 50,000 units was $500,000, which the Company received on March 10, 1999, net of expense of $30,000. In addition, the three institutional investors have committed to invest additional $500,000, which will occur upon the completion of certain 1933 Act registration events as spelled out in the Subscription Agreement. The finder fees for this fund raising exercise were paid in the form of 3,500 shares of Series D Convertible preferred stock and 50,000 warrants to purchase the Company's common stock at an exercise price of $2.96 expiring at March 9, 2002.

1999

An institutional holder of Preferred Stock Series C converted 27,938 shares into 93,959 shares of common stock from January 4, 1999 through to February 23, 1999.

In January 1999 the Company collected net proceeds of $135,000, net of issuance expenses of $15,000 and issued 50,000 shares of Preferred Stock Series C accordingly.

An institutional holder of Preferred Stock Series C converted a total of 50,000 shares of Preferred Stock Series C into 150,000 shares of common stock on February 18, 1999 and February 19, 1999, respectively, (25,000 shares per each conversion).

In March 1999 the Company collected proceeds of $30,000 which represented 30,000 warrants exercised at a price of $1.00 per share and issued 30,000 shares of common stock accordingly. These warrants were issued in November 1998, as part of the Company's Rule 504 offering of its Series C Convertible Preferred Stock.

From January 1 to March 31, 1999 the Company conducted a private sale of its common stock and received total proceeds of $415,000 through issuing 415,000 share of common stock. Among $415,000 received, $105,000 were paid back to investors per their request for cancellation in April, 1999. Accordingly, 105,000 shares of common stock were cancelled.

In March 1999, the Company conducted a Rule 506, Regulation D offering to issue 100,000 shares of its Series D Convertible Preferred Stock, with possible total gross proceeds of $1,000,000. The Company also issued 3,500 shares of the Series D Preferred Stock at a price of $10.00 per share to pay a finder's fee to a financial institution. On March 9, 1999, the Company issued 50,000 shares of the Series D Preferred Stock. The net proceeds of these 50,000 shares of Preferred Stock Series D was $470,000, net of $15,000 placement fee and $15,000 of legal expense. In line with the conversion feature embedded in Series D Preferred Stock, the Company recognized a total of $535,000 of deemed dividends among which $123,462 was recognized in the first grant and $411,538 was recognized in the second quarter of 1999.

In April 1999, the Company issued 25,000 shares of Preferred Stock Series D at $10 per share. The net proceeds of this issuance were $240,000, net of $7,500 of placement fee and $2,500 legal expense. The Company also issued 1,750 shares of Series D Preferred Stock in exchange for a finder's fee at $10 per share. In line with the conversion feature embedded in Series D Preferred Stock, the Company recognized $106,485 of deemed dividends for the second tranche of 26,750 shares of Series D in the second quarter.

During April, the Company issued 53,334 shares of common stock at $1 per share as the result of exercising 53,334 warrants related to the previous 83,334 shares of Series C Preferred Stock.

During May and June, the Company conducted a private sale of its common stock and received total proceeds of $262,200 and issued 262,200 shares of common stock.

During June 1999, the Company issued 1,999 shares of its common stock at a market price of approximately $1 per share in exchange of $2,000 consulting fee and 4,084 shares of common stock at a market price of approximate $1.47 per share in exchange for $6,000 of consulting fee with the same consulting service provider.

During June 1999, the Company signed stock option agreements with five non-employee people, who had provided bookkeeping, research and organization services to the Company, for a total of 55,000 restrictive shares of common stock. These option agreements contain an exercise price of $1 per share and expire in five years. Accordingly, the Company recognized non-employee compensation cost of $48,563.

During July 1999, an institutional holder of Preferred Stock Series C converted 7,672 shares into 20,000 shares of common stock.

During July, August and September 1999, the Company conducted a private sale of its convertible Preferred Stock Series E and issued 330,000 shares in five tranches to investors at $2.50 per share. The net proceeds of this issuance were $711,962 net of $113,038 of finder's fee, legal and printing expenses. In line with the conversion feature embedded in Series E Preferred Stock, the Company recognized $62,552 of deemed dividends for the first tranche, $26,250 and $22,500 of deemed dividends for the second and third tranche respectively. The deemed dividends were not applicable for the fourth and fifth tranche respectively because the floor price of $1.25 was higher than the market price on the date of issuance for each tranche.

The Series E Preferred Stock has the following features: The holders of Series E Convertible Preferred stock shall be entitled to convert such stock into the Company's common stock at any time subsequent to the issuance of such stock, subject to a one year "lockup" agreement entered into by the holders of such stock. The number of shares of common stock issuable upon conversion of each share of Series E Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) at the holder's election accrued and unpaid dividends on such share, divided by (ii) the conversion price. The conversion price shall be equal to the greater of: (i) $1.25 per share of common stock or (ii) 80% of the average of the closing bid prices for the 5 trading days immediately preceding the conversion of the respective shares of Series E Preferred Stock, but in no event shall the conversion price be greater than $2.50 per share of common stock.

During July 1999, four accredited and sophisticated holders of Preferred Stock Series E converted 60,000 shares into 104,896 shares of common stock.

During August 1999, the Company issued 1,082 shares of common stock at a market price of $1.85 per share in exchange for $2,000 of consulting fees and 1,274 shares of common stock at a market price of approximately $1.57 in exchange for a further $2,000 of consulting fees with the same service provider.

Four accredited and sophisticated investors converted a total of 50,000 shares of Preferred Stock Series E into 89,444 shares of common stock on August 3, 1999 (40,000 shares), and August 23, 1999 (10,000 shares), respectively.

During August the Company conducted a private sale of its common stock and received total proceeds of $65,000 and issued 65,000 shares of common stock.

During September 1999, the Company issued 1,163 shares of common stock, at a market price of $1.72 per share, in exchange for $2,000 of consulting fee to a service provider.

During October 1999, sixteen investors holding Convertible Preferred Stock Series E, converted a total of 220,000 shares of Preferred Stock Series E into 440,000 shares of common stock.

An institutional holder of Preferred Stock Series C converted a total of 6,961 shares of Preferred Stock Series C into 30,000 shares of common stock on October 20, 1999.

Sixteen shareholders of Preferred Stock Series E converted a total 220,000 shares of Preferred Stock Series E into 440,000 shares of common stock on October 29, 1999 (180,000 shares ) and on November 24, 1999 (40,000 shares).

During October 1999, the Company signed stock option agreements with three non-employees who are to provide advisory and consulting services to the Company, for a total of 1,016,000 restrictive shares of common stock. These option agreements contain an exercise price of $0.50 per share for 516,000 options and an exercise price of $0.75 per share for 500,000 options. Accordingly, the Company has recognized a non-employee compensation cost of $467,300. 250,000 options were exercised at $0.50 per option on November 11, 1999, a further 250,000 were exercised on November 18, 1999 at $0.50 per option and 266,000 were exercised on November 23, 1999 at $0.75 per option of which 16,000 shares were in exchange for $12,000 of legal fee.

On November 26, 1999 an institutional holder of Preferred Stock Series C converted a total of 25,858 shares of Preferred Stock Series C into 134,000 shares of common stock.

During November 1999, the Company issued 1,713 shares of common stock, at a market price of $1.15 per share, in exchange for $2,000 of consulting fee to a service provider.

Note 8.  Stock Warrants and Options

In 1997, the Company issued warrants for 975,000 shares of common stock, at an exercise price of $5.00 per share, as part of the units sold in the Rule 504, Regulation D limited public offering. These warrants may be exercised at any time after May 31, 1998, and from time to time thereafter through and including March 31, 1999. The Company also changed the exercise price for the 975,000 warrants issued in 1997 from $5.00 to $1.00. 165,000 warrants were exercised at $1.00 per share in December 1998. The remaining 810,000 warrants expired on March 31, 1999.

During 1998 557,000 warrants for shares of common stock relating to a Rule 506 Regulation D offering were issued at an exercise price of $1.00 per share. These warrants had not been exercised as of December 31, 1999 and expire on June 30, 2003.

During 1998, 553,334 warrants relating to series C Preferred Stock were issued. 83,334 warrants for shares of common stock were exercised on March 12, 1999 (30,000) and May 19, 1999 (53,334) respectively at an exercise price $1.00 per share. The remaining 450,000 warrants expired on April 30, 1999.

During 1999 125,000 warrants relating to series D Preferred Stock were issued at an exercise price of $2.96 per share. These warrants expire during 2002, and had not been exercised at December 31, 1999.

During 1999 231,000 warrants relating to series E Preferred Stock were issued. 33,000 of these warrants were issued at an exercise price of $2.75 per share, 165,000 were issued at an exercise price of $3.00 per share and 33,000 were issued at an exercise price of $5.00 per share. These options have expiration dates ranging from July 2001 through September 2004. None of these options had been exercised as of December 31, 1999.

During June 1999, the Company signed stock option agreements with five non-employees, who had provided bookkeeping, research and organization services to the Company, for a total of 55,000 restrictive shares of common stock pursuant to Section 4(2) of the 1933 Act. These option agreements contain an exercise price of $1 per share and expire in five years. None of these options had been exercised by December 31, 1999. Using the Black Scholes option pricing model the Company determined that the fair value of each option granted was approximately $0.88. Accordingly, pursuant to SFAS No. 123 the Company recognized non-employee compensation cost of $48,563.

The assumption used in the Black Scholes option pricing model in 1999 were as follows:


                                         Year ended
                                     December 31, 1999
                                     -----------------

Discount rate - bond yield rate              6.00%
Volatility                                  42.65%
Expected life                             2 years
Expected dividend yield                         -

During October 1999, the Company signed stock option agreements with three non-employees who are to provide advisory and consulting services to the Company, for a total of 1,016,000 restrictive shares of common stock pursuant to Section 4(2) of the 1933 Act. These option agreements contain an exercise price of $0.50 per share for 516,000 options and an exercise price of $0.75 per share for 500,000 options. These option agreements expire on October 17, 2000. In November 1999 766,000 options were exercised.

A further 100,000 options were exercised in January 2000. Using the Black Scholes option pricing model the Company determined that the fair value of each option granted was approximately $0.46. Accordingly, pursuant to SFAS 123 the Company recognized a non-employee compensation cost of $467,300.

The assumptions used in the Black Scholes option pricing model in 1999 were as follows:

                                         Year ended
                                     December 31, 1999
                                     -----------------

Discount rate - bond yield rate             5.45%
Volatility                                    59%
Expected life                             1 year
Expected dividend yield                        -

These warrants and stock option agreements are summarized as follows:


                                                                    Warrants/
                                                        Grant        Options      Exercise      Vesting      Expiration
                                                         Date        Granted       Price        Period          Date
                                                       ----------------------------------------------------------------

Warrants issued in Rule 504 Regulation D offering       5/31/97       975,000      $1.00       12 months       3/31/99
Warrants exercised                                     12/15/98      (165,000)      1.00         None
Warrants expired                                        3/31/99      (810,000)      1.00
Warrants issued in Rule 506, Regulation D offering      6/02/98       557,000       1.00         None          6/30/03
Warrants issued with Series C Preferred Stock          11/19/98        83,334       1.00         None          5/31/99
Warrants exercised                                      3/12/99       (30,000)      1.00         None
Warrants exercised                                      5/19/99       (53,334)      1.00
Warrants issued with Series C Preferred Stock          12/29/98       450,000       1.00         None          4/30/99
Warrants expired                                        4/30/99      (450,000)      1.00
Warrants issued with Series D Preferred Stock           3/09/99       100,000       2.96         None          3/08/02
Warrants issued with Series D Preferred Stock           4/23/99        25,000       2.96         None          4/22/02
Warrants issued with Series E Preferred Stock           7/23/99        50,000       3.00         None          7/22/01
Warrants issued with Series E Preferred Stock           7/23/99        10,000       2.75         None          7/22/04
Warrants issued with Series E Preferred Stock           7/23/99        10,000       5.00         None          7/22/02
Warrants issued with Series E Preferred Stock           8/16/99        15,000       3.00         None          8/15/01
Warrants issued with Series E Preferred Stock           8/16/99         3,000       2.75         None          8/15/04
Warrants issued with Series E Preferred Stock           8/16/99         3,000       5.00         None          8/15/02
Warrants issued with Series E Preferred Stock           9/01/99        30,000       3.00         None          8/31/01
Warrants issued with Series E Preferred Stock           9/01/99         6,000       2.75         None          8/31/04
Warrants issued with Series E Preferred Stock           9/01/99         6,000       5.00         None          8/31/02
Warrants issued with Series E Preferred Stock           9/14/99        20,000       3.00         None          9/13/01
Warrants issued with Series E Preferred Stock           9/14/99         4,000       2.75         None          9/13/04
Warrants issued with Series E Preferred Stock           9/14/99         4,000       5.00         None          9/13/02
Warrants issued with Series E Preferred Stock           9/27/99        50,000       3.00         None          9/26/01
Warrants issued with Series E Preferred Stock           9/27/99        10,000       2.75         None          9/26/04
Warrants issued with Series E Preferred Stock           9/27/99        10,000       5.00         None          9/26/02
                                                                    ---------
Total outstanding warrants                                            913,000
                                                                    =========



Agreement One                                           4/29/97     1,005,533      $1.00         None          4/28/02
Agreement Two                                           4/30/97     2,000,000       1.00         None          4/29/02
Agreement Three                                         10/1/97        25,000       1.00         None          9/30/02
Agreement Four                                          10/1/97        15,000       1.00         None          9/30/02
Agreement Five                                          6/15/99        20,000       1.00         None          6/14/01
Agreement Six                                           6/15/99        20,000       1.00         None          6/14/01
Agreement Seven                                         6/15/99         5,000       1.00         None          6/14/01
Agreement Eight                                         6/15/99         5,000       1.00         None          6/14/01
Agreement Nine                                          6/15/99         5,000       1.00         None          6/14/01

Stock options pursuant to S-8 registration             10/06/99       500,000       0.50         None         10/17/00
Stock options pursuant to S-8 registration             10/06/99       516,000       0.75         None         10/17/00
Options exercised                                      11/16/99      (250,000)      0.50
Options exercised                                      11/18/99      (250,000)      0.50
Options exercised                                      11/23/99      (266,000)      0.75
                                                                    ---------

Total options outstanding at December 31, 1999                      3,350,533
                                                                    =========

A summary of the status of the Company's stock options and warrants as of December 31, 1998 and 1999 with changes during the years then ended are presented below:


                                                                          Weighted
                                                                          Average
                                                                          Exercise
                                                             Shares        Price
                                                           -----------------------

Total warrants and options outstanding and exercisable
 at January 1, 1998                                         4,020,533      $ 1.00
Warrants/options granted                                     (165,000)     $ 1.00
Warrants/options exercised                                  1,090,334      $ 1.00
                                                           ----------------------

Total warrants and options outstanding and exercisable
 at December 31, 1998                                       4,945,867      $ 1.00
Warrants/options granted                                    1,427,000      $ 1.27
Warrants/options exercised                                   (849,334)     $(0.63)
Warrants/options expired                                   (1,260,000)     $(1.00)
                                                           ----------------------

Total warrants and options outstanding and exercisable
 at December 31, 1999                                       4,263,533      $ 1.16
                                                           ======================

Weighted average fair value of options and warrants
 granted during 1999                                        4,263,533      $ 1.16
                                                           ======================

The following table summarizes information about stock options and warrants outstanding at December 31, 1999:


                         Warrants/Options Outstanding             Options Exercisable
                   ----------------------------------------     ------------------------
                                    Weighted
                                     Average       Weighted                     Weighted
                                    Remaining      Average                      Average
                     Number        Contractual     Exercise       Number        Exercise
Exercise Price     Outstanding        Life          Price       Exercisable      Price
----------------------------------------------------------------------------------------

    $0.75             250,000       0.80 yrs.       $0.75          250,000       $0.75
    $1.00           3,100,533       2.32 yrs.       $1.00        3,100,533       $1.00
    $1.00             557,000       3.50 yrs.       $1.00          557,000       $1.00
    $2.75              33,000       4.66 yrs.       $2.75           33,000       $2.75
    $2.96             125,000       2.21 yrs.       $2.96          125,000       $2.96
    $3.00             165,000       1.66 yrs.       $3.00          165,000       $3.00
    $5.00              33,000       2.66 yrs.       $5.00           33,000       $5.00
                    ---------                                    ---------
                    4,263,533       2.38 yrs.       $1.16        4,263,533       $1.16
                    =========                                    =========

Note 9.  Subsequent Events

On February 1, 2000, the Company amended its Rule 506 offering with respect to the Series D Preferred Stock originally offered on March 9, 1999 and April 23, 1999, respectively. Pursuant to this amended offering, the Company issued additional 50,000 shares of the Series D Preferred and warrants for 1,300,000 shares of common stock to the existing holders of the Company's Series D Preferred Stock. This amended offering resulted in net proceeds of $490,000, net of $10,000 of legal and issuance expenses. The Series D Preferred has a Stated Value of $10.00 per share and the same conversion feature disclosed before. The warrants for 1,300,000 shares of common stock have an exercise price of $0.625 per share and an expiration date of January 31, 2003. In connection with this sale, the Company issued 175,000 shares of its common stock to such holders to compensate them for the delay of this offering pursuant to the offering registration statements. These shares are valued at $0.75 per share in terms of the market value on February 1, 2000 for the Company's common stock and will give rise to a total expense of $131,000 which will be recorded in 2000.

On February 7, 2000, the Company signed agreements with two non-employees in exchange for the graphic design and legal services provided by these two professionals to the Company, to issue a total of 131,314 shares of common stock pursuant to a 1933 Act Form S-8 registration statement which will be filed by the Company. The shares to be issued for these agreements are valued at $0.75 per share, which was the market value of the Company's common stock on February 7, 2000, the execution date of the agreements. The Company anticipates the filing of a Form S-8 with respect to these shares prior to May 1, 2000.

On April 7, 2000, the Company closed a Rule 506, Regulation D exempt offering for 150,000 shares of Series F Convertible Preferred Stock, having a per share Stated Value of $10.00, and Warrants which entitle the holders of the Series F Preferred to purchase an aggregate of 3,000,000 shares of common stock. This offering resulted in net proceeds of $1,480,000, net of $20,000 of legal and issuance expenses. Each Preferred share is convertible to the common stock of the Company at a conversion price of $0.50 per common share, based upon the Stated Value divided by conversion price times the number of shares to be converted. The Series F Preferred have no voting rights or redemption features and no dividends rights beyond those attributable to the Company's common stock. Due to the beneficial conversion feature contained in the Series F Convertible Preferred Stock, the Company will record a deemed dividend of approximately $400,000 in 2000. The Warrants for 3,000,000 shares of common stock have an exercise price of $1.00 per share and are exercisable immediately for a period of three years. The Company can call 50% of Warrants if its common stock trades at 200% of the closing price of $0.75 per share on April 7, 2000 for 10 consecutive trading days and 100% of the Warrants if its common stock trades at 300% of the closing price of $0.75 per share on April 7, 2000 for 10 consecutive trading days. In addition, the Company issued a Warrant to a consultant in connection with this transaction, which entitles the holder to purchase an aggregate of 1,600,000 shares of common stock at an exercise price of $0.84 per share. The Warrant is exercisable immediately for a period of three years and has the same "call" provisions as the investor Warrants described above. This entire transaction provides for total potential proceeds of $5,844,000, based upon the issuance of a maximum of 7,600,000 shares of common stock underlying the Series F Preferred and the Warrants, at an average price per share of $0.77. The holders of the Preferred and the Warrants have certain registration rights for the resale of the Company's common stock underlying the Series F Convertible Preferred and the warrants.

               CHINA PREMIUM FOOD CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS


                                                              December 31,     September 30,
                                                                  1999             2000
                                                              ------------------------------
                                                               (Audited)        (Unaudited)

Assets

Current assets:
  Cash                                                        $     16,854     $     86,012
  Restricted cash                                                        -           86,000
  Accounts receivable (Note 2)                                           -            8,696
  Note receivable (Note 3)                                               -          209,654
  Other receivable                                                       -           37,591
  Advance to vendors                                                     -           81,201
  Inventory                                                              -           81,379
  Prepaid expenses                                                  18,196           95,190
  Deposits                                                          10,000           10,000
                                                              -----------------------------

Total current assets                                                45,050          695,723

Property, plant and equipment, net                                 131,264          165,363
Investment in and advances to Meilijian, net                     1,246,422        1,044,118
Goodwill                                                           229,148          186,187
Licensing agreement, net                                           214,286          637,500
                                                              -----------------------------

Total assets                                                  $  1,866,170     $  2,723,891
                                                              =============================

Liabilities and Shareholders' Equity

Current liabilities:
  Bank loan in Shanghai                                       $          -     $     76,089
  Note payable - International Paper (Note 4)                      277,741          202,743
  Note payable - Warner Brothers (Note 5)                          127,500          620,000
  Accounts payable and accrued liabilities                         250,833          199,601
  Dividends payable                                                370,039          219,558
                                                              -----------------------------

Total current liabilities                                        1,026,113        1,317,991

Commitments and contingencies

Shareholders' Equity (Notes 6 and 7)
  Series A convertible preferred stock; par value
   $0.001 per share, 500,000 authorized, 500,000
   shares issued and outstanding                                       500                -
  Series B convertible, 9% cumulative, and redeemable
   preferred stock; stated value $1.00 per share,
   1,260,000 shares authorized, 1,260,000 and 242,559
   shares issued and outstanding                                 1,260,000          242,559
  Series C convertible,8% cumulative and redeemable
   preferred stock, stated value $3.00 per share , 47,723
   and 0 shares issued and outstanding                              44,713                -
  Series D convertible, 6% cumulative and redeemable
   preferred stock, stated value $10.00 per share, 80,250
   and 109,000 shares issued and outstanding                       762,500        1,048,158
  Series F convertible, 6% cumulative and redeemable
   preferred stock, stated value $10.00 per share, 0
   and 150,000 shares issued and outstanding                             -        1,393,653
  Series G convertible, 7% cumulative and redeemable
   preferred stock, stated value $10.00 per share, 0
   and 75,000 shares issued and outstanding                              -          662,453
  Common stock; par value $0.001 per share, 20,000,000
   shares authorized, 10,278,129 and 12,939,880 shares
   issued and outstanding                                           10,278           12,940
  Additional paid-in capital                                    11,256,952       14,471,851
  Accumulated deficit                                          (12,360,537)     (16,291,486)
  Translation adjustments                                         (134,349)        (134,228)
                                                              -----------------------------
Total shareholders' equity                                         840,057        1,405,900
                                                              -----------------------------
Total liabilities and shareholders' equity                    $  1,866,170     $  2,723,891
                                                              =============================

           See accompanying to consolidated financial statements.

               CHINA PREMIUM FOOD CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       Three Months Ended               Nine Months Ended
                                                          September 30,                   September 30,
                                                   ---------------------------     ---------------------------
                                                      1999            2000            1999            2000
                                                   -----------------------------------------------------------
                                                   (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Sales                                              $         -     $    57,716     $         -     $    57,716
Cost of goods sold                                           -          10,208               -          10,208
                                                   -----------------------------------------------------------

Gross profit                                                 -          47,508               -          47,508

Selling expense                                              -          61,890               -         151,890
General and administrative expense                     553,747         845,311       1,736,786       2,342,003
                                                   -----------------------------------------------------------

Loss from operations                                  (553,747)       (895,693)     (1,736,786)     (2,446,385)

Other expense:
  Interest expense, net                                 (7,343)         (6,775)        (12,567)        (13,122)
  Loss on investment in GFP                           (217,898)              -        (825,502)              -
  Loss on investment in Meilijian                      (87,325)        (82,476)       (165,560)       (202,304)
  Other expense (income), net                                -         (76,987)              -         (76,988)
                                                   -----------------------------------------------------------

Loss before income taxes                              (866,313)     (1,025,931)     (2,740,415)     (2,738,799)
Income taxes                                                 -               -               -               -
                                                   -----------------------------------------------------------

Net loss                                              (866,313)     (1,025,931)     (2,740,415)     (2,738,799)
                                                   -----------------------------------------------------------

Dividends accrued for Series B preferred stock         (28,350)         (5,458)        (85,050)        (39,266)
Dividends accrued for Series C preferred stock          (2,931)              -         (11,934)           (833)
Dividends accrued for Series D preferred stock         (48,188)        (16,350)       (702,692)       (548,455)
Dividends accrued for Series E preferred stock         113,156)              -        (113,156)              -
Dividends accrued for Series F preferred stock               -         (22,500)              -        (444,255)
Dividends accrued for Series G preferred stock               -         (13,125)              -        (159,292)
                                                   -----------------------------------------------------------

Net loss applicable to common shareholders         $(1,058,938)    $(1,083,364)    $(3,653,247)    $(3,930,590)
                                                   ===========================================================

Loss per share                                     $     (0.12)    $     (0.08)    $     (0.43)    $     (0.34)
                                                   ===========================================================

Weighted average number of common
 shares outstanding                                  8,798,735      12,929,935       8,405,775      11,703,512
                                                   ===========================================================

Comprehensive loss and its components:
  Net loss                                         $  (866,313)    $(1,025,931)    $(2,740,415)    $(2,738,799)
Foreign currency translation adjustment                   (121)             22          (5,756)            121
                                                   -----------------------------------------------------------

Comprehensive loss                                 $  (866,434)    $(1,025,909)    $(2,746,171)    $(2,738,678)
                                                   ===========================================================

        See accompanying notes to consolidated financial statements.

               CHINA PREMIUM FOOD CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                             September 30,
                                                                     ----------------------------
                                                                         1999             2000
                                                                     ----------------------------
                                                                     (Unaudited)      (Unaudited)

Cash flows from operating activities
  Net loss                                                           $(2,740,415)     $(2,738,799)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation and amortization                                        129,896          199,145
    Issuance of stock in exchange for services                            12,000          118,486
    Stock based compensation expense                                      48,563           52,500
    Investment loss in GFP                                               825,502                -
    Investment loss in Meilijian                                         165,560          202,304
    Increase (decrease) from changes in:
      Restricted cash                                                          -          (86,000)
      Accounts receivable                                                      -           (8,696)
      Note receivable                                                          -         (209,654)
      Other receivable                                                         -          (37,591)
      Advance to vendors                                                       -          (81,201)
      Inventory                                                                -          (81,379)
      Prepaids and other assets                                           (6,596)         (76,994)
      Deposits                                                            (5,000)               -
      Accounts payable and accrued liabilities                            46,197           42,518
                                                                     ----------------------------

Net cash used in operating activities                                 (1,524,293)      (2,705,361)
                                                                     ----------------------------

Cash flows from investing activities
  Purchase of equipment and machinery                                    (41,392)         (58,497)
  Advance to GFP                                                        (862,588)               -
  Advance to Meilijian                                                    (8,330)               -
  Purchase of licensing right from WB                                   (300,000)        (550,000)
                                                                     ----------------------------

Net cash used in investing activities                                 (1,212,310)        (608,497)
                                                                     ----------------------------

Cash flows from financing activities
  Repayment of note payable                                             (121,298)         (82,498)
  Borrowing from note payable                                            300,000          500,000
  Borrowing from bank loans                                                    -           76,089
  Proceeds of Series D Preferred stock                                   762,500          490,000
  Proceeds of Series E Preferred stock                                   711,963                -
  Proceeds of Series F Preferred stock                                         -        1,480,000
  Proceeds of Series G Preferred stock                                         -          675,000
  Proceeds from warrants exercised                                        83,334                -
  Proceeds of issuing common stock                                       537,200          244,303
  Proceeds from stock subscribed                                         235,000                -
                                                                     ----------------------------

Net cash provided by financing activities                              2,508,699        3,382,894
                                                                     ----------------------------

Effect of exchange rate changes on cash                                        -              122
                                                                     ----------------------------

Net increase (decrease) in cash and cash equivalents                    (227,904)          69,158

Cash and cash equivalents, beginning of period                           305,233           16,854
                                                                     ----------------------------

Cash and cash equivalents, end of period                             $    77,329      $    86,012
                                                                     ============================

Cash paid during the period:
  Interest                                                           $    18,129      $     9,380
  Income taxes                                                                 -                -
                                                                     ============================



Supplemental disclosure of non-cash activities
  Non-cash items
    Conversion from Preferred Stock A to Common Stock                          -              500
    Conversion from Preferred Stock B to Common Stock                          -        1,017,441
    Conversion from Preferred Stock C to Common Stock                    241,837           44,713
    Conversion from Preferred Stock D to Common Stock                          -          204,342
    Conversion from Preferred Stock E to Common Stock                    237,321                -
    Stock subscribed                                                     135,000                -
    Deemed dividend                                                      788,804                -
    Deemed dividends Preferred Stock D                                         -          500,000
    Deemed dividends Preferred Stock F                                         -          400,045
    Deemed dividends Preferred Stock G                                         -          144,854
    Conversion of accrued consulting service fee to Common Stock               -           93,750
    Elimination of accrued dividends upon conversion                           -          297,274
    Accrued dividend                                                     124,028          146,793
                                                                     ============================

        See accompanying notes to consolidated financial statements.

               CHINA PREMIUM FOOD CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)

Organization and Business

China Premium Food Corporation (the Company) was incorporated under the laws of the State of Delaware on April 26, 1996.

The Company and its subsidiaries, Hangzhou Meilijian (Meilijian), China Premium Food (Shanghai) Co. Ltd. and Bravo! Foods, Inc. are engaged in the co-production, marketing and distribution of branded dairy and snack food products in the People's Republic of China and the United States.

The Company owns equity interests in two joint ventures in China, 70% in Green Food Peregrine Children's Food Co. Ltd. (GFP) and 52% in Hangzhou Meilijian Dairy Products, Co. Ltd. (Meilijian). On January 3, 2000, the Company commenced procedures to terminate GFP in accordance with the GFP Joint Venture contract and Articles of Association. Accordingly, the Company wrote off its investment in and advance to GFP as of December 31, 1999. During the nine months ended September 30, 2000, Meilijian generated revenue of approximately $4,700,000, gross profit of approximately $1,040,000, loss from the continuous operation of approximately $232,000, and net loss of approximately $325,000.

In December 1999, the Company obtained Chinese government approval for the registration of China Premium Food (Shanghai) Co. Ltd., a wholly owned subsidiary, in the Wai Gao Qiao "free trade zone" in Shanghai, China. This subsidiary was formed to import, export and distribute food products and market and distribute branded dairy products and snack foods on a wholesale level in China. In December 1999, the Company formed Bravo! Foods in Delaware, a wholly owned subsidiary, to market and distribute branded dairy products in the United States. Both of these subsidiaries market and distribute branded milk products through supply contracts or production agreements with regional dairy processors. The interim financial statements include the financial information regarding these two entities.

The Company's financial statements for the quarter ended June 30, 1999 have been restated based on equity method. Prior financial statements were prepared on a consolidation basis whereby the Company consolidated GFP and Meilijian. Subsequent to issuing the 1998 financial statements, the Company adopted SFAS 94 and EITF No. 96-16 and changed the consolidation approach to equity method to present its investment in GFP and Meilijian. The restatement did not have an impact on the previously reported net loss for the quarter ended June 30, 1999.

Note 1 - Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. All significant inter-company accounts and transactions have been eliminated in consolidation. The consolidated financial statements are presented in U.S. dollars. Accordingly, the accompanying financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the three-month period and nine-month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report for the year ended December 31, 1999.

Note 2 - Restricted Cash and Bank Loans in Shanghai

In September 2000, the Company wired $86,000 to a Chinese commercial bank in Shanghai as collateral to borrow RMB loans from the bank. With the $86,000 of time deposit as collateral, the bank agrees to loan the CPFC Shanghai the maximum RMB amount not to exceed 90% of the value of certificate of deposit. The bank loans bear interest at 6.435% per annum and mature on September 11, 2001 for RMB110,000 (equivalent of US$13,253) and on October 20, 2001 for RMB520,000 (equivalent of US$62,650). The proceeds of RMB loans from the bank can be used only for purchasing inventory.

Note 3 - Note Receivable

During the process to acquire a majority equity interest in Mandarin Fine Foods Co. Ltd. (Mandarin), the Company loaned $251,857 to Mr. Zhiyun Li, the owner of Mandarin Fine Foods, on May 26, 2000. The note bears interest at 8% per annum and matured on June 30, 2000, with a conversion feature that it allows the Company to convert the note to 3.148% of equity interest in Mandarin. On August 30, 2000, Mr. Li made a payment of $48,946 and on November 1, 2000, Mr. Li made another payment of $50,000. The Company believes that the outstanding note receivable of 209,654 (including accrued interest approximately $6,700) as of September 30, 2000 is fully recoverable.

Note 4 - Extension of Note Payable to International Paper

The note of $158,621 as of June 30 2000 payable to International Paper was due on July 15, 2000. The Company negotiated with International paper for the extension of this note. On July 6, 2000, International Paper agreed to extend the note to July 1, 2001 and the principal amount was adjusted to $155,743 due to different interest calculation approach. International Paper imposed a charge of $57,000 to renegotiate the note owing the failure of GFP to pay certain packing material, worth for more than $57,000, which had been ordered by GFP and made to order in 1999. The Company accepted this charge and obtained the waiver of any interest on the outstanding balance of $155,743 during the next 12 months. Accordingly, the charge of $57,000 was recorded as deemed interest and will be amortized in the next 12 months. The amortization in the third quarter ended September 30, 2000 was $14,250.

Note 5 - Licensing Agreement with Warner Brothers Consumer Products Co.

On July 26, 2000, Bravo! Entered into a licensing agreement with Warner Brothers Consumer Products Co. and obtained rights to utilize Warner Brothers' Looney Tunes(tm) character images and names in the U.S. This licensing agreement gives the Company exclusive rights to such images and names in the U.S. for use in connection with specified categories of products sold by Bravo!. Bravo! generated revenue of approximately $50,000 in the third quarter ended September 30,2000.

The Company recorded the gross amount of $500,000 as licensing agreement and an obligation to licensing agreement of $500,000 simultaneously. An amount of $250,000 was payable upon the signing of this agreement and the balance should be paid by $100,000 on or before June 1, 2001, $100,000 on or before December 1, 2001, and $50,000 on or before June 1, 2002.

The licensing agreement is effective from January 1, 2000 through December 21, 2002. However, the Company signed the agreement on July 26, 2000 resulting in an effective period of 30 months. Accordingly, the Company will amortize the licensing agreement over a period of 30 months. The amortization in the third quarter ended September 30, 2000 was $50,000.

Note 6 - Transactions in Shareholders' Equity

On August 3, 2000, the Company issued 18,199 shares of its common stock at $0.8242 per share to Stephen Langley, the Company's Chief Operating Officer
- China, for two quarterly bonus periods, pursuant to the terms of a written employment contract, based upon a per share price determined by an average of the monthly stock trading price calculated monthly, but paid on a quarterly basis.

On August 15, 2000, the Company issued 6,439 shares of its common stock at $0.9318 per share to The Omega Company for consulting services rendered on dairy industry issues for a three month period, pursuant to the terms of a written consulting contract. Mr. Arthur Blanding, owner of The Omega Company, is a director of the Company. The Company did not received cash for these shares.

Note 7 - Subsequent Events

On October 2, 2000, the Company issued the aggregate of 25,000 shares of its Amended Series G Convertible Preferred Stock and warrants for 114,777 shares of its common stock. This preferred stock and warrants were issued to two investors, pursuant to the Company's partial exercise of a first put option for additional financing by holders of the Company's previously issued Series G Convertible Preferred Stock. The Amended Series G Convertible Preferred Stock and the warrants were priced at $10.00 per unit and resulted in proceeds of $226,487.50, net of $23,512.50 of legal and issuance expenses. The Amended Series G Convertible Preferred Stock issued has a stated value of $10.00 per share and a conversion feature equal to the stated value per share divided by the conversion price. The conversion price shall be, at the election of the Holder, $.60, or 75% of the average of the three (3) lowest closing bid prices for the twenty-two (22) days immediately preceding the conversion of the respective shares of Amended Series G Preferred Stock. Warrants for an aggregate of 114,777 shares of common stock were issued to the investors with an exercise price of $0.9625 per share and an expiration date of October 2, 2003.

On October 13, 17 and 18, 2000, the Company issued the aggregate of 24,999 shares of its Amended Series F Convertible Preferred Stock and warrants for 114,777 shares of its common stock to three investors who are holders of the Company's previously issued Series F Convertible Preferred Stock. The Amended Series F Convertible Preferred Stock and the warrants were priced at $10.00 per unit and resulted in proceeds of $224,965.50, net of $25,024.50 of legal and issuance expenses. The Amended investors Series F Convertible Preferred Stock has a stated value of $10.00 per share and a conversion feature equal to the stated value per share divided by the conversion price. The conversion price shall be, at the election of the Holder, $.60, or 75% of the average of the three (3) lowest closing bid prices for the twenty-two
(22) days immediately preceding the conversion of the respective shares of Series F Preferred Stock. Warrants for an aggregate of 114,777 shares of common stock were issued to the investors with an exercise price of $0.9625 per share and expiration dates of October 13, 17 and 18, 2003, respectively.

                                  RESALE OF
                      12,250,000 SHARES OF COMMON STOCK


                                 PROSPECTUS


No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                               ,2001



        back page


Part II   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Other Expenses of Issuance and Distribution

      The Company will bear no expenses in connection with any sale or other distribution by the selling stockholders of the shares being registered other than the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount To Be Paid


      SEC registration fee               $ 3,336
      Legal fees and expenses            $30,000
      Accounting fees and expenses       $20,000
      EDGAR Services                     $ 6,000
                                         -------
      Total                              $59,336

Item 25.  Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our certificate of incorporation and bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware Law.

      Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referenced above or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       Part II Page 1


Item 26.  Recent Sales of Unregistered Securities

Fiscal year 1997

      Prior to February 1997, we were known as Shakespeare Holding, Inc. and owned by Tamarind Management, Ltd., which held 472,000 shares of Shakespeare's common stock as the original founder. Shakespeare did no business and was not an operating entity. In February 1997, however, we underwent a reorganization by increasing the members of our founding group to include two of the major participants in the China Peregrine Enterprises, Limited (CPEL), the corporate general partner of the CPEL limited partnership, and a financial consultant. As a result, the total founders increased from one entity to three individuals and two entities. In February 1997, we issued 788,000 shares of common stock and 500,000 shares of preferred stock at par value of $0.001 per share to the newly joined founders, pursuant to the exemption from Section 5 registration provided by
Section 4(2) of the Securities Act of 1933.

      On February 28, 1997, we issued 25,000 shares of common stock in exchange for 100% of equity interest in Manor Products Corp., pursuant to the safe harbor provisions of Regulation D, Rule 504. Manor was a Delaware company established on January 10, 1996 without any operating activities or substantial assets. In early 1996, Mr. Paul Downes, a principal of Tamarind Management, Ltd, bought 80% of the equity of Manor. Manor had 331 shareholders and 20,000,000 shares of common stock authorized. As of February 9, 1997, Manor had 4,090,448 shares outstanding. Pursuant to a merger agreement, each one thousand shares of Manor were exchanged for one share of our common stock, with fractional share rounded up to the nearest full share. The remaining shares of the 25,000 shares of common stock issued by us at that time were issued to Mr. Downes.

      On March 5, 1997, we issued 1,040,000 shares of common stock in exchange for the assets of China Peregrine Enterprises, Limited, pursuant to
Section 4(2) of the Act. China Peregrine Enterprises is a Texas limited partnership, set up to manage its interest in China operation conducted by a Chinese joint venture known as Green Food Peregrine Children's Food Co. Ltd.
 By this transaction, we assumed all of the rights and obligations of China Peregrine Enterprises in and to this Chinese joint venture. With the completion of the transaction, we became an operating entity.

      As a condition to our purchase of China Peregrine Enterprises' assets, we required that all obligations China Peregrine Enterprises not incurred under the joint venture contract to be removed from China Peregrine Enterprises' books. Accordingly, three of our shareholders agreed to assume such non joint venture debt, which consisted of a line of credit obligation existing at the First Tennessee Bank. On March 15, 1997, we issued 1,260,000 shares of Series B preferred stock, pursuant to Section 4(2) of the Act, at stated value of $1.00 per share to three shareholders in consideration of their assumption of the obligation to pay off approximately $1,260,000 of an outstanding line of credit owed by China Peregrine Enterprises to the Tennessee-based financial institution. The outstanding line of credit was incurred by China Peregrine Enterprises during 1995 and 1996 and paid off in 1997. Two of the three shareholders to whom the Series B shares were issued were part of the reorganized founders group, and the third was a limited partner in China Peregrine Enterprises.

      In the Spring of 1997, the payment of the last installment to satisfy the capital contribution requirements of the Green Food Peregrine joint venture contract and articles of association for that

       Part II Page 2


joint venture company became due. Payment of this last installment was necessary to secure our continued involvement in the joint venture. By late March 1997, certain of our shareholders loaned sufficient funds to pay the capital contribution installment then due. On May 1,1997, we closed a Rule 504, Regulation D, limited public offering of 975,000 units, each unit consisting of one share of common stock and a warrant for one share of common stock, at $1.00 per unit to raise money to repay these loans, the proceeds of which had been utilized to pay the required capital contribution. The net proceeds of this offering amounted to $975,000. All of the proceeds of this limited public offering were earmarked for and utilized to repay the shareholders loans. This 504 offering was combined with the issuance of 25,000 shares us in the above discussed merger transaction with Manor Corp. for reporting and integration purposes. The share of common stock underlying the warrants were not part of this 504 offering, having an exercise date deferred for one year. This offering closed May 1, 1997.

      Subsequent to Rule 504, Regulation D offering, we conducted a separate private placement to issue 1,520,000 shares of its common stock at $1.00 per share, commencing May 2, 1997, to raise funds for general working capital. The total proceeds from this Section 4(2) private placement, which closed May 31, 1997, amounted to $1,520,000. All subscribers were required to execute subscription agreements and a questionnaire, which qualified them as accredited investors. These purchasers were existing shareholders, having participated in the 504 offering, or were associates of such 504 investors.

      During 1997, we incurred consulting, legal and accounting expenses relating to these fund raising activities, and other directors' fees and travel expenses. We issued a total of 469,000 shares of common stock at $1.00 per share for these expenses, pursuant to Section 4(2). Each recipient of these shares had worked closely with our management and had access to detailed corporate information.

Description                                      Date        Shares     Identity
-----------                                      ----        ------     --------

Assumption of CPEL's accrued legal fees          03/15/97    200,000    Peregrine Enterprises, Inc.

Issuance of stock for legal fees                 03/30/97     15,000    Roy D. Toulan, Jr.
 relating to fund raising

Issuance of stock for stock promotion service    04/15/97    100,000    Continental Capital Corp.

Issuance of stock for promotion services         05/01/97     35,000    Robert Mazzei (10,000);
                                                                        Settondown Capital Int'l (10,000);
                                                                        John Bannon (10,000);
                                                                        Carol Bowes (5,000)

Issuance of stock for financial                  06/01/97     10,000    Manchester Asset Management, Ltd.
 consultation services

Issuance of stock for consulting service         07/01/97     24,000    Susan Lurvey (12,000);
                                                                        Dennison Chapman (12,000)

       Part II Page 3


Issuance of stock for                            10/01/97     15,000    Seymour Borislow (10,000)
 accounting service                                                     Jeffrey Factor (5,000)

Issuance of stock for                            10/15/97     25,000    David Dreyer
 consulting service

Issuance of stock                                11/01/97     25,000    Philip Pearce
 for a directors' fee

Issuance of stock for                            11/17/97     20,000    Tamarind Management Ltd.(15,000)
 travel expense                                                         Dale Reese (5,000)


      During 1997, we granted a total of four stock options to certain shareholders and non-employee directors for restricted shares pursuant to
Section 4(2) of the Act. These four stock option agreements are summarized as follows:


                   Granting     Options     Exercise    Vesting    Expiration
                     Date       Granted       Price      Period       Date


Agreement One       4/29/97    1,005,533      $1.00       None       4/28/2002
Agreement Two       4/30/97    2,000,000      $1.00       None       4/29/2002
Agreement Three     10/1/97       25,000      $1.00       None       9/30/2002
Agreement Four      10/1/97       15,000      $1.00       None       9/30/2002
---------------------------------------------------------------------

Total options granted in 1997  3,045,533         -none exercised
                               ---------

Fiscal year 1998

      On January 15, 1998, we issued 50,000 shares of common stock at $1.00 per share to Settondown International, Ltd. in exchange for services by that capital service company, pursuant to Section 4(2) of the Act. Settondown has consulted with us and our reorganization founders from early 1997. Settondown's business involves consultation and finder services for corporate financing on a private and limited basis.

      On February 2, 1998, we issued 5,272 shares of common stock at $2.25 per share to Kenneth G. Hanson in exchange for his services in connection with the furnishing of our Company's corporate offices, pursuant to Section 4(2) of the Act. Mr. Hanson was an existing shareholder and gained detailed knowledge of our business and operations through his access to top level management at our corporate offices.

      On February 19, 1998, we issued 120,000 shares of common stock at a price of $1.00 per share to Amer-China Partners, Limited pursuant to a signed agreement dated October 1, 1997, to

       Part II Page 4

acquire Amer-China's entire interest and right (2.4%) in and to the Green Food Peregrine Children's Food Co. Ltd., pursuant to Section 4(2) of the Act.

      On May 2, 1998, we issued 557,000 units (each unit composed of one share of common stock and one warrant to purchase one share of common stock) at a price of $2.50 per unit, pursuant to a private offering in accordance with the exemption provided in Regulation D, Rule 506. The net proceeds of this offering were $1,531,685. Among the 557,000 shares issued, 2,000 shares were issued in exchange for accounting services. The holders of such warrants are entitled to purchase, from time to time, up to 557,000 shares of common stock, per value $0.001 per share, at an exercise price of $1.00 per share, at any time after June 30, 1998 and through and including
June 30, 2003. The 557,000 shares were sold to 33 purchasers who were, with one exception, all qualified as accredited investors. The non accredited investor was the personal business assistant to Mr. Robert Cummings, who was a shareholder, one of our directors and a member of our board's executive committee. Information provided to this investor included our March 1997 offering memorandum plus our then most recent financial information.

      On June 19, 1998, we entered into a definitive agreement with American Flavors China, Inc., a U.S.-based entity, to acquire its 52% equity interest in Hangzhou Meilijian Dairy Products Co. Ltd. The terms of the acquisition agreement, in part, resulted in our issuance of 1,513,685 shares of common stock to American Flavors China, Inc., pursuant to Section 4(2) of the Act. The negotiations for this purchase covered a time period at approximately one year. During that time, Noam and Florence Sender, the principals of American Flavors China, were given appropriate corporate information concerning our business and operations.

      Between December 17, 1998 and February 18, 1999, we issued 265,000 shares of common stock to 15 holders of warrants, issued May 1, 1997, as a result of the exercise of those warrants. All investors receiving these shares were our shareholders and were accredited investors. The proceeds from this exercise aggregated $265,000.

      On May 2, 1998, we approved and ratified an agreement with China National Green Food for the increase of our equity interest in Green Food Peregrine from 70% to 76.92%. This change in the ownership ratio was to take place upon the payment of an additional US $1,500,000 in registered capital by us over an eighteen month period. Since Chinese government regulations require approval of this change of the investment ratio by the Ministry of Foreign Trade and Economic Cooperation, we agreed to an interim loan of US $500,000 to Green Food Peregrine, with the conversion of that loan to registered capital upon obtaining the required governmental approval.

      To fund this equity increase, on October 21, 1998, we initiated a limited public offering of our Series C Convertible Preferred Stock, pursuant to Rule 504 of Regulation D. On November 19, 1998, we issued 83,334 shares of Series C convertible preferred stock, plus a like number of warrants, at a price of $3.00 per share, including the warrants, to Utah Resources International, Inc., a sophisticated investor, resulting in proceeds of $250,000. On December 29, 1998, an additional 50,000 shares of Series C convertible preferred stock, plus nine warrants per share, at a price of $3.00 per share, including warrants, were issued to Explorer Fund Management, Inc., a sophisticated investor, resulting in proceeds of $150,000. The Series C certificate of designation was not amended; only the terms of the transaction concerning the number of warrants issued with each unit was changed to accommodate

       Part II Page 5


the second investor this offering. The aggregate proceeds received from this initial and amended Rule 504 limited public offering, which closed January 4, 1999, amounted to $400,000.

      We offered these convertible securities to these sophisticated investors in reliance upon their written representations that their purchase of these securities was for investment purposes only and not with a view to or for distributing or reselling such securities. In addition, the availability of the Rule 504 exemption for this transaction was expressly premised upon the accuracy of the purchasers' representations in that regard.

Fiscal year 1999

      On January 5, 1999 and January 7, 1999, respectively, we issued 13,959 shares of our common stock to Utah Resources International, Inc., pursuant to its conversion of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On February 5, 1999 we issued 40,000 shares of our common stock to Utah Resources, pursuant to its conversion of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 504 offering.

      During the period February 2, 1999 through February 18, 1999, we issued 100,000 shares of our common stock to four accredited and sophisticated investors, resulting from the exercise of common stock warrants issued to these investors in 1997 as part of a Section 4(2)/ Rule 506 offering.

      On February 22, 1999, we issued 150,000 shares of our common stock to Explorer Fund Management, Inc., pursuant to its conversion of 50,000 shares of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the December 1998 amended 504 offering.

      On March 3, 1999, we issued 40,000 shares of our common stock to Utah Resources, pursuant to its conversion of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On March 9, 1999, we issued 53,500 shares of our Series D convertible preferred stock to three accredited and sophisticated corporate investors and one sophisticated/accredited finder. These shares of Series D convertible preferred stock were the first tranche of this offering made in reliance upon the exemption from registration provided in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The issue consisted of the Series D convertible preferred stock at $10.00 per share, with warrants to: Austinvest Anstalt Balzers, 16,250 Series D/16,250 warrants for $162,500; Esquire Trade & Finance Inc.,16,250 Series D/16,250 warrants for $162,500; Amro International, S.A., 17,500 Series D/17,500 warrants for $175,000.

      On March 12, 1999, we issued 30,000 shares of common stock and collected proceeds of $30,000 from Explorer Fund's exercising 30,000 warrants issued in December 1998, as part of our Rule 504 offering of Series C convertible preferred stock. The common stock underlying these

       Part II Page 6


warrants was issued pursuant to Rule 504 of Regulation D, as part of the December 1998 amended 504 offering.

      From March 4, 1999 through April 21, 1999, we issued 315,000 shares of our common stock to twelve accredited and sophisticated investors, whom we knew or who were existing shareholders. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase. In April 0f 1999, we cancelled 105,000 of these shares in accordance with the request of certain of these investors.

      On April 23, 1999, we issued 25,000 shares of our Series D convertible preferred stock to three accredited and sophisticated corporate investors and one sophisticated/accredited finder. The gross proceeds from this and the first tranche of this offer aggregated $750,000. These shares of Series D convertible preferred stock were issued as the second tranche of this offering made in reliance upon the exemption from registration provided in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The issue consisted of the Series D convertible preferred stock at $10.00 per share, with Warrants to: Austinvest Anstalt Balzers, 8,125 Series D/8,125 warrants for $81,250; Esquire Trade & Finance Inc., 8,125 Series D/8,125 warrants for $81,250; Amro International, S.A., 8,750 Series D/8,750 warrants for $87,500.

      On May 19, 1999, we issued 53,334 shares of common stock at $1 per share as the result of Utah Resources' exercising 53,334 warrants related to the previous issuance of Series C convertible preferred stock. The common stock underlying these warrants was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On May 28, 1999, we issued 145,000 shares of common stock to seven accredited and sophisticated investors. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase.

      On May 28, 1999, we issued 4048 shares of our common stock to The Omega Company, pursuant to a written consulting contract. The principal of The Omega Company is Mr. Arthur Blanding, who has been a member of our Board of Directors since November of 1999. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On June 15, 1999, we issued a total of five stock options agreements with certain non-shareholders and non-employees, who had provided bookkeeping, research and organizational services, for 55,000 restricted shares of common stock pursuant to Section 4(2) of the Act. These options contain an exercise price of $1.00 per share and expire in five (5) years.

      On June 25, 1999, we issued 117,200 shares of common stock to four accredited and sophisticated investors. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase.

       Part II Page 7


      On June 25, 1999, we issued 1999 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares

      On July 30, 1999, we issued 20,000 shares of common stock as a result of Utah Resources' conversion of our Series C convertible Preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      During July, August and September 1999, we conducted a private sale of Series E Convertible Preferred Stock and issued 330,000 shares in five tranches to twenty-four accredited and sophisticated investors at $2.50 per share, as follows:


July 23, 1999 -  100,000 Series E shares and warrants for 50,000 common to seven investors
Aug. 16, 1999 -  30,000 Series E shares and warrants for 15,000 common to three investors
Sept. 1, 1999 -  60,000 Series E shares and warrants for 30,000 common to three investors
Sept. 14, 1999 - 40,000 Series E shares and warrants for 52,000 common to three investors
Sept. 27, 1999 - 100,000 Series E shares and warrants for 50,000 common to eight investors

      All twenty four Series E investors are clients of the same small registered broker dealer. No general solicitation or advertising was utilized in this offering.

      These investor warrants and finder warrants are exercisable as follows:


                     Underlying     Exercise
Closing Date           Common         Price       Expiration
-----------------    ----------     --------      ----------

July 23, 1999
  Investors            50,000      $3.00/share     7-22-01
  Finder               10,000      $2.75/share     7-22-04
  Finder               10,000      $5.00/share     7-22-02

August 16, 1999
  Investors            15,000      $3.00/share     8-15-01
  Finder                3,000      $2.75/share     8-15-04
  Finder                3,000      $5.00/share     8-15-02

September 1,1999
  Investors            30,000      $3.00/share     8-31-01
  Finder                6,000      $2.75/share     8-31-04
  Finder                6,000      $5.00/share     8-31-02

September 14,1999
  Investors            20,000      $3.00/share     9-13-01
  Finder                4,000      $2.75/share     9-13-04
  Finder                4,000      $5.00/share     9-13-02

September 27, 1999
  Investors            50,000      $3.00/share     9-26-01

       Part II Page 8


  Finder               10,000      $2.75/share     9-26-04
  Finder               10,000      $5.00/share     9-26-02

      No Series E Warrants have been exercised.

      The issuance of the Series E convertible preferred stock and warrants was pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Act. The proceeds of the sale of the Series E Preferred Stock were utilized for working capital. The net proceeds of this issuance were $711,963 net of $113,037 of finder's fee, legal and printing expenses.

      On August 10, 1999, holders converted Series E convertible preferred stock into 174,340 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D.

      On August 16, 1999, we issued 2356 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares

      On August 16, 1999, we issued 65,000 shares of common stock to three accredited and sophisticated investors, which generated $65,000 in gross proceeds. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase.

      On August 23, 1999, one holder converted Series E convertible preferred stock into 10,000 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D

      On October 14, 1999, we issued 1163 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares

      On October 20, 1999, we issued 30,000 shares of common stock as a result of Utah Resources' conversion of our Series C convertible Preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On November 10, 1999, thirteen accredited and sophisticated holders converted Series E convertible preferred stock into 360,000 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D

      On November 26, 1999, three accredited and sophisticated holders converted Series E convertible preferred stock into 80,000 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D

      On November 26, 1999, we issued 134,000 shares of common stock as a result of Utah Resources' conversion of our Series C convertible Preferred stock. The common stock underlying this

       Part II Page 9


convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On December 2, 1999, we issued 1737 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

Fiscal Year 2000

      On February 1, 2000, we amended our Rule 506 offering with respect to the Series D Preferred Stock originally offered on March 9, 1999 and April 23, 1999, respectively. Pursuant to this amended offering, we issued an additional 50,000 shares of the Series D Preferred Stock and amended the total number of warrants to be issued by the issuance of additional warrants for 1,300,000 shares of common stock to the existing sophisticated and accredited holders of our Series D Preferred Stock. The Series D Preferred and accompanying warrants were priced at $10.00 per unit and resulted in proceeds of $490,000 in cash, net of $10,000 of legal and issuance expenses.

      In connection with this sale, we issued 125,000 shares of our common stock pursuant to Section 4(2) to these holders to compensate them for the delay in registering the resale of the common stock underlying the Series D Preferred and the warrants, and 50,000 shares of common stock to a finder. These shares of common stock are issued at $0.75 per share, the market value on February 1, 2000 for our common stock.

      On February 2, 2000, four holders converted Series D convertible preferred stock into 175,000 shares of common stock. The issuance of the common stock underlying the Series D preferred stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D

      On April 6, 2000, we issued 6,374 shares of our common stock to The Omega Company, pursuant to a written consulting contract. The principal of The Omega Company is Mr. Arthur Blanding, who has been a member of our board of directors since November of 1999. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On April 6, 2000, we issued 150,000 of our Series F convertible preferred stock and warrants to three sophisticated and accredited investors and one finder. In addition, we agreed to issue 75,000 shares of common stock upon the exercise of the warrants by the respective holders. The Series F convertible preferred stock and the warrants were priced at $10.00 per unit and resulted in proceeds of $1,480,000, net of $20,000 of legal and issuance expenses. The Series F convertible preferred stock has a stated value of $10.00 per share and a conversion feature equal to $0.50 per share. Warrants for 3,000,000 shares of common stock were issued to the investors with an exercise price of $1.00 per share and an expiration date of April 5, 2003. Warrants for 1,600,000 shares of common stock were issued to a finder with an exercise price of $0.84 per share and have an expiration date of April 5, 2000. The Series F convertible preferred stock, the warrants and the common stock underlying the preferred and the warrants have been and will be issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The proceeds of this offering are for working capital.

       Part II Page 10


      On April 25, 2000, we issued 66,785 shares of our common stock to Utah Resources, pursuant to its conversion of our remaining Series C convertible preferred stock issued to Utah Resources in November of 1998. The Series C convertible preferred Stock and the common stock underling the preferred were issued to Utah Resources pursuant to an exemption to registration provided by Regulation D, Rule 504 and Section 4(2) of the 1933 Act.. Utah Resources, Inc. is an accredited and sophisticated investor.

      On May 11, 2000, we issued 10,260 shares of our common stock to The Omega Company pursuant to the terms of a written consulting contract. We did not receive cash for these shares.

      On May 22, 2000, we issued 184,638 shares of our common stock to two holders of Series D convertible preferred stock pursuant to their conversion of 10,000 shares of the preferred. The Series D convertible preferred and the common stock underlying the preferred were issued to these sophisticated and accredited investors pursuant to an exemption from registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On May 23, 2000, we issued 1,517,441 shares of our common stock to one holder, pursuant to the conversion of 500,000 shares of Series A convertible preferred stock and 1,017,441 shares of Series B convertible preferred stock. The Series A and Series B convertible preferred stock converted was issued by us in early 1997 to one of our original founders, pursuant to an exemption to registration provided by Section 4(2) of the Act. The conversion of the Series A convertible preferred stock represents all of the Series A convertible preferred stock issued by us. We did not receive cash for these shares.

      On June 8, 2000, we issued 219,566 shares of our common stock to two holders of Series D convertible preferred stock pursuant to the conversion of 10,000 shares of the preferred. The Series D convertible preferred and the common stock underlying the preferred were issued to these sophisticated and accredited investors pursuant to an exemption from registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On June 19, 2000, we issued 75,000 shares of ours Series G convertible preferred stock and warrants for 344,330 shares at $0.9625 per share to three sophisticated and accredited investors and two finders. The Series G convertible preferred stock, the warrants and the common stock underlying both the preferred and the warrants were issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The Series G convertible preferred stock and the warrants were priced at $10.00 per unit and resulted in proceeds of $675,000 in cash, net of $60,000 in finder's fees and $15,000 of legal and issuance expenses. The Series G convertible preferred stock has a stated value of $10.00 per share and a conversion feature equal to the lesser of $0.85 per share or 80% of the average of the three lowest closing bid prices of the 22 days immediately preceding the conversion of the preferred. The warrants for 334,330 shares of common stock have an exercise price of $0.9625 per share and an expiration date of June 18, 2003. The proceeds of this offering are for working capital.

      On July 14, 2000, we issued 225,735 shares of our common stock to thirteen former holders of our Series E convertible preferred stock. This common stock was issued pursuant to the exercise of certain participation rights in favor of these holders at a price determined by the market value of the

       Part II Page 11


common stock on the day of exercise. We received $169,302.50 in cash from the issuance of this common stock. This stock was issued pursuant to an exemption to registration provided for the original convertible preferred transaction, and all shares underlying that transaction, pursuant to Regulation D, Rule 506 and Section 4(2) of the 1933 Act. This stock was issued to accredited and sophisticated investors, who were provided with updated financial and corporate information through our public filings.

      On August 3, 2000, we issued 18,199 shares of our common stock to Stephen Langley, pursuant to his employment contract with us. Mr. Langley is our Chief Operating Officer in China and serves as the General Manager of our wholly owned Chinese subsidiary. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act.

      On August 15, 2000, we issued 6,439 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On November 15, 2000, we issued 6,439 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On December 1, 2000, we issued 15,000 shares of common stock to Corporate Image Bureau, in exchange for services by that corporate public relations company, pursuant to Section 4(2) of the Act. In connection with the services rendered, Corporate Image was provided with detailed historic and current information concerning our business and financial affairs.

      On December 13, 2000, we issued 135,119 shares of our common stock to one holder, pursuant to the conversion of 135,119 shares of Series B convertible preferred stock. The Series B convertible preferred stock converted was issued by us in early 1997 to this holder for his assumption of a certain loan repayment owed by China Premium Enterprises, Limited, an entity from which we purchased substantially all of its assets, pursuant to an exemption to registration provided by Section 4(2) of the Act.

Item 27.  EXHIBITS


              SEC
Exhibit    Reference
  No.         No.          Title of Document
-------    ---------       -----------------

 1a            2           Asset Purchase Agreement China Peregrine Enterprises, Limited    (1)

 1b            2           Interim Agreement to Operate China Peregrine Project             (1)

 2a            3(i)        Articles of Incorporation                                        (1)

       Part II Page 12


 2b            3(i)        Amended Articles (name change)                                   (1)

 3             3(ii)       Restated Bylaws China Peregrine Food Corporation                 (1)

 4a            4           Rights of Equity Holders  Common see Articles of
                            Incorporation                                                   (1)

 4b            4           Preferred, Series A and B Designation                            (1)

 4c            4           Preferred, Series C Designation                                  (1)

 4d            4           Preferred, Series D Designation                                  (2)

 4e            4           Preferred, Series D Amended                                      (4)

 4f            4           Preferred, Series E Designation                                  (3)

 4g            4           Preferred, Series F Designation                                  (4)

 4h            4           Preferred, Series G Designation                                  (5)

               5.1         Legal opinion of Stibel & Toulan LLP                              *

 5            10           Material Contracts Green Food Joint Venture Contract             (1)

 6            10           Material Contracts Hangzhou Meilijian Joint Venture Contract     (1)

 7a           10           Material Contracts   Asset Purchase Agreement                    (1)
                            American Flavors China, Inc

 7b           10           First Amendment (1-28-98)                                        (1)

 7b           10           Second Amendment (6-19-98)                                       (1)

 7f           10           Agreement to Form Yangling Mandarin                              (6)

 7g           10           Milk Supply Agreement Hangzhou Meilijian                         (6)

 7h           10           Milk Supply Agreement Huai Nan Dairy                             (6)

 7i           10           Bravo! - Quality Chekd Promotion Agreement                       (6)

 7j           10           Bravo! - Dairy Production Agreement                              (6)

 7k           10           Warner Bros./China Premium License Agreement                      *

 7l           10           Warner Bros./China Premium License Agreement (modified)           *

       Part II Page 13


 7m           10           Warner Bros./Bravo! Foods License Agreement                       *

 7o           10           Employment Contracts                                              *

 7p           10           Omega Consulting Contract                                         *

 7q           10           Lane Cracker Contract                                             *

 7r           10           Lease: US corporate offices, N.Palm Beach, FL                     *

 7s           10           Lease: Langley residence Pudong, Shanghai, PRC                    *

 8            21           Subsidiaries Articles of Association Green Food Peregrine        (1)

 9            21           Subsidiaries Articles of Association Hangzhou Meilijian          (1)

 9a           21           Subsidiaries Certificate of Incorporation Bravo! Foods, Inc.     (6)

 9b           21           Subsidiaries Articles of Association                             (6)
                            China Premium Food Corporation (Shanghai) Co., Inc.

              23.1         Consent of BDO Seidman, LLP                                       *

              23.2         Consent of Stibel & Toulan LLP (included in Exhibit 5.1)          *

11            99           Hangzhou Meilijian Audited Financial                             (4)
                            Statements, Years Ending December 31,1998 and 1999


[FN]
*     Filed herewith.
<F1>  Filed with Form 10SB/A First Amendment
<F2>  Filed with Form 10QSB for 3-31-99
<F3>  Filed with Form 10QSB for 6-30-99
<F4>  Filed with Form 10K-SB for 12-31-99
<F5>  Filed with Form 10QSB for 6-30-00
<F6>  Filed with Form SB-2/A Second Amendment

Item 28.  UNDERTAKINGS

The Company hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the

       Part II Page 14


      foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or change material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                 SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the city of North Palm Beach, Florida, February 20, 2001.

(Registrant)  CHINA PREMIUM FOOD CORPORATION

By: /s/ Roy G. Warren
--------------------------------------------
Roy G. Warren, Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this amended registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                       Title                       Date
---------                       -----                       ----

/S/ Roy G. Warren      Chief Executive Officer        February 20, 2001

/S/ Susan Lurvey       Secretary, Treasurer           February 20, 2001

       Part II Page 15


/S/ Michael Davis      Chief Financial Officer        February 20, 2001

       Part II Page 16